Exhibit I

EXECUTION VERSION

UMBRELLA AGREEMENT

by and among

CAPITAL MARITIME & TRADING CORP.

CAPITAL GP L.L.C.

and

CAPITAL PRODUCT PARTNERS L.P.

November 13, 2023

ARTICLE I DEFINITIONS		5
1.1	Definitions	5
1.2	Construction	11
ARTICLE II THE RIGHTS OFFERING		11
2.1	The Rights Offering	11
2.2	Conditions Precedent to Launch of the Rights Offering	12
ARTICLE III THE CLOSING		12
3.1	Closing of the Rights Offering and the Standby Purchase Agreement	12
3.2	Registration Rights	12
3.3	Amore Mio I Acquisition	13
3.4	Initial Vessels Share Purchase Agreements	13
3.5	Remaining Vessels Share Purchase Agreements	13
3.6	Seller’s Credit Agreement	13
3.7	Rights of First Refusal	14
3.8	Conditions Precedent to the Transactions	14
3.9	Share Purchase Agreements	15
3.10	Closing Amount; Deposit	16
3.11	Netting of Payments	16
ARTICLE IV POST-CLOSING ACTIONS		16
4.1	Name Change	16
4.2	Corporate Governance	16
ARTICLE V REPRESENTATIONS AND WARRANTIES OF CPLP		16
5.1	Organization and Qualification	16
5.2	Authority; Enforceability	16
5.3	No Conflicts; Consents, Etc.	17
5.4	Share Purchase Agreements	17
5.5	The Board Recommendation	17
5.6	Fairness Opinion	18
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF CAPITAL MARITIME		18
6.1	Organization and Qualification	18
6.2	Authority; Enforceability	18
6.3	No Conflicts; Consents, Etc.	18
6.4	Share Purchase Agreements	19
6.5	Charters, Financing Commitments and Shipbuilding Contracts	19
ARTICLE VII REPRESENTATIONS AND WARRANTIES OF CAPITAL GP		19
7.1	Organization and Qualification	19
7.2	Authority; Enforceability	20
7.3	No Conflicts; Consents, Etc.	20
ARTICLE VIII OTHER COVENANTS		20
8.1	Third Party Approvals	20
8.2	Shipbuilding Contracts	21
8.3	Reasonable Best Efforts	21
8.4	Share Purchase Agreements	21
8.5	Management Agreements	22
8.6	Disposal of Container Vessels	22

ARTICLE IX MISCELLANEOUS		22
9.1	Remedies	22
9.2	Notices	22
9.3	Termination	23
9.4	Effect of Termination	25
9.5	Public Disclosure	25
9.6	Headings	25
9.7	Successors and Assigns	25
9.8	Entire Agreement	25
9.9	Counterparts	25
9.10	Governing Law	25
9.11	Submission to Jurisdiction	25
9.12	Survival	26
9.13	Severability	26
9.14	Effect of Waiver or Consent	26
9.15	Further Assurances	27
9.16	Expenses	27
9.17	Waiver; Amendment	27

Exhibit 1.1(a)	Vessel Information
Exhibits 1.1(vvv)(i)-(xi)	Share Purchase Agreements
Exhibit 2.2	Form of Standby Purchase Agreement
Exhibit 3.6	Form of Seller’s Credit Agreement
Exhibit 3.7	Rights of First Refusal
Exhibit 8.2(c)	Form of Supervision Agreement
Exhibit 8.5	Form of Management Agreement

THIS UMBRELLA AGREEMENT (this “Agreement”) is made and entered into as of November 13, 2023 by and among Capital Maritime & Trading Corp., a Marshall Islands corporation (“Capital Maritime”), Capital GP L.L.C., a Marshall Islands limited liability company (“Capital GP”), and Capital Product Partners L.P., a Marshall Islands limited partnership (“CPLP”). Each of Capital Maritime, Capital GP and CPLP is individually referred to from time to time herein as a “Party.”

RECITALS

WHEREAS, the Parties have agreed on the acquisition of certain vessels by CPLP from Capital Maritime (through, in each case, the acquisition by CPLP or its wholly owned subsidiaries of 100% of the Equity Interests (as defined below) of Omega Gas Carriers Corp. and each other relevant CM Subsidiary (as defined below) that owns or has contracted to acquire the relevant Vessel (as defined below)), in each case subject to the terms and conditions set forth herein;

WHEREAS, Exhibit 1.1(a) sets forth (a) the Vessels to be acquired by CPLP, (b) each CM Subsidiary that is the bareboat charterer of (in the case of Omega Gas Carriers Corp., as disponent owner of the LNG/C Amore Mio I), or has contracted to acquire, such Vessel and is a party to the related Shipbuilding Contract (as defined below), is or will be, where applicable, party to a Charter (as defined below) with respect to such Vessel and is or will be, where applicable, party to a Financing Commitment (as defined below), (c) the Shipbuilding Contract, where applicable, the Charter (or the recap terms of the Charter to be entered into), where applicable, and the Financing Commitment associated with each Vessel, where applicable, (d) the contractual delivery date and expected or actual delivery date of each Vessel, (e) the Acquisition Price (as defined below) pursuant to the applicable Share Purchase Agreement (as defined below) for 100% of the Equity Interests in each CM Subsidiary that owns (in the case of Omega Gas Carriers Corp., as disponent owner of the LNG/C Amore Mio I) or has contracted to acquire a Vessel and related assets, and (f) the aggregate Closing Amount (as defined below) to be paid by CPLP on the Closing Date (as defined below) as provided for herein;

WHEREAS, to finance a portion of the Closing Amount, the Parties have agreed that CPLP shall conduct the Rights Offering (as defined below) and that Capital Maritime shall enter into the Standby Purchase Agreement to purchase 100% of any Common Units (as defined below) in respect of Rights (as defined below) that remain unexercised after completion of the Rights Offering at the Rights Offering Price (as defined below);

WHEREAS, in connection with the Rights Offering contemplated herein, Capital GP has approved, pursuant to Section 5.5 of the Second Amended and Restated Limited Partnership Agreement of CPLP, as amended, the issuance of Common Units to (a) CPLP’s unitholders pursuant to the Rights and (b) Capital Maritime pursuant to the Standby Purchase Agreement;

WHEREAS, in connection with the Vessel acquisitions contemplated herein, Capital Maritime has agreed to issue to CPLP, directly or indirectly through a wholly-owned subsidiary of Capital Maritime, an unsecured seller’s credit in an amount equal to $220,000,000.00;

WHEREAS, in connection with the Vessel acquisitions contemplated herein, (a) Capital Maritime has agreed to grant to CPLP certain rights of first refusal over opportunities related to liquefied natural gas carriers (“LNG/Cs”) and certain other vessels recently ordered by Capital Maritime, (b) CPLP and Capital GP have agreed to change the name of CPLP and the Board (as defined below) has approved such change, (c) CPLP and Capital GP have agreed to jointly consider the conversion of CPLP from a Marshall Islands master limited partnership to a corporation and (d) CPLP has agreed, and the Board has approved, to publicly announce CPLP’s intent to explore, following the Closing Date, the disposition of its container ships and to abstain from acquiring additional container ships;

WHEREAS, the Conflicts Committee (as defined below) met to consider the Transactions (as defined below) and the Post-Closing Actions (as defined below) and, in that context, received an opinion from Evercore Group L.L.C. as to the fairness from a financial point of view to CPLP of the aggregate of the Acquisition Prices to be paid by CPLP pursuant to the Share Purchase Agreements for the Vessel Acquisitions, and determined that the Transactions and the Post-Closing Actions are in the best interest of, and fair and reasonable to, CPLP and its common unitholders exclusive of Capital GP and its Affiliates (as defined below);

WHEREAS, the Board met to consider the Transactions and the Post-Closing Actions and determined that the Transactions and the Name Change are in the best interest of, and fair and reasonable to, CPLP and its common unitholders exclusive of Capital GP and its Affiliates; and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Transaction and also to prescribe various conditions to the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, and intending to be legally bound, the Parties hereby agree as follows:

AGREEMENTS

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined in the body of this Agreement, capitalized terms used herein shall have the respective meanings given to them as follows:

(a) “Acquisition Price” means, with respect to a Vessel, the acquisition price to be paid pursuant to the applicable Share Purchase Agreement for 100% of the Equity Interests in each CM Subsidiary that has contracted to acquire (in the case of all other Vessels except the LNG/C Amore Mio I) such Vessel and related assets, as specified on Exhibit 1.1(a).

(b) “Action” means any pending or completed action, appeal, petition, plea, charge, complaint, claim, suit, demand, proceeding, litigation, hearing, inquiry, arbitration, mediation, investigation, audit, or similar event, occurrence, or proceeding by or before any Governmental Authority, whether civil, criminal, administrative, arbitrative or investigative.

(c) “Affiliate” means, with respect to any relevant Person, any other Person, that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the relevant Person. Notwithstanding the foregoing, solely for the purposes of this Agreement each of Capital Maritime and the CM Subsidiaries will be deemed not to be Affiliates of CPLP or its subsidiaries, and vice versa.

(d) “Agent” has the meaning set forth in Section 9.11(b).

(e) “Agreement” has the meaning set forth in the preamble to this Agreement.

(f) “AMI Share Purchase Agreement” means the Share Purchase Agreement specified in part (b) of Exhibit 1.1(vvv).

(g) “Ammonia Vessels” has the meaning set forth in Exhibit 3.7.

(h) “Amore Mio I Acquisition” has the meaning set forth in Section 3.3.

(i) “Board” means the Board of Directors of CPLP (references herein to the Board include any duly authorized committee thereof, as applicable and as the context requires).

(j) “Business Day” means Monday through Friday of each week, except that a legal holiday on which banks are authorized or required to be closed in the City of New York, Athens, Greece or the Republic of the Marshall Islands will not be regarded as a Business Day.

(k) “Capital GP” has the meaning set forth in the preamble to this Agreement.

(l) “Capital Maritime” has the meaning set forth in the preamble to this Agreement.

(m) “Charter” means each time charter or bareboat charter with respect to a Vessel specified on Exhibit 1.1(a), where applicable (excluding, for the avoidance of doubt, the recap terms of a Charter to be entered into).

(n) “Closing Amount” means the aggregate of (i) the Amore Mio I Acquisition Price specified in Exhibit 1.1(a), (ii) the Deposit and (iii) 100% of the aggregate Acquisition Price for each CM Subsidiary that has contracted to acquire a Remaining Vessel, in each case, to be paid by CPLP pursuant to the applicable Share Purchase Agreement and as specified on Exhibit 1.1(a).

(o) “Closing Date” has the meaning set forth in Section 3.1.

(p) “CM Subsidiary” means (i) Omega Gas Carriers Corp., a corporation organized under the laws of the Republic of the Marshall Islands that is the bareboat charterer (as disponent owner) of LNG/C Amore Mio I and (ii) each other wholly owned subsidiary of Capital Maritime listed in Exhibit 1.1(a) that has contracted to acquire a Vessel and is a party to the related Shipbuilding Contract.

(q) “Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person’s organizational or constitutive documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

(r) “Common Units” means common units representing limited partnership interests of CPLP.

(s) “Conflicts Committee” means the Conflicts Committee of the Board of CPLP.

(t) “Contract” means any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, instrument, document, or other similar understanding, whether written or oral that is, in each case, Enforceable.

(u) “Control” (and its derivatives and similar terms) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership or control of Voting Stock, by contract or otherwise.

(v) “Corporate Conversion” has the meaning set forth in Section 4.2.

(w) “CPLP” has the meaning set forth in the preamble to this Agreement.

(x) “Deposit” means, with respect to the Initial Vessels, the aggregate deposit amount to be paid by CPLP pursuant to the applicable Share Purchase Agreements in respect of each CM Subsidiary that has contracted to acquire an Initial Vessel, being 10% of the Acquisition Price of the Initial Vessels specified on Exhibit 1.1(a).

(y) “Enforceable” means, with respect to a relevant Contract, that such Contract is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

(z) “Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, equity interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

(aa) “Exercise Period” has the meaning set forth in Exhibit 3.7.

(bb) “Financing Commitment” means, where applicable, each contractual arrangement pursuant to which a CM Subsidiary has contracted to finance the acquisition of a Vessel specified on Exhibit 1.1(a) (excluding, for the avoidance of doubt, any summary term sheet of a Financing Commitment to be entered into).

(cc) “Governmental Authority” means any nation, state, sovereign, or government, any federal, regional, state, local, or political subdivision, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

(dd) “Initial Vessels” means the six Vessels listed in rows (2) through (7) of Exhibit 1.1(a).

(ee) “Initial Vessels Acquisitions” has the meaning set forth in Section 3.4.

(ff) “Initial Vessels Share Purchase Agreement” means each of the Share Purchase Agreements for the Initial Vessels specified in part (b) of Exhibit 1.1(vvv).

(gg) “Launch Date” has the meaning set forth in Section 2.1(a).

(hh) “Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority having valid jurisdiction, each as amended and now and hereinafter in effect.

(ii) “LCO2 Employment Opportunities” has the meaning set forth in Exhibit 3.7.

(jj) “LCO2 Vessels” has the meaning set forth in Exhibit 3.7.

(kk) “LNG/Cs” has the meaning set forth in the recitals to this Agreement.

(ll) “LNG/C Acquisition Opportunities” has the meaning set forth in Exhibit 3.7.

(mm) “LNG/C Employment Opportunities” has the meaning set forth in Exhibit 3.7.

(nn) “LNG/C Newbuild Opportunities” has the meaning set forth in Exhibit 3.7.

(oo) “LNG/C Opportunities” has the meaning set forth in Exhibit 3.7.

(pp) “LNG/C ROFR Period” has the meaning set forth in Exhibit 3.7.

(qq) “Manager” means Capital Gas Ship Management Corp., a corporation incorporated in the Marshall Islands, having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands MH 96960.

(rr) “Management Agreement” has the meaning set forth in Section 8.5.

(ss) “Material Adverse Change” has the meaning set forth in Section 3.8(a)(ii).

(tt) “Material Terms” has the meaning set forth in Exhibit 3.7.

(uu) “Name Change” has the meaning set forth in Section 4.1.

(vv) “Nasdaq” has the meaning set forth in Section 2.1(a).

(ww) “New Energy Employment Opportunities” has the meaning set forth in Exhibit 3.7.

(xx) “New Energy Employment Opportunities Period” has the meaning set forth in Exhibit 3.7.

(yy) “New Energy Vessels” has the meaning set forth in Exhibit 3.7.

(zz) “New Energy Vessel Opportunities” has the meaning set forth in Exhibit 3.7.

(aaa) “New Energy Vessel Opportunities Period” has the meaning set forth in Exhibit 3.7.

(bbb) “Offer Notice” has the meaning set forth in Exhibit 3.7.

(ccc) “Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination by, before, or under the supervision of any Governmental Authority, arbitrator, or mediator.

(ddd) “Organizational Document” means certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, limited liability partnership agreements, partnership or limited partnership agreements, or other similar formation or governing documents of any Person.

(eee) “Party” has the meaning set forth in the preamble to this Agreement.

(fff) “Person” means any individual or entity, including any corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust, unincorporated organization or Governmental Authority.

(ggg) “Post-Closing Actions” has the meaning set forth in Section 4.22.

(hhh) “Prospectus Supplement” has the meaning set forth in Section 2.1(b).

(iii) “Record Date” means November 24, 2023, which the Board has fixed as the date on which a unitholder must beneficially own Common Units to be entitled to participate in the Rights Offering.

(jjj) “Remaining Vessels” means the four Vessels listed in rows (8) through (11) of Exhibit 1.1(a).

(kkk) “Remaining Vessels Acquisitions” has the meaning set forth in Section 3.5.

(lll) “Remaining Vessels Share Purchase Agreement” means each of the Share Purchase Agreements for the Remaining Vessels specified in part (c) of Exhibit 1.1(vvv).

(mmm) “Rights” means rights to subscribe for Common Units at the Rights Offering Price pursuant to the Rights Offering.

(nnn) “Rights Offering” means the offering of Common Units upon the exercise of Rights to be distributed by CPLP to holders of outstanding Common Units to finance $500,000,000 of the Closing Amount.

(ooo) “Rights Offering Price” has the meaning set forth in Section 2.1(a).

(ppp) “Rights Offering Closing” has the meaning set forth in Section 3.1.

(qqq) “ROFR” has the meaning set forth in Section 3.7.

(rrr) “ROFR Offer” has the meaning set forth in Exhibit 3.7.

(sss) “SEC” means the U.S. Securities and Exchange Commission.

(ttt) “Securities Act” means the Securities Act of 1933, as amended.

(uuu) “Seller’s Credit Agreement” has the meaning set forth in Section 3.6.

(vvv) “Share Purchase Agreement” means the AMI Share Purchase Agreement, the Initial Vessels Share Purchase Agreements and the Remaining Vessels Share Purchase Agreements.

(www) “Shelf Registration Statement” has the meaning set forth in Section 3.2.

(xxx) “Shipbuilding Contract” means each contractual arrangement pursuant to which a CM Subsidiary has contracted to acquire, or acquired, a Vessel.

(yyy) “Standby Purchase Agreement” means the standby purchase agreement between CPLP and Capital Maritime, substantially in the form attached as Exhibit 2.2, pursuant to which Capital Maritime shall purchase, at the Rights Offering Price, 100% of any Common Units in respect of Rights that remain unexercised upon completion of the Rights Offering.

(zzz) “Standby Purchase Closing” has the meaning set forth in Section 3.1.

(aaaa) “Standby Purchase Units” has the meaning set forth in Section 3.1.

(bbbb) “Subscription Period” has the meaning set forth in Section 2.1(c).

(cccc) “Supervision Agreement” has the meaning set forth in Section 8.2.

(dddd) “Third-Party Transaction” has the meaning set forth in Exhibit 3.7.

(eeee) “Third-Party Offer” has the meaning set forth in Exhibit 3.7.

(ffff) “Transactions” has the meaning set forth in Section 3.8.

(gggg) “Vessels” means the vessels to be acquired by CPLP as specified on Exhibit 1.1(a).

(hhhh) “Vessels Acquisitions” has the meaning set forth in Section 3.5.

(iiii) “Vessel Delivery Date” means, as provided in the applicable Share Purchase Agreement, the actual delivery date of a Vessel from the shipbuilder to the applicable CM Subsidiary pursuant to the relevant Shipbuilding Contract.

(jjjj) “Voting Stock” means, with respect to any Person, Equity Interests in such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons with management authority performing similar functions) of such Person.

1.2 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law will be deemed to refer to such statute or Law, as amended, and also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference to this Agreement shall be deemed to refer to such agreement as amended, modified or supplemented from time to time. Any reference to a Party will also include such Party’s successors and permitted assigns. The words “including,” “includes,” and “include” will be deemed to be followed by the phrase “without limitation.” All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders; the singular will include the plural, and vice versa; and the term “shall” means “will,” and vice versa. All references herein to Sections or subdivisions thereof will refer to the corresponding Section or subdivision thereof of this Agreement unless specific reference is made to such sections or subdivisions of another document or instrument. The terms “herein,” “hereby,” “hereunder,” “hereof,” “hereinafter,” and other equivalent words refer to this Agreement in its entirety and not solely to the particular portion of the Agreement in which such word is used.

ARTICLE II

THE RIGHTS OFFERING

2.1 The Rights Offering.

(a) On November 27, 2023, CPLP shall commence the Rights Offering (the “Launch Date”) by distributing, or causing to be distributed, to the holders of Common Units on the Record Date, Rights, and the related subscription documents, to purchase Common Units at a price per Common Unit equal to the greater of (x) $14.25 and (y) 95% of the volume weighted average price of the Common Units trading on the Nasdaq Global Select Market (“Nasdaq”) for the period from the second Business Day after the public announcement of the transactions contemplated by this Agreement through and including the last trading day immediately prior to the Record Date; provided that such price shall not be greater than $14.50 (the “Rights Offering Price”).

(b) No later than the Launch Date, CPLP shall file with the SEC a prospectus supplement in the form reasonably determined by CPLP (the “Prospectus Supplement”) to the prospectus included in its registration statement on Form F-3 (File No. 333-274680), registering the offer and sale of the Common Units in respect of the Rights.

(c) The Rights Offering shall remain open for at least 16 days after the Launch Date (the “Subscription Period”).

2.2 Conditions Precedent to Launch of the Rights Offering. CPLP’s obligation to launch the Rights Offering and file the Prospectus Supplement shall be subject to CPLP and Capital Maritime having entered into the Standby Purchase Agreement substantially in the form attached as Exhibit 2.2. CPLP and Capital Maritime shall enter into such Standby Purchase Agreement on the Business Day immediately prior to the Launch Date.

ARTICLE III

THE CLOSING

3.1 Closing of the Rights Offering and the Standby Purchase Agreement. On the second Nasdaq trading day following the completion of the Subscription Period, or such other date as required pursuant to the terms and conditions of the Rights Offering (such date, the “Closing Date”), CPLP shall settle the subscriptions for Common Units by participating unitholders pursuant to the terms and conditions of the Rights Offering (the “Rights Offering Closing”). All of the proceeds from the Rights Offering shall be applied toward payment of the Closing Amount. On the Standby Offering Closing Date (as defined in the Standby Purchase Agreement), CPLP shall issue to Capital Maritime any Common Units to be purchased by Capital Maritime pursuant to the Standby Purchase Agreement (the “Standby Purchase Units”) at the Rights Offering Price (the “Standby Purchase Closing”). Any amounts payable by Capital Maritime to CPLP in respect of the Transactions, including pursuant to the Standby Purchase Agreement, shall be set off against any amounts payable by CPLP to Capital Maritime in respect of the Transactions, including the Closing Amount, in each case, as provided in Section 3.11 below, and Capital Maritime and CPLP acknowledge and agree that receipt of the Standby Purchase Units by Capital Maritime shall satisfy and discharge a portion of CPLP’s obligation to pay the Closing Amount to Capital Maritime pursuant to Section 3.10 in an amount equal to (x) the number of Standby Purchase Units multiplied by (y) the Rights Offering Price.

3.2 Registration Rights. The registration and indemnification rights provided for in Section 7.19 of the Partnership Agreement shall apply to any Common Units issued pursuant to the Standby Purchase Agreement and/or acquired by Capital Maritime or its Affiliates in the Rights Offering (and may be assigned, in whole or in part, in accordance with clause (e) of Section 7.19 of the Partnership Agreement). In addition, no later than 30 days after a written request by Capital Maritime which may be made beginning on the date that is six months following the Closing Date (or such earlier time as may be agreed by the Conflicts Committee), CPLP shall prepare and file with the SEC a registration statement under the Securities Act, on Form F-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, which covers all Common Units issued pursuant to the Standby Purchase Agreement and/or acquired by Capital Maritime or its Affiliates in the Rights Offering (the “Shelf Registration Statement”), and shall use reasonable best efforts to cause such Shelf Registration Statement to become effective and remain effective pursuant to Section 7.19 of the Partnership Agreement. For the avoidance of doubt, the provisions of Section 7.19 of the Partnership Agreement shall apply to sales of Common Units pursuant to such Shelf Registration Statement. At any time and from time to time that the Shelf Registration Statement is effective, if Capital Maritime requests, CPLP shall as promptly as practicable amend or supplement the Shelf Registration Statement to add a holder of such Common Units as a selling securityholder in such Shelf Registration Statement.

3.3 Amore Mio I Acquisition. On the Closing Date, CPLP and Capital Maritime shall enter into the AMI Share Purchase Agreement, which shall provide that on the closing date specified in the AMI Share Purchase Agreement, and subject to the satisfaction of the conditions set forth therein, CPLP shall purchase from Capital Maritime, and Capital Maritime shall sell (or cause to be sold) to CPLP or any of its wholly owned subsidiaries, 100% of the Equity Interests in Omega Gas Carriers Corp. and, to the extent provided in the AMI Share Purchase Agreement, related assets at the applicable Acquisition Price (the “Amore Mio I Acquisition”).

3.4 Initial Vessels Share Purchase Agreements. On the Closing Date, CPLP and Capital Maritime shall enter into the Initial Vessels Share Purchase Agreements with respect to the Initial Vessels, which shall provide that, with respect to each Initial Vessel, on such Initial Vessel’s Vessel Delivery Date, CPLP shall purchase from Capital Maritime, and Capital Maritime shall sell (or cause to be sold) to CPLP or any of its wholly owned subsidiaries, at the applicable Acquisition Price attributable to such Initial Vessel, 100% of the Equity Interests in the applicable CM Subsidiary and, to the extent provided in the applicable Initial Vessels Share Purchase Agreement, related assets (collectively, the “Initial Vessels Acquisitions”).

3.5 Remaining Vessels Share Purchase Agreements. On the Closing Date, CPLP and Capital Maritime shall enter into the Remaining Vessels Share Purchase Agreements with respect to the Remaining Vessels, which shall provide that, with respect to each Remaining Vessel, on the Closing Date, CPLP shall purchase from Capital Maritime, and Capital Maritime shall sell (or cause to be sold) to CPLP or any of its wholly owned subsidiaries, at the applicable Acquisition Price attributable to such Remaining Vessel, 100% of the Equity Interests in the applicable CM Subsidiary and, to the extent provided in the applicable Remaining Vessels Share Purchase Agreement, related assets (collectively, the “Remaining Vessels Acquisitions” and together with the Amore Mio I Acquisition and Initial Vessels Acquisitions, the “Vessel Acquisitions”).

3.6 Seller’s Credit Agreement. On the Closing Date, or such later date as shall be agreed between Capital Maritime and CPLP with the approval of the Conflicts Committee, Capital Maritime shall issue to CPLP an unsecured seller’s credit in an aggregate amount of up to $220,000,000.00 in the form attached as Exhibit 3.6 hereto (the “Seller’s Credit Agreement”).

3.7 Rights of First Refusal. Effective as of the Closing Date, Capital Maritime hereby grants to CPLP rights of first refusal over (i) any LNG/C Opportunities during the LNG/C ROFR Period, (ii) any New Energy Vessel Opportunities during the New Energy Vessel Opportunities Period and (iii) any New Energy Employment Opportunities during the New Energy Employment Opportunities Period (collectively, the “ROFR”). The procedures set forth on Exhibit 3.7 shall apply to the ROFR.

3.8 Conditions Precedent to the Transactions. The Rights Offering Closing, the Standby Purchase Closing, the execution of the Share Purchase Agreements, the execution of the Seller’s Credit Agreement and the effectiveness of the ROFR (collectively, the “Transactions”) shall be subject to the satisfaction of each of the following:

(a) In the case of CPLP and Capital Maritime (and which may be waived solely by CPLP with the consent of the Conflicts Committee, in respect of the obligations of CPLP, and Capital Maritime, in respect of the obligations of Capital Maritime):

(i) No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the Transactions, and no action, proceeding or investigation by any Governmental Authority with respect to the Transactions shall be pending that seeks to restrain, enjoin, prohibit, delay or make illegal the consummation of the Transactions or to impose any material restrictions or requirements thereon or on the Parties with respect thereto; provided, however, that prior to invoking this condition, each Party shall have complied fully with its obligations under this Agreement.

(ii) (A) neither CPLP nor any of its subsidiaries shall have sustained, since the date hereof, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (B) since the date hereof there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, unitholders’ equity, properties, management, business or prospects of CPLP and its subsidiaries taken as a whole, or the Vessels or the CM Subsidiaries taken as a whole, the effect of which, in any such case described in clause (A) or (B), is, individually or in the aggregate, in the judgment of Capital Maritime or the Conflicts Committee, so material and adverse as to make it impracticable or inadvisable to proceed with the Transactions on the terms and in the manner contemplated in this Agreement (a “Material Adverse Change”); and

(iii) there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on Nasdaq; (B) a suspension or material limitation in trading in the Common Units on Nasdaq; (C) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (E) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E) in the judgment of the Conflicts Committee or Capital Maritime makes it impracticable or inadvisable to proceed with the Transactions on the terms and in the manner contemplated in this Agreement;

(b) In the case of CPLP (and which may be waived solely by CPLP with the consent of the Conflicts Committee):

(i) each of the representations and warranties contained herein of Capital Maritime shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case, in all material respects;

(ii) each and all of the agreements and covenants of Capital Maritime and Capital GP to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects;

(iii) CPLP shall have received a certificate signed by an executive officer of Capital Maritime, dated as of the Closing Date, to the effect set forth in Section 3.8(b)(i) and Section 3.8(b)(ii); and

(iv) the Rights Offering Closing and the Standby Purchase Closing will occur on the Closing Date;

(c) In the case of Capital Maritime and Capital GP (and which may be waived solely by Capital Maritime, in respect of the obligations of Capital Maritime, and Capital GP, in respect of the obligations of Capital GP):

(i) each of the representations and warranties contained herein of CPLP shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case, in all material respects;

(ii) each and all of the agreements and covenants of CPLP to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects; and

(iii) Capital Maritime and Capital GP shall have received a certificate signed by an executive officer of CPLP, dated as of the Closing Date, to the effect set forth in Section 3.8(c)(i) and Section 3.8(c)(ii); and

(d) In the case of Capital Maritime (and which may be waived solely by Capital Maritime), CPLP shall have paid the Closing Amount on the Closing Date by wire transfer of immediately available funds to an account specified by Capital Maritime prior to such time, which Closing Amount may be set off as provided in Section 3.11 below.

3.9 Share Purchase Agreements. The Share Purchase Agreements shall not be terminable by CPLP other than as set forth in Section 9.3 below.

3.10 Closing Amount; Deposit. On the Closing Date, CPLP shall pay the Closing Amount in the amount stated in Exhibit 1.1(a) with respect to each CM Subsidiary by wire transfer of immediately available funds to an account specified by Capital Maritime prior to the date hereof.

3.11 Netting of Payments. If on any date amounts would otherwise be payable in respect of the Transactions by CPLP or Capital Maritime to the other Party, then, on such date, each Party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by CPLP or Capital Maritime exceeds the aggregate amount that would otherwise have been payable by the other Party, replaced by an obligation upon the Party by which the larger aggregate amount would have been payable to pay to the other Party the excess of the larger aggregate amount over the smaller aggregate amount.

ARTICLE IV

POST-CLOSING ACTIONS

4.1 Name Change. Subject to the terms and conditions herein, as soon as practicable following the date hereof, CPLP shall publicly announce that CPLP and Capital GP shall change the name of CPLP from “Capital Product Partners L.P.” to “Capital New Energy Carriers L.P.”, (the “Name Change”) and CPLP shall effect the Name Change by December 31, 2023.

4.2 Corporate Governance. Subject to the terms and conditions herein, following the Closing Date, CPLP, acting through the Conflicts Committee, and Capital GP shall in good faith negotiate and jointly work with tax and other advisors to agree to mutually acceptable terms for the conversion of CPLP from a Marshall Islands master limited partnership to a corporation with customary corporate governance provisions (the “Corporate Conversion” and, together with the Name Change, the “Post-Closing Actions”) and, subject to reaching such agreement, shall use their reasonable best efforts to cause the Corporate Conversion to have been completed within six months of the Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CPLP

CPLP hereby represents and warrants to Capital Maritime and Capital GP that, as of the date hereof and as of the date of any Vessel acquisition:

5.1 Organization and Qualification. CPLP is a limited partnership, has been duly formed or organized, and is validly existing and in good standing, under the Laws of the jurisdiction of its formation or organization. Other than the Corporate Conversion, there is no pending or, to the actual knowledge of the senior management of CPLP, threatened, Action (or basis therefor) for the dissolution, liquidation, or insolvency of CPLP.

5.2 Authority; Enforceability. CPLP has all requisite power and authority to execute and deliver this Agreement, the Standby Purchase Agreement, the Share Purchase Agreements and the Seller’s Credit Agreement, to consummate the transactions contemplated hereby and thereby, and to perform all of the terms and conditions hereof and thereof to be performed by it. This Agreement has been duly executed and delivered by CPLP. This Agreement is Enforceable against CPLP. Upon execution of the Standby Purchase Agreement, the Share Purchase Agreements and the Seller’s Credit Agreement, each such agreement will be Enforceable against CPLP.

5.3 No Conflicts; Consents, Etc. The execution by CPLP of this Agreement, the Standby Purchase Agreement, the Share Purchase Agreements and the Seller’s Credit Agreement, and the performance by CPLP of the Transactions and the Post-Closing Actions do not and will not (a) violate, conflict with, result in a default under or require consent under the Organizational Documents of CPLP (except for the Corporate Conversion), (b) violate, conflict with, or result in a violation of (whether after the giving of notice, lapse of time or both) any Law, (c) require any consent, authorization, approval or order from, or registration, qualification or filing with, any Governmental Authority, other than those which have been obtained or made, as the case may be, (d) require any consent from any other third Person (other than Capital Maritime, Capital GP or their respective Affiliates, including the Manager) (except for the Corporate Conversion), which consent has not been obtained, or (e) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any Contract, Order or permit to which CPLP is a party or by which CPLP is bound or to which any of CPLP’s assets is subject, which violations or defaults have not been waived. CPLP has obtained (or will obtain, with respect to any future Vessel acquisitions) all necessary consents, authorizations, approvals and Orders, and has made (or will make, in the case of any future Vessel acquisitions) all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant Governmental Authorities, required by such authorities to be obtained or made, as applicable, by it in connection with the consummation of the Transactions.

5.4 Share Purchase Agreements. CPLP hereby makes the representations and warranties (other than due execution and delivery of the Share Purchase Agreements) and, subject to the terms and conditions of this Agreement (including Section 3.8), agrees to the covenants and agreements in the Share Purchase Agreements (in the forms attached as Exhibits 1.1(vvv)(i) through (xi)), to be made by or agreed to by CPLP therein with respect to each Vessel and CM Subsidiary, except to the extent such representations, warranties, covenants and agreements could not be true or correct or complied with solely because such representation, warranty, covenant or agreement assumes the completion of the relevant Vessel, the occurrence of the relevant Vessel Delivery Date, or the execution and delivery of a Supervision Agreement, a Management Agreement and/or a Charter, as applicable, but shall apply and shall be deemed made and agreed to on and after such completion, occurrence or execution and delivery, as the case may be.

5.5 The Board Recommendation. The Board delegated to the Conflicts Committee the authority of the Board to negotiate the terms and conditions of the Transactions and the Post-Closing Actions, subject to final approval by the Board, and to determine whether to approve the Transactions and the Post-Closing Actions by Special Approval (as defined in the Partnership Agreement). The Conflicts Committee has determined that the Transactions and the Post-Closing Actions are in the best interest of, and fair and reasonable to, CPLP and its common unitholders exclusive of Capital GP and its Affiliates, and has approved the Transactions, the Post-Closing Actions and this Agreement. The Board has determined that the Transactions and the Name Change are in the best interest of, and fair and reasonable to, CPLP and its common unitholders exclusive of Capital GP and its Affiliates, and has approved the Transactions, the Post-Closing Actions and this Agreement.

5.6 Fairness Opinion. Evercore Group L.L.C. has delivered to the Conflicts Committee its opinion to the effect that, as of the date the Conflicts Committee approved this Agreement and subject to certain assumptions, qualifications, limitations and other matters, the aggregate of the Acquisition Prices to be paid by CPLP pursuant to the Share Purchase Agreements for the Vessel Acquisitions is fair, from a financial point of view, to CPLP, it being understood that Capital Maritime may not rely upon such opinion.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF CAPITAL MARITIME

Capital Maritime hereby represents and warrants to CPLP that, as of the date hereof and as of the date of any Vessel acquisition:

6.1 Organization and Qualification. Capital Maritime and each CM Subsidiary is a corporation, has been duly formed or organized, and is validly existing and in good standing, under the Laws of the jurisdiction of its formation or organization. There is no pending or, to the actual knowledge of the senior management of Capital Maritime, threatened, Action (or basis therefor) for the dissolution, liquidation, or insolvency of Capital Maritime.

6.2 Authority; Enforceability. Capital Maritime has all requisite power and authority to execute and deliver this Agreement, the Standby Purchase Agreement, the Share Purchase Agreements and the Seller’s Credit Agreement, to consummate the transactions contemplated hereby and thereby, and to perform all of the terms and conditions hereof and thereof to be performed by it. This Agreement has been duly executed and delivered by Capital Maritime. This Agreement is Enforceable against Capital Maritime. Upon execution of the Standby Purchase Agreement, the Share Purchase Agreements and the Seller’s Credit Agreement, each such agreement will be Enforceable against Capital Maritime.

6.3 No Conflicts; Consents, Etc. The execution by Capital Maritime of this Agreement, the Standby Purchase Agreement, the Share Purchase Agreements and the Seller’s Credit Agreement, and the performance by Capital Maritime of the Transactions do not and will not (a) violate, conflict with, result in a default under or require consent under the Organizational Documents of Capital Maritime or any CM Subsidiary, (b) violate, conflict with, or result in a violation of (whether after the giving of notice, lapse of time or both) any Law, (c) require any consent, authorization, approval or order from, or registration, qualification or filing with, any Governmental Authority, other than those which have been obtained or made, as the case may be, (d) require any consent from any other third Person (including Capital Maritime, Capital GP or their respective Affiliates, including the Manager), which consent has not been obtained, or (e) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any Contract, Order or permit to which Capital Maritime or a CM Subsidiary is a party or by which Capital Maritime or a CM Subsidiary is bound or to which any of Capital Maritime’s or a CM Subsidiary’s assets is subject, which violations or defaults have not been waived. Capital Maritime has obtained (or will obtain, with respect to any future Vessel acquisitions) all necessary consents, authorizations, approvals and Orders, and has made (or will make, in the case of any future Vessel acquisitions) all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant Governmental Authorities, required by such authorities to be obtained or made, as applicable, by it in connection with the consummation of the Transactions.

6.4 Share Purchase Agreements. Capital Maritime hereby makes the representations and warranties (other than due execution and delivery of the Share Purchase Agreements) and, subject to the terms and conditions of this Agreement (including Section 3.8), agrees to the covenants and agreements in the Share Purchase Agreements (in the forms attached as Exhibits 1.1(vvv)(i) through (xi)) to be made by or agreed to by Capital Maritime therein with respect to each Vessel and CM Subsidiary, except to the extent such representations, warranties, covenants and agreements could not be true or correct or complied with solely because such representation, warranty, covenant or agreement assumes the completion of the relevant Vessel, the occurrence of the relevant Vessel Delivery Date, or the execution and delivery of a Supervision Agreement, a Management Agreement and/or a Charter, as applicable, but shall apply and shall be deemed made and agreed to on and after such completion, occurrence or execution and delivery, as the case may be.

6.5 Charters, Financing Commitments and Shipbuilding Contracts. With respect to the Charters for the five Vessels listed in rows (1) through (5) of Exhibit 1.1(a), such Charters were duly and validly executed and delivered by the applicable CM Subsidiary and are Enforceable against such CM Subsidiary and reflect the terms therefor described in rows (1) through (5) of Exhibit 1.1(a), as applicable. Capital Maritime has provided the advisors to the Conflicts Committee prior to the date hereof with a true and correct copy of each such Charter and each of the recap terms of a Charter to be entered into prior to the date hereof. With respect to the Financing Commitments with respect to the three Vessels listed in rows (1) through (3) of Exhibit 1.1(a), such Financing Commitments were duly and validly executed and delivered by the applicable CM Subsidiary and are Enforceable against such CM Subsidiary and reflect the terms therefor described in rows (1) through (3) of Exhibit 1.1(a), as applicable. Capital Maritime has provided the advisors to the Conflicts Committee prior to the date hereof with a true and correct copy of each such Financing Commitment and each summary term sheet of a Financing Commitment to be entered into prior to the date hereof. With respect to the Shipbuilding Contracts for the eleven Vessels listed on Exhibit 1.1(a), such Shipbuilding Contracts were duly and validly executed and delivered by the applicable CM Subsidiary and are Enforceable against such CM Subsidiary. Capital Maritime has provided the advisors to the Conflicts Committee with a true and correct copy of each such Shipbuilding Contract prior to the date hereof. As of the date hereof, no CM Subsidiary is subject to any indebtedness or liabilities, other than as described in Exhibit 1.1(a).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF CAPITAL GP

Capital GP hereby represents and warrants to CPLP that, as of the date hereof and as of the date of any Vessel acquisition:

7.1 Organization and Qualification. Capital GP is a limited liability company, has been duly formed or organized, and is validly existing and in good standing, under the Laws of the jurisdiction of its formation or organization. There is no pending or, to the actual knowledge of the senior management of Capital GP, threatened, Action (or basis therefor) for the dissolution, liquidation, or insolvency of Capital GP.

7.2 Authority; Enforceability. Capital GP has all requisite power and authority to execute and deliver this Agreement, to consummate the Transactions and perform the Post-Closing Actions and to perform all of the terms and conditions hereof to be performed by it. This Agreement has been duly executed and delivered by Capital GP. This Agreement is Enforceable against Capital GP.

7.3 No Conflicts; Consents, Etc. The execution by Capital GP of this Agreement and the performance by Capital GP of the Transactions and the Post-Closing Actions do not and will not (a) violate, conflict with, result in a default under or require consent under the Organizational Documents of Capital GP, (b) violate, conflict with, or result in a violation of (whether after the giving of notice, lapse of time or both) any Law, (c) require any consent, authorization, approval or order from, or registration, qualification or filing with, any Governmental Authority, other than those which have been obtained or made, as the case may be, (d) require any consent from any other third Person (including Capital Maritime or its respective Affiliates, including the Manager), which consent has not been obtained, or (e) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any Contract, Order or permit to which Capital GP is a party or by which Capital GP is bound or to which any of Capital GP’s assets is subject, which violations or defaults have not been waived. Capital GP has obtained (or will obtain, with respect to any future Vessel acquisitions) all necessary consents, authorizations, approvals and Orders, and has made (or will make, in the case of any future Vessel acquisitions) all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant Governmental Authorities, required by such authorities to be obtained or made, as applicable, by it in connection with the consummation of the Transactions.

ARTICLE VIII

OTHER COVENANTS

8.1 Third Party Approvals.

(a) The Parties shall (and shall cause their respective Affiliates to) cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties necessary to consummate the Transactions and to comply with the terms and conditions of such permits, consents, approvals and authorizations. Each of the Parties shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authorities in connection with the Transactions. In exercising the foregoing right, each of the Parties agrees to act reasonably and promptly. Each Party agrees that it will consult with the other Party with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and each Party will keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) Each Party agrees, upon request, to furnish the other Party with all information concerning itself, its Affiliates, directors, officers and unitholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus Supplement or any filing, notice or application made by or on behalf of such other party or any of such Subsidiaries to any Governmental Authority in connection with the transactions contemplated hereby.

8.2 Shipbuilding Contracts; Supervision Agreements.

(a) Capital Maritime shall keep the Conflicts Committee reasonably informed of developments under each of the Shipbuilding Contracts and shall not, and shall not permit any CM Subsidiary to, assign any of its rights or obligations under, materially amend, grant any material waiver or consent under, or terminate any such Shipbuilding Contract without the approval of the Conflicts Committee. Capital Maritime shall keep the Conflicts Committee reasonably informed of developments with respect to the Charters and the Financing Commitments and shall not, and shall not permit any CM Subsidiary to, assign any of its rights or obligations under, materially amend, grant any material waiver or consent under, or terminate any such Charter or Financing Commitment without the approval of the Conflicts Committee.

(b) Capital Maritime shall use reasonable best efforts to assist CPLP in securing charters and financing for the Vessels not subject to Charters or Financing Commitments as of the date hereof.

(c) On the Closing Date, each CM Subsidiary party to a Remaining Vessel Share Purchase Agreement shall execute and deliver a supervision services agreement with the Manager, substantially in the form of Exhibit 8.2(c) (each, a “Supervision Agreement”).

8.3 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable under applicable Laws, so as to permit consummation of the Transactions promptly and otherwise to enable consummation of the Transactions, and using commercially reasonable best efforts to cause the satisfaction of the conditions set forth in this Agreement and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the Transactions, and using commercially reasonable best efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages, and each shall cooperate fully with the other Party to that end, and shall furnish to the other Party copies of all correspondence, filings and communications between it and its Affiliates and any Governmental Authority with respect to the Transactions. In complying with the foregoing, neither Party nor its Affiliates shall be required to take measures that would have a material adverse effect on it and such Affiliates taken as a whole.

8.4 Share Purchase Agreements. Each Party shall take or refrain from taking (and Capital Maritime shall cause each CM Subsidiary to take or refrain from taking), as the case may be, any action that would cause (a) any of the representations or warranties of such Party or its Affiliate in this Agreement or in the Share Purchase Agreements from not being true and correct, to the extent required to consummate the acquisition by CPLP of 100% of the Equity Interests in the CM Subsidiaries and the other transactions contemplated thereby, on the relevant date(s) or (b) such Party or its Affiliate to fail to comply with any of the covenants or agreements in the Share Purchase Agreements, to the extent required by the Share Purchase Agreements to consummate the acquisition by CPLP of 100% of the Equity Interests in the CM Subsidiaries and the other transactions contemplated thereby, when so required in the Share Purchase Agreements.

8.5 Management Agreements. On the closing date specified in the AMI Share Purchase Agreement for the LNG/C Amore Mio I, and on each Vessel Delivery Date for each Initial Vessel and each Remaining Vessel, each CM Subsidiary shall execute and deliver a management agreement with the Manager for the applicable Vessel, substantially in the form of Exhibit 8.5 (each, a “Management Agreement”).

8.6 Disposal of Container Vessels. Subject to the terms and conditions herein, as soon as practicable following the date hereof, CPLP shall publicly announce its intent to explore, following the Closing Date, the disposition of its container vessels and abstain from acquiring additional container vessels.

ARTICLE IX

MISCELLANEOUS

9.1 Remedies. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at Law or in equity. Nothing herein will be considered an election of remedies. In addition, any successful Party is entitled to recover from any other Party against whom any claim or dispute is successfully brought its reasonable costs related to enforcing this Agreement, including reasonable attorneys’ and experts’ fees, and arbitration expenses. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER ANY PARTY NOR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE LIABLE HEREUNDER TO ANY PERSON FOR ANY (I) PUNITIVE OR EXEMPLARY DAMAGES OR (II) LOST PROFITS OR CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, EXCEPT IN EACH CASE OF THE FOREGOING CLAUSES (I) AND (II), TO THE EXTENT ANY SUCH DAMAGES OR LOST PROFITS ARE INCLUDED IN ANY ACTION BY A THIRD PARTY AGAINST SUCH PERSON FOR WHICH IT IS ENTITLED TO RELIEF UNDER THIS AGREEMENT.

9.2 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing as set forth below:

if to CPLP:

c/o Capital Ship Management Corp.

3 Iasonos Street

Piraeus, Greece

Facsimile: +30 210 428 4285

Attn: Gerasimos Kalogiratos

E-mail: j.kalogiratos@capitalmaritime.com

with a copy to the Chairman of the Conflicts Committee:

To the physical address, facsimile number or e-mail address on record for the Chairman at CPLP’s principal offices.

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

USA

Attn: Philip Richter; Andrea Gede-Lange

E-mail: philip.richter@friedfrank.com; andrea.gede-lange@friedfrank.com if to Capital Maritime:

c/o Capital Ship Management Corp.

3 Iasonos Street

Piraeus, Greece

Facsimile: +30 210 428 4285

Attn: Gerasimos Kalogiratos

E-mail: j.kalogiratos @capitalmaritime.com

with a copy to:

Sullivan & Cromwell LLP

1 New Fetter Lane

London, EC4A 1AN

United Kingdom

Attn: Richard A. Pollack

E-mail: pollackr@sullcrom.com

Notices and other communications sent (a) by hand or overnight courier service shall be deemed to have been given one Business Day after being sent, (b) by certified or registered mail, shall be deemed to have been given three Business Days after being sent, or (c) by facsimile or electronic mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Any Party, may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party, may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

9.3 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing Date:

(a) by the mutual consent of the Parties in a written instrument.

(b) by either of Capital Maritime or CPLP upon written notice to the other Parties, if:

(i) the Closing Date has not occurred on or before January 18, 2024; provided that the right to terminate this Agreement pursuant to this Section 9.3(b)(i) shall not be available to a Party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of any condition precedent specified in Section 3.8 to have occurred on or before such date;

(ii) any Governmental Authority has issued a statute, rule, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting any of the Transactions or making the Transactions illegal and such statute, rule, order, decree, regulation or other action shall have become final and nonappealable (provided that the terminating party is not then in breach of Section 8.3);

(iii) there has been a material breach of or any material inaccuracy in any of the representations or warranties set forth in this Agreement on the part of the other Party (except, if such other Party is CPLP, for a breach or inaccuracy caused by Capital Maritime or its Affiliates other than CPLP and its Controlled Affiliates), which breach is not cured within 30 days following receipt by the breaching Party of written notice of such breach from the terminating Party, provided in any such case that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein; provided, further, that no Party shall have the right to terminate this Agreement pursuant to this Section 9.3(b)(iii) unless the breach of a representation or warranty, together with all other such breaches, would cause the conditions in Section 3.8(b)(i) (in the case of a breach of representation or warranty by Capital Maritime or Capital GP) or Section 3.8(c)(i) (in the case of a breach of representation or warranty by CPLP) not to be satisfied;

(iv) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any other Party (except, if such other Party is CPLP, for a breach caused by Capital Maritime or its Affiliates other than CPLP and its Controlled Affiliates), which breach has not been cured within 30 days following receipt by the breaching Party of written notice of such breach from the terminating Party, provided in any such case that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein; provided, further, that no Party shall have the right to terminate this Agreement pursuant to this Section 9.3(b)(iv) unless the breach of covenants or agreements, together with all other such breaches, would cause the conditions in Section 3.8(b)(ii) (in the case of a breach of covenants or agreements by Capital Maritime) or Section 3.8(c)(ii) (in the case of a breach of covenants or agreements by CPLP) not to be satisfied; or

(v) there has occurred a Material Adverse Change or an event specified in Section 3.8(a)(iii).

9.4 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.3, written notice thereof shall forthwith be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, and except as provided in this Section 9.4 and Section 9.12, this Agreement (other than Article VI) shall forthwith become null and void after the expiration of any applicable period following such notice. In the event of such termination, there shall be no liability on the part of the Parties, except as set forth in Section 9.16; provided, that nothing herein shall relieve any Party from any liability or obligation with respect to any fraud or intentional breach of this Agreement.

9.5 Public Disclosure. Upon any material change in the facts set forth on Capital Maritime’s Schedule 13D on file with the SEC, including any change to Capital Maritime’s plans or proposals with respect to CPLP, Capital Maritime shall, within two U.S. business days of the occurrence of such material change, update its disclosure in response to Item 4 of such schedule to reflect any such material change.

9.6 Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

9.7 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties.

9.8 Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof. There are no third party beneficiaries having rights under or with respect to this Agreement.

9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Facsimile or PDF signatures shall be as effective as originals hereto.

9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Law of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than State of Delaware.

9.11 Submission to Jurisdiction.

(a) Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery in the State of Delaware, or if (but only if) that court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts and to accept service of process in any manner permitted by such courts. Each of the Parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to lawfully serve process, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the proceeding in such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

(b) By its execution and delivery of this Agreement, each of the Parties (i) irrevocably designates and appoints the Trust Company (Marshall Islands) as its authorized agent (the “Agent”) upon which process may be served in any proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and (ii) agrees that service of process upon its Agent shall be deemed, in every respect, effective service of process upon such Party, as applicable, in any such proceeding. Each Party further agrees, at its own expense, to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of its Agent in full force and effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by Law.

9.12 Survival. Subject to Section 9.4 with respect to fraud or intentional breach of this Agreement, all representations, warranties, agreements and covenants contained in this Agreement shall not survive termination of this Agreement (excluding, for the avoidance of doubt, any representation, warranty, agreement, and covenant contained in the Standby Purchase Agreement, the Share Purchase Agreements or the Seller’s Credit Agreement) if this Agreement is terminated prior to the Closing Date; provided, however, that, if the Closing Date occurs (a) the representations and warranties of the Parties contained in this Agreement shall survive the Closing Date until the first anniversary of the Closing Date, and no action based thereon shall be commenced after such first anniversary, and (b) the covenants and other agreements of the Parties contained in this Agreement will survive and remain in effect indefinitely unless a specified period is expressly set forth in this Agreement (in which event such specified period will control).

9.13 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid, legal and enforceable under applicable Law. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein and there had been contained herein instead such valid, legal and enforceable provision.

9.14 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations with respect to the other Party is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party with respect to the other Party. Failure on the part of a Party to complain of any act of any other Party or to declare any Party in default with respect to the other Party, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

9.15 Further Assurances. In connection with this Agreement and the Transactions, each Party will execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the Transactions.

9.16 Expenses. Except as otherwise expressly provided in this Agreement, CPLP, on the one hand, and Capital Maritime and Capital GP, on the other hand, shall each bear their own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

9.17 Waiver; Amendment. Subject to compliance with applicable Law, any provision of this Agreement may be (a) waived in writing by the Party benefitted by the provision and approved by the Conflicts Committee in the case of CPLP and executed in the same manner as this Agreement, or (b) amended or modified at any time by an agreement in writing between the parties hereto approved by the Conflicts Committee in the case of CPLP and executed in the same manner as this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CAPITAL MARITIME & TRADING CORP.

By:	/s/ Gerasimos Kalogiratos
	Name:	Gerasimos Kalogiratos
	Title:	CEO

CAPITAL GP L.L.C.

By:	/s/ Gerasimos Kalogiratos
	Name:	Gerasimos Kalogiratos
	Title:	CEO

CAPITAL PRODUCT PARTNERS L.P.

By:	Its General Partner, Capital GP L.L.C.

By:	/s/ Gerasimos Kalogiratos
	Name:	Gerasimos Kalogiratos
	Title:	CEO

[Signature Page to Umbrella Agreement]

Exhibit 1.1(a)

VESSEL INFORMATION

	Vessel	CM Subsidiary	Shipbuilding Contract	Charter: Charterer Employment Type and Years As of 15/12/23	Financing Commitment: Financing Institution, Loan Amount, Margin, Term	Contractual Delivery Date	Expected/ Actual Delivery Date	Acquisition Price	Deposit	Total Price for CPLP
Amore Mio I
(1)	AMORE MIO I	Omega Gas Carriers Corp. (Marshall Islands)	Delivered	Qatar Energy Trading LLC, Time charter, 2.8 years	Sale and lease back transaction with CMB Financial Leasing Co. Ltd, $196,316,984.00 2.05%, 10 years	Delivered 31/10/2023	Delivered 31/10/2023	$141,683,016	N/A	$338,000,000
Initial Vessels
(2)	AXIOS II	Beta Gas Carriers Corp. (Marshall Islands)	Shipbuilding Contract dated June 18, 2021 between Beta Gas Carriers Corp. and Hyundai Heavy Industries Co., Ltd.	Bonny Gas Transport Limited, Bareboat Charter 7.0 years. 3.0 years extension option. Agreed on correspondence, subject to TCP execution To start in 1Q2025*	Financing commitment letter with ING Bank N.V. for Senior Secured Term Loan Facility, $190,000,000 1.95% 7 years**	December 2023	January 2024	$314,000,000	$31,400,000	$314,000,000

Exhibit 1.1(a)

	Vessel	CM Subsidiary	Shipbuilding Contract	Charter: Charterer Employment Type and Years As of 15/12/23	Financing Commitment: Financing Institution, Loan Amount, Margin, Term	Contractual Delivery Date	Expected/ Actual Delivery Date	Acquisition Price	Deposit	Total Price for CPLP
(3)	ASSOS	Romanos Gas Carrier Corp. (Marshall Islands)	Shipbuilding Contract dated November 4, 2021 between Romanos Gas Carrier Corp. and Hyundai Heavy Industries Co., Ltd.	Tokyo LNG Tanker Co. Ltd Time Charter, 10.0 years	Financing term sheet with BNP Paribas for a Japanese Operating Lease with Call Option, $240,000,000 consisting of a Loan Amount of $192,000,000 & an Equity Amount of $ $48,000,000 1.85% on the Loan Amount and Charter Hire on the Equity Amount 8 years**	May 2024	May 2024	$277,000,000	$27,700,000	$277,000,000
(4)	APOSTOLOS	Leon Gas Carrier Corp. (Marshall Islands)	Shipbuilding Contract dated November 4, 2021 between Leon Gas Carrier Corp. and Hyundai Heavy Industries Co., Ltd.	LNG Marine Transport Limited, Time Charter, 10.5 years. 3.0 years extension option	N/A	June 2024	June 2024	$302,000,000	$30,200,000	$302,000,000

Exhibit 1.1(a)

	Vessel	CM Subsidiary	Shipbuilding Contract	Charter: Charterer Employment Type and Years As of 15/12/23	Financing Commitment: Financing Institution, Loan Amount, Margin, Term	Contractual Delivery Date	Expected/ Actual Delivery Date	Acquisition Price	Deposit	Total Price for CPLP
(5)	AKTORAS	Taurus Gas Carrier Corp. (Marshall Islands)	Shipbuilding Contract dated November 4, 2021 between Taurus Gas Carrier Corp. and Hyundai Samho Heavy Industries Co., Ltd.	Bonny Gas Transport Limited, Bareboat Charter 7.0 years. 3.0 years extension option	N/A	July 2024	July 2024	$311,000,000	$31,100,000	$311,000,000
(6)	ARCHIMIDIS	Milos Gas Carriers Corp. (Marshall Islands)	Shipbuilding Contract dated June 14, 2022 between Milos Gas Carriers Corp. and Hyundai Samho Heavy Industries Co., Ltd.	N/A	N/A	January 2026	January 2026	$270,000,000	$27,000,000	$270,000,000
(7)	AGAMEMNON	Aiolos Gas Carriers Corp. (Marshall Islands)	Shipbuilding Contract dated June 14, 2022 between Aiolos Gas Carriers Corp. and Hyundai Samho Heavy Industries Co., Ltd.	N/A	N/A	March 2026	March 2026	$270,000,000	$27,000,000	$270,000,000
Remaining Vessels
(8)	ALCAIOS I	Aqua Gas Carrier Corp. (Marshall Islands)	Shipbuilding Contract dated January 18, 2023 between Aqua Gas Carrier Corp. and Hyundai Samho Heavy Industries Co., Ltd.	N/A	N/A	September 2026	September 2026	$38,450,000	N/A	$263,000,000

Exhibit 1.1(a)

	Vessel	CM Subsidiary	Shipbuilding Contract	Charter: Charterer Employment Type and Years As of 15/12/23	Financing Commitment: Financing Institution, Loan Amount, Margin, Term	Contractual Delivery Date	Expected/ Actual Delivery Date	Acquisition Price	Deposit	Total Price for CPLP
(9)	ANTAIOS I	Mare Gas Carrier Corp. (Marshall Islands)	Shipbuilding Contract dated January 18, 2023, between Mare Gas Carrier Corp. and Hyundai Samho Heavy Industries Co., Ltd.	N/A	N/A	November 2026	November 2026	$38,450,000	N/A	$263,000,000
(10)	ATHLOS	Polis Gas Carrier Corp. (Marshall Islands)	Shipbuilding Contract dated March 28, 2023 between Polis Gas Carrier Corp. and Hyundai Samho Heavy Industries Co., Ltd.	N/A	N/A	February 2027	February 2027	$30,600,000	N/A	$261,000,000
(11)	ARCHON	Elpis Gas Carrier Corp. (Marshall Islands)	Shipbuilding Contract dated March 28, 2023 between Elpis Gas Carrier Corp. and Hyundai Samho Heavy Industries Co., Ltd.	N/A	N/A	March 2027	March 2027	$30,600,000	N/A	$261,000,000

*	Recap terms of Charter.
**	Summary term sheet.

Exhibit 1.1(a)

Closing Amount

(i) Amore Mio I Acquisition Price: $141,683,016 (equal to $338,000,000 less $196,316,984 of debt) (provided, that if the closing date specified in the AMI Share Purchase Agreement occurs after the Closing Date, then a deposit of $14,168,301.60 shall constitute the Amore Mio I Acquisition Price solely for the purpose of determining the Closing Amount)

(ii) Total Deposit: $174,400,000

(iii) Aggregate Remaining Vessel Acquisition Price: $138,100,000

Total Closing Amount: $454,183,016

Exhibit 1.1(a)

Exhibit 1.1(vvv)

SHARE PURCHASE AGREEMENTS

The following forms of Share Purchase Agreements are attached as Exhibits 1.1(vvv)(i) through (xi):

(a) AMI Share Purchase Agreement

(i) Share purchase agreement between or among Capital Maritime, on the one hand, and CPLP and/or a wholly owned subsidiary of CPLP, on the other hand, for the acquisition of 100% of the Equity Interests of OMEGA GAS CARRIERS CORP., relating to the LNG/C Amore Mio I.

(b) Initial Vessels Share Purchase Agreements

(ii) Share purchase agreement between or among Capital Maritime, on the one hand, and CPLP and/or a wholly owned subsidiary of CPLP, on the other hand, for the acquisition of 100% of the Equity Interests of AIOLOS GAS CARRIERS CORP., relating to the hull no. 8199 tbn LNG/C Agamemnon.

(iii) Share purchase agreement between or among Capital Maritime, on the one hand, and CPLP and/or a wholly owned subsidiary of CPLP, on the other hand, for the acquisition of 100% of the Equity Interests of TAURUS GAS CARRIER CORP., relating to the hull no. 8140 tbn LNG/C Aktoras.

(iv) Share purchase agreement between or among Capital Maritime, on the one hand, and CPLP and/or a wholly owned subsidiary of CPLP, on the other hand, for the acquisition of 100% of the Equity Interests of LEON GAS CARRIER CORP., relating to the hull no. 3342 tbn LNG/C Apostolos.

(v) Share purchase agreement between or among Capital Maritime, on the one hand, and CPLP and/or a wholly owned subsidiary of CPLP, on the other hand, for the acquisition of 100% of the Equity Interests of MILOS GAS CARRIERS CORP., relating to the hull no. 8198 tbn LNG/C Archimidis.

(vi) Share purchase agreement between or among Capital Maritime, on the one hand, and CPLP and/or a wholly owned subsidiary of CPLP, on the other hand, for the acquisition of 100% of the Equity Interests of ROMANOS GAS CARRIER CORP., relating to the hull no. 3341 tbn LNG/C Assos.

(vii) Share purchase agreement between or among Capital Maritime, on the one hand, and CPLP and/or a wholly owned subsidiary of CPLP, on the other hand, for the acquisition of 100% of the Equity Interests of BETA GAS CARRIERS CORP., relating to the hull no. 3316 tbn LNG/C Axios II.

Exhibit 1.1(vvv)

(c) Remaining Vessels Share Purchase Agreements

(viii) Share purchase agreement between or among Capital Maritime, on the one hand, and CPLP and/or a wholly owned subsidiary of CPLP, on the other hand, for the acquisition of 100% of the Equity Interests of AQUA GAS CARRIER CORP., relating to the hull no. 8202 tbn LNG/C Alcaios I.

(ix) Share purchase agreement between or among Capital Maritime, on the one hand, and CPLP and/or a wholly owned subsidiary of CPLP, on the other hand, for the acquisition of 100% of the Equity Interests of MARE GAS CARRIER CORP., relating to the hull no. 8203 tbn LNG/C Antaios I.

(x) Share purchase agreement between or among Capital Maritime, on the one hand, and CPLP and/or a wholly owned subsidiary of CPLP, on the other hand, for the acquisition of 100% of the Equity Interests of ELPIS GAS CARRIER CORP., relating to the hull no. 8207 tbn LNG/C Archon.

(xi) Share purchase agreement between or among Capital Maritime, on the one hand, and CPLP and/or a wholly owned subsidiary of CPLP, on the other hand, for the acquisition of 100% of the Equity Interests of POLIS GAS CARRIER CORP., relating to the LNG/C hull no. 8206 tbn Athlos.

Exhibit 1.1(vvv)

AMI Share Purchase Agreement

SHARE PURCHASE AGREEMENT

Dated [•] 2023

between

CAPITAL MARITIME & TRADING CORP.

and

CAPITAL PRODUCT PARTNERS L.P.

one hundred (100) Shares

Page
ARTICLE I

Interpretation

SECTION 1.01. Definitions	2

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	4
SECTION 2.02. Closing	4
SECTION 2.03. Place of Closing	5
SECTION 2.04. Purchase Price for Shares	5
SECTION 2.05. Payment of the Purchase Price	5
SECTION 2.06. Other Agreements and Conditions for the Sale	5

ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	6
SECTION 3.02. Agreement Not in Breach of Other Instruments	6
SECTION 3.03. No Legal Bar	6
SECTION 3.04. Securities Act	6
SECTION 3.05. Independent Investigation	6

ARTICLE IV

Representations and Warranties of the Seller

SECTION 4.01. Organization and Corporate Authority	7
SECTION 4.02. Agreement Not in Breach	7
SECTION 4.03. No Legal Bar	7
SECTION 4.04. Good and Marketable Title to Shares	7
SECTION 4.05. The Shares	7
SECTION 4.06. Independent Investigation	8

ARTICLE V

Representations and Warranties of the Seller Regarding the Vessel Owning Subsidiary

SECTION 5.01. Organization Good Standing and Authority	8

i

ii

iii

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of [•] 2023, by and between CAPITAL MARITIME & TRADING CORP. (the “Seller”), a corporation organized under the laws of the Republic of the Marshall Islands, and CAPITAL PRODUCT PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS, on November 13, 2023, the Seller, Buyer and Capital GP L.L.C. (the “General Partner”) entered into an Umbrella Agreement (the “Umbrella Agreement”), providing, among other things, for the execution of this Agreement with respect to the Vessel (as defined below).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the one hundred (100) shares of capital stock (the “Shares”) representing all of the issued and outstanding shares of capital stock of OMEGA GAS CARRIERS CORP., a corporation organized under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Vessel Owning Subsidiary”), for a purchase price of US$141,683,000 (United States Dollars One Hundred Forty One Million Six Hundred Eighty-Three Thousand) as referenced in Section 2.04.

WHEREAS, the Vessel Owning Subsidiary is the disponent owner and bareboat charterer of the Marshall Islands flagged LNG carrier AMORE MIO I with IMO no. 9943841 (the “Vessel”).

WHEREAS, by a bareboat charter dated 23 October 2023 (as amended and/or supplemented from time to time, the “Bareboat Charter”) and entered into between (i) SEA 110 LEASING CO. LIMITED, whose registered office is, as at the date hereof, at 46/F, Champion Tower, 3 Garden Road, Central, Hong Kong (the “Owner”), as owners and (ii) the Vessel Owning Subsidiary as charterers, the Owner agreed to bareboat charter the Vessel to the Vessel Owning Subsidiary pursuant to the terms and conditions contained therein and the Vessel has been delivered on 31 October 2023 under the Bareboat Charter to the Vessel Owning Subsidiary as disponent owner.

WHEREAS, the Vessel is employed as of 31 October 2023 under a time charter dated 25 October 2022 (the “Charter”) by QATARENERGY TRADING LLC, a company organized under the laws of Qatar, as charterer (the “Charterer”), at a gross charter rate of US$179,000 (United States Dollars One Hundred Seventy Nine Thousand) per day until 01 October 2026, plus or minus up to thirty (30) days at Charterer’s option.

WHEREAS, the Vessel Owning Subsidiary has entered into a commercial and technical management agreement with Capital Gas Ship Management Corp. (“Capital Gas”) dated 4 October 2023 (the “Original Management Agreement”).

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals, as amended, supplemented, restated or otherwise modified from time to time;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Bareboat Charter” has the meaning given to it in the recitals;

“Buyer” has the meaning given to it in the preamble;

“Buyer Entities” means the Buyer and its subsidiaries;

“Buyer Indemnitees” has the meaning given to it in Section 9.01;

“Capital Gas” has the meaning given to it in the recitals;

“Charter” has the meaning given to it in the recitals;

“Charterer” has the meaning given to it in the recitals;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” has the meaning given to it in Section 2.02;

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person;

“Contracts” has the meaning given to it in Section 5.08;

2

[“Deposit” has the meaning given to it in Section 2.04;]

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

“Equity Interest” means (a) with respect to any entity, any and all shares of capital stock or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b);

“General Partner” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity, in each case except to the extent reasonably foreseeable;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Original Management Agreement” has the meaning given to it in the recitals;

“Owner” has the meaning given to it in the recitals;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Buyer dated February 22, 2010, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

3

“Permits” has the meaning given to it in Section 5.13;

“Purchase Price” has the meaning given to it in Section 2.04;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Seller” has the meaning given to it in the preamble;

“Seller Entities” means the Seller and its affiliates other than the Buyer Entities;

“Seller Indemnities” has the meaning given to it in Section 9.02;

“Shares” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Umbrella Agreement” has the meaning given to it in the recitals;

“Vessel” has the meaning given to it in the recitals; and

“Vessel Owning Subsidiary” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares free and clear of all Encumbrances, which in turn shall result in the Buyer chartering (indirectly) the Vessel under the Bareboat Charter. Notwithstanding the foregoing, the obligation of the Buyer to purchase the Shares shall be conditioned on the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects as of the Closing as though then made and the Buyer having received as of the Closing a certificate to that effect from the Seller.

SECTION 2.02. Closing. On the terms of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date hereof or, if later, on the date that the conditions under Section 2.06 hereinbelow are complied with (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing.”

4

SECTION 2.03. Place of Closing. The Closing shall take place at the premises of Capital Gas at 3 Iasonos Street, Piraeus, Greece.

SECTION 2.04. Purchase Price for Shares. On the Closing Date, the Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount of US$141,683,000 (United States Dollars US$141,683,000 (United States Dollars One Hundred Forty One Million Six Hundred Eighty-Three Thousand)) (the “Purchase Price”), for the Shares as follows: (i) concurrently with the execution of this Agreement, the Buyer has paid the amount of US$14,168,300 (United States Dollars Fourteen Million One Hundred Sixty Eighty Thousand Three Hundred) (constituting 10% of the Purchase Price) as deposit and security against such Purchase Price for the Shares (the “Deposit”); and (ii) on the Closing Date, the Buyer shall pay the Seller the remaining amount of US$127,514,700 (United States Dollars One Hundred Twenty Seven Million Five Hundred Fourteen Thousand Seven Hundred) (constituting 90% of the Purchase Price) against the delivery of the Shares as set forth herein. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

SECTION 2.05. Payment of the Purchase Price. The payment of any part of the Purchase Price to be paid by the Buyer on the date hereof may be netted against amounts payable on the date hereof by the Seller to the Buyer in accordance with Section 3.11 (Netting of Payments) of the Umbrella Agreement. To the extent paid in cash in United States Dollars, the Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION 2.06. Other Agreements and Conditions for the Sale. It is expressly agreed that either prior to or latest on the date of Closing the following must have occurred in form and substance reasonably acceptable to each Party:

(a) the Owner has confirmed its acceptance of the change of ownership of the Vessel Owning Subsidiary from the Seller to the Buyer under any relevant clause of the Bareboat Charter;

(b) the Seller has been released as guarantor of the performance of the Vessel Owning Subsidiary under the Bareboat Charter and been replaced by the Buyer as guarantor thereunder; and

(c) any confirmation as may be required by the Charterer under the Charter for the change of ownership of the Vessel Owning Subsidiary has been obtained.

5

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that as of the date hereof [and as of the Closing Date]:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation of the Buyer and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The Buyer understands that, when transferred to the Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owning Subsidiary and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V and VI.

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ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that as of the date hereof [and as of the Closing Date]:

SECTION 4.01. Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

SECTION 4.03. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 4.04. Good and Marketable Title to Shares. The Seller is the owner (of record and beneficially) of all of the Shares and has good and marketable title to the Shares, free and clear of any and all Encumbrances. The Shares constitute 100% of the issued and outstanding Equity Interests of the Vessel Owning Subsidiary.

SECTION 4.05. The Shares. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by the Seller for transfer to the Buyer or accompanied by appropriate instruments sufficient to evidence the transfer from the Seller to the Buyer of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon the Seller’s receipt of the Purchase Price, the Buyer shall own good and valid title to the Shares, free and clear of any Encumbrances, other than those arising from acts of the Buyer Entities. Other than this Agreement and any related transaction documents, the Organizational Documents and restrictions imposed by Applicable Law, at the Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which any Buyer Entity is a party.

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SECTION 4.06. Independent Investigation. The Seller has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Buyer and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that as of the date hereof [and as of the Closing Date]:

SECTION 5.01. Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

SECTION 5.02. Capitalization; Title to Shares. The Shares consist of 100 shares of capital stock without par value and have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total issued and outstanding Equity Interests of the Vessel Owning Subsidiary. There are not outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any equity interests of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such equity interests of the Vessel Owning Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the Vessel Owning Subsidiary.

SECTION 5.03. Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect as of the date hereof and as of the Closing (the “Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, any of the Organizational Documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

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SECTION 5.05. Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

SECTION 5.06. Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

SECTION 5.07. Personnel. The Vessel Owning Subsidiary has no employees.

SECTION 5.08. Contracts and Agreements. Other than the Bareboat Charter, the Charter and the Management Agreement (together, the “Contracts”), there are no material contracts or agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound.

(a) Each of the Contracts is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof (and, at the Closing, will have fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the Closing) and has not waived any material rights thereunder, including payment in full of the purchase price for the Vessel, together with any other payments of the Vessel Owning Subsidiary due thereunder;

(c) There has not occurred any material default under any of the Contracts on the part of the Vessel Owning Subsidiary, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under any of the Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

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SECTION 5.09. Compliance with Law. The conduct of business by the Vessel Owning Subsidiary does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10. No Undisclosed Liabilities. The Vessel Owning Subsidiary (or the Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation). Notwithstanding the foregoing, the Parties acknowledge and agree that there may be obligations under the Contracts that are not due and payable as of the date hereof or as of the Closing and that will be the responsibility of the Seller pursuant to Section 9.01(c) of this Agreement.

SECTION 5.11. Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer which would render such information untrue or misleading.

SECTION 5.12. Payment of Taxes. The Vessel Owning Subsidiary has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

SECTION 5.13. Permits. The Vessel Owning Subsidiary has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the Vessel Owning Subsidiary. The Vessel Owning Subsidiary has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the

10

holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the Vessel Owning Subsidiary, and none of such Permits contains any restriction that is materially burdensome to the Vessel Owning Subsidiary.

SECTION 5.14. No Material Adverse Change in Business. Since the date of incorporation of the Vessel Owning Subsidiary, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Vessel Owning Subsidiary, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Vessel Owning Subsidiary.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

The Seller represents and warrants to the Buyer that as of the date hereof [and as of the Closing Date]:

SECTION 6.01. Title to Vessel. The Vessel Owning Subsidiary is the bareboat charterer of the Vessel.

SECTION 6.02. No Encumbrances. The assets of the Vessel Owning Subsidiary and the Vessel are free of all Encumbrances other than the Encumbrances arising under the Bareboat Charter.

SECTION 6.03. Condition. The Vessel is (i) adequate and suitable for use by the Vessel Owning Subsidiary in the manner that is standard and customary for a vessel of its type, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and in good running order and repair; (iii) insured against all risks, and in amounts, consistent with common industry practices; (iv) in compliance with maritime laws and regulations; and (v) in compliance in all material respects with the requirements of its class and classification society; and all class certificates of the Vessel are clean and valid and free of recommendations affecting class; and the Buyer acknowledges and agrees that, subject only to the representations and warranties in this Agreement, it is acquiring the Vessel on an “as is, where is” basis.

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements. The Seller agrees to cause the Vessel Owning Subsidiary to provide access to the books and records of the Vessel Owning Subsidiary to allow the Buyer’s outside auditing firm to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer

11

pursuant to applicable securities laws. The Seller will (A) direct its auditors to provide the Buyer’s auditors access to the auditors’ work papers and (B) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

SECTION 7.02. Expenses. All costs, fees and expenses incurred by the Buyer in connection with this Agreement and the related transaction documents shall be paid by the Buyer, including all costs, fees and expenses incurred by the Buyer in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares. For the avoidance of doubt, all costs and expenses incurred by the Buyer to load the Vessel with fuel oil, lubricating oil, greases, fresh water and other stores necessary to operate the Vessel after the Closing as well as in connection with the delivery of the Vessel to the delivery port (ballast) shall be for the Buyer’s account.

SECTION 7.03. Fees and Expenses under any Financing Arrangement. On the Closing Date the Buyer shall reimburse the Seller for the pro rata share, on the basis of ownership days, of the arrangement fee paid by the Seller to the Owner under the Bareboat Charter.

SECTION 7.04. Management Agreement. At the Closing, the Original Management Agreement will be terminated without further liability of the Vessel Owning Subsidiary, and the Vessel Owning Subsidiary will enter into a Floating Rate Management Agreement with Capital Gas, on the terms and substantially in the form set out in Exhibit 8.5 to the Umbrella Agreement.

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

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ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller or the Vessel Owning Subsidiary to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) by reason of, arising out of or otherwise in respect of assets owned by the Vessel Owning Subsidiary or the assets, operations, and obligations of the Vessel Owning Subsidiary or the businesses thereof to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date.

SECTION 9.02. Indemnity by the Buyer. The Buyer shall indemnify the Seller and its subsidiaries other than any Buyer Indemnitees and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

SECTION 9.03. Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Party may be entitled, or any remedies for willful misconduct or actual fraud, the rights and remedies set forth in this Article IX shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

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SECTION 10.03. Complete Agreement. The Umbrella Agreement and this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

SECTION 10.06. Third Party Rights. Except to the extent provided in Article IX, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or facsimile number for a Party as may be designated by notice by such Party to the other Party):

(a) if to Capital Maritime & Trading Corp., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: Gerasimos Kalogiratos

Facsimile: +30 210 428 4286

(b) if to Capital Product Partners L.P., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: CEO/CFO of Capital Product Partners L.P.

Facsimile: +30 210 428 4285

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 10.08. Representations and Warranties to Survive. All representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares.

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SECTION 10.09. Remedies. Except as expressly provided in Section 9.03, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 10.10. Non-recourse to General Partner. Neither the General Partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

SECTION 10.11. Expenses. Each Party shall bear all costs, fees and expenses incurred or payable by such Party or its subsidiaries (including, in the case of the Seller, the Vessel Owning Subsidiary) in connection with this Agreement and the related transaction documents, including the fees, expenses and disbursements of its counsel, accountants, brokers and financial advisors.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed as of the date first above written.

15

CAPITAL MARITIME & TRADING CORP.

by
Name: Gerasimos Kalogiratos
Title: Chief Financial Officer

CAPITAL PRODUCT PARTNERS L.P.

by Capital GP L.L.C., its general partner

by
Name: Gerasimos Kalogiratos
Title: Chief Executive Officer and Chief
Financial Officer of Capital GP, L.L.C.

Initial Vessels Share Purchase Agreements – Agamemnon

SHARE PURCHASE AGREEMENT

Dated [•] 2023

between

CAPITAL MARITIME & TRADING CORP.

and

CAPITAL PRODUCT PARTNERS L.P.

one hundred (100) Shares

Page

ARTICLE I

Interpretation

SECTION 1.01. Definitions	1

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	4
SECTION 2.02. Closing	4
SECTION 2.03. Place of Closing	4
SECTION 2.04. Purchase Price for Shares and Deposit	4
SECTION 2.05. Refund of Deposit	4
SECTION 2.06. Payment of the Purchase Price	5
SECTION 2.07. Other Agreements and Conditions for the Sale	5

ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	5
SECTION 3.02. Agreement Not in Breach of Other Instruments	5
SECTION 3.03. No Legal Bar	5
SECTION 3.04. Securities Act	6
SECTION 3.05. Independent Investigation	6

ARTICLE IV

Representations and Warranties of the Seller

SECTION 4.01. Organization and Corporate Authority	6
SECTION 4.02. Agreement Not in Breach	6
SECTION 4.03. No Legal Bar	6
SECTION 4.04. Good and Marketable Title to Shares	7
SECTION 4.05. The Shares	7
SECTION 4.06. Independent Investigation	7

i

Page

ARTICLE V

Representations and Warranties of the Seller Regarding the Vessel Owning Subsidiary

SECTION 5.01. Organization Good Standing and Authority	7
SECTION 5.02. Capitalization; Title to Shares	7
SECTION 5.03. Organizational Documents	8
SECTION 5.04. Agreement Not in Breach	8
SECTION 5.05. Litigation	8
SECTION 5.06. Indebtedness to and from Officers, etc.	8
SECTION 5.07. Personnel	8
SECTION 5.08. Contracts and Agreements	8
SECTION 5.09. Compliance with Law	9
SECTION 5.10. No Undisclosed Liabilities	9
SECTION 5.11. Disclosure of Information	9
SECTION 5.12. Payment of Taxes	9
SECTION 5.13. Permits	10
SECTION 5.14. No Material Adverse Change in Business	10

ARTICLE VI

Representations and Warranties of the Seller regarding the Vessel

SECTION 6.01. Title to Vessel	10
SECTION 6.02. Condition	10

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements	11
SECTION 7.02. Expenses	11
SECTION 7.03. Management Agreement.	11

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers	11

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller	12

ii

iii

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of [•] 2023, by and between CAPITAL MARITIME & TRADING CORP. (the “Seller”), a corporation organized under the laws of the Republic of the Marshall Islands, and CAPITAL PRODUCT PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS, on November [•], 2023, the Seller, Buyer and Capital GP L.L.C. (the “General Partner”) entered into an Umbrella Agreement (the “Umbrella Agreement”), providing, among other things, for the execution of this Agreement with respect to the Vessel (as defined below).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the one hundred (100) shares of capital stock (the “Shares”) representing all of the issued and outstanding shares of capital stock of AIOLOS GAS CARRIERS CORP., a corporation organized under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Vessel Owning Subsidiary”), for a purchase price of US$US$270,000,000 (United States Dollars Two Hundred Seventy Million) as referenced in Section 2.04.

WHEREAS, the Vessel Owning Subsidiary has entered into a certain shipbuilding contract, dated as of 14 June 2022, by and between the Vessel Owning Subsidiary as buyer and HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD., a company organized and existing under the laws of the Republic of Korea, having its principal office at 93 Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea as builder and seller (the “Builder”) as amended and supplemented (the “Shipbuilding Contract”) for the construction and sale of one LNG carrier under hull no. 8199 tbn AGAMEMNON (the “Vessel”), which is currently under construction by the Builder.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals, as amended, supplemented, restated or otherwise modified from time to time;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Builder” has the meaning given to it in the recitals;

“Buyer” has the meaning given to it in the preamble;

“Buyer Entities” means the Buyer and its subsidiaries;

“Buyer Indemnitees” has the meaning given to it in Section 9.01;

“Capital Gas” means Capital Gas Ship Management Corp.;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” has the meaning given to it in Section 2.02;

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person;

“Contract” has the meaning given to it in Section 5.08;

“Deposit” has the meaning given to it in Section 2.04;

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

“Equity Interest” means (a) with respect to any entity, any and all shares of capital stock or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b);

“General Partner” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

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“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity, in each case except to the extent reasonably foreseeable;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Buyer dated February 22, 2010, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Permits” has the meaning given to it in Section 5.13;

“Purchase Price” has the meaning given to it in Section 2.04;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Seller” has the meaning given to it in the preamble;

“Seller Entities” means the Seller and its affiliates other than the Buyer Entities;

“Seller Indemnities” has the meaning given to it in Section 9.02;

“Shares” has the meaning given to it in the recitals;

“Shipbuilding Contract” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Umbrella Agreement” has the meaning given to it in the recitals;

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“Vessel” has the meaning given to it in the recitals; and

“Vessel Owning Subsidiary” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares free and clear of all Encumbrances, which in turn shall result in the Buyer indirectly owning the Vessel. Notwithstanding the foregoing, the obligation of the Buyer to purchase the Shares shall be conditioned on the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects as of the Closing as though then made and the Buyer having received as of the Closing a certificate to that effect from the Seller.

SECTION 2.02. Closing. On the terms of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date of delivery of the Vessel from the Builder to the Vessel Owning Subsidiary as buyer according to the terms and conditions of the Shipbuilding Contract, on any date on or prior to 26 December 2026 (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing”.

SECTION 2.03. Place of Closing. The Closing shall take place at the premises of Capital Gas at 3 Iassonos Street, Piraeus, Greece.

SECTION 2.04. Purchase Price for Shares and Deposit. The Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount of $270,000,000 (United States Dollars Two Hundred Seventy Million)) (the “Purchase Price”) for the Shares as follows: (i) concurrently with the execution of this Agreement, the Buyer has paid the amount of $27,000,000 (United States Dollars Twenty Seven Million) (constituting 10% of the Purchase Price) as deposit and security against such Purchase Price for the Shares (the “Deposit”); and (ii) on the Closing Date, the Buyer shall pay the Seller the remaining amount of US$243,000,000 (United States Dollars Two Hundred Forty Three Million) (constituting 90% of the Purchase Price) against the delivery of the Shares as set forth herein. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

SECTION 2.05. Refund of Deposit. If the Vessel is rejected by the Vessel Owning Subsidiary in accordance with the terms of the Shipbuilding Contract and the Vessel Owning Subsidiary terminates, cancels or rescinds the Shipbuilding Contract pursuant to any of the provisions thereof specifically permitting the Vessel Owning Subsidiary to do so, the Seller shall forthwith (not later than 30 days after receipt of notice of such termination) refund to the Buyer, in U.S. Dollars, the full amount of the Deposit. Such refund shall forthwith discharge all the obligations, duties and liabilities under this Agreement of each of the Parties to the other except for any outstanding amounts due by the Buyer to the Seller if any, hereunder.

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SECTION 2.06. Payment of the Purchase Price. The payment of any part of the Deposit or the Purchase Price to be paid by the Buyer may be netted against amounts payable on such date by the Seller to the Buyer in accordance with Section 3.11 (Netting of Payments) of the Umbrella Agreement. To the extent paid in cash in United States Dollars, the Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION 2.07. Other Agreements and Conditions for the Sale. It is expressly agreed that either prior to or latest on the date of Closing the following must have occurred in form and substance reasonably acceptable to each Party: any confirmation as may be required by the Charterer under the Charter for the change of ownership of the Vessel Owning Subsidiary has been obtained.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation of the Buyer and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The Buyer understands that, when transferred to the Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owning Subsidiary and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V and VI.

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that:

SECTION 4.01. Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

SECTION 4.03. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 4.04. Good and Marketable Title to Shares. The Seller is the owner (of record and beneficially) of all of the Shares and has good and marketable title to the Shares, free and clear of any and all Encumbrances. The Shares constitute 100% of the issued and outstanding Equity Interests of the Vessel Owning Subsidiary.

SECTION 4.05. The Shares. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by the Seller for transfer to the Buyer or accompanied by appropriate instruments sufficient to evidence the transfer from the Seller to the Buyer of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon the Seller’s receipt of the Purchase Price, the Buyer shall own good and valid title to the Shares, free and clear of any Encumbrances, other than those arising from acts of the Buyer Entities. Other than this Agreement and any related transaction documents, the Organizational Documents and restrictions imposed by Applicable Law, at the Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 4.06. Independent Investigation. The Seller has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Buyer and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that:

SECTION 5.01. Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

SECTION 5.02. Capitalization; Title to Shares. The Shares consist of 100 shares of capital stock without par value and have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total issued and outstanding Equity Interests of the Vessel Owning Subsidiary. There are not outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any equity interests of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such equity interests of the Vessel Owning Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the Vessel Owning Subsidiary.

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SECTION 5.03. Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect as of the date hereof and as of the Closing (the “Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, any of the Organizational Documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

SECTION 5.05. Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

SECTION 5.06. Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

SECTION 5.07. Personnel. The Vessel Owning Subsidiary has no employees.

SECTION 5.08. Contract and Agreements. Other than the Shipbuilding Contract (the “Contract”), there are no material contracts or agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound.

(a) The Contract is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

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(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contract to have been performed by it prior to the date hereof (and, at the Closing, will have fulfilled all material obligations required pursuant to its Contract to have been performed by it prior to the Closing) and has not waived any material rights thereunder, including payment in full of the purchase price for the Vessel, together with any other payments of the Vessel Owning Subsidiary due thereunder;

(c) There has not occurred any material default under Contract on the part of the Vessel Owning Subsidiary, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under the Contract nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to the Contract.

SECTION 5.09. Compliance with Law. The conduct of business by the Vessel Owning Subsidiary does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10. No Undisclosed Liabilities. The Vessel Owning Subsidiary (or the Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation). Notwithstanding the foregoing, the Parties acknowledge and agree that there may be obligations under the Contract[s] that are not due and payable as of the date hereof or as of the Closing and that will be the responsibility of the Seller pursuant to Section 9.01(c) of this Agreement.

SECTION 5.11. Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer which would render such information untrue or misleading.

SECTION 5.12. Payment of Taxes. The Vessel Owning Subsidiary has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

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SECTION 5.13. Permits. The Vessel Owning Subsidiary has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the Vessel Owning Subsidiary. The Vessel Owning Subsidiary has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the Vessel Owning Subsidiary, and none of such Permits contains any restriction that is materially burdensome to the Vessel Owning Subsidiary.

SECTION 5.14. No Material Adverse Change in Business. Since the date of incorporation of the Vessel Owning Subsidiary, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Vessel Owning Subsidiary, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Vessel Owning Subsidiary.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

SECTION 6.01. Title to Vessel; No Encumbrance. The Seller represents and warrants to the Buyer that (i) the Vessel Owning Subsidiary is the buyer of the Vessel under the Shipbuilding Contract (ii) the assets of the Vessel Owning Subsidiary are free of all Encumbrances and (iii) as of the Closing Date the Vessel will be free of all Encumbrances.

SECTION 6.02. Condition. The Seller represents and warrants to the Buyer as of the Closing Date that the Vessel will be (i) adequate and suitable for use by the Vessel Owning Subsidiary in the manner that is standard and customary for a vessel of its type, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and in good running order and repair; (iii) in compliance with maritime laws and regulations; and (iv) in compliance in all material respects with the requirements of its class and classification society; and all class certificates of the Vessel are clean and valid and free of recommendations affecting class; and the Buyer acknowledges and agrees that, subject only to the representations and warranties in this Agreement, it is acquiring the Vessel on an “as is, where is” basis.

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ARTICLE VII

Covenants

SECTION 7.01. Financial Statements. The Seller agrees to cause the Vessel Owning Subsidiary to provide access to the books and records of the Vessel Owning Subsidiary to allow the Buyer’s outside auditing firm to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer pursuant to applicable securities laws. The Seller will (A) direct its auditors to provide the Buyer’s auditors access to the auditors’ work papers and (B) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

SECTION 7.02. Expenses. All costs, fees and expenses incurred by the Buyer in connection with this Agreement and the related transaction documents shall be paid by the Buyer, including all costs, fees and expenses incurred by the Buyer in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares. For the avoidance of doubt, all costs and expenses for the supervision of the Vessel’s construction until its delivery from the Builder to the Vessel Owning Subsidiary shall be for the Seller’s account and all costs and expenses incurred by the Buyer on behalf of the Vessel Owning Subsidiary to load the Vessel with fuel oil, lubricating oil, greases, fresh water and other stores necessary to operate the Vessel after the Closing shall be for the Buyer’s account.

SECTION 7.03. Management Agreement. At the Closing, the Vessel Owning Subsidiary will enter into a Floating Rate Management Agreement with Capital Gas, on the terms and substantially in the form set out in Exhibit 8.5 to the Umbrella Agreement.

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

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ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller or the Vessel Owning Subsidiary to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) by reason of, arising out of or otherwise in respect of assets owned by the Vessel Owning Subsidiary or the assets, operations, and obligations of the Vessel Owning Subsidiary or the businesses thereof to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date.

SECTION 9.02. Indemnity by the Buyer. The Buyer shall indemnify the Seller and its subsidiaries other than any Buyer Indemnitees and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

SECTION 9.03. Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Party may be entitled, or any remedies for willful misconduct or actual fraud, the rights and remedies set forth in this Article IX shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

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SECTION 10.03. Complete Agreement. The Umbrella Agreement and this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

SECTION 10.06. Third Party Rights. Except to the extent provided in Article IX, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or facsimile number for a Party as may be designated by notice by such Party to the other Party):

(a) if to Capital Maritime & Trading Corp., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: Gerasimos Kalogiratos

Facsimile: +30 210 428 4286

(b) if to Capital Product Partners L.P., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: CEO/CFO of Capital Product Partners L.P.

Facsimile: +30 210 428 4285

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 10.08. Representations and Warranties to Survive. All representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares.

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SECTION 10.09. Remedies. Except as expressly provided in Section 9.03, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 10.10. Non-recourse to General Partner. Neither the General Partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

SECTION 10.11. Expenses. Each Party shall bear all costs, fees and expenses incurred or payable by such Party or its subsidiaries (including, in the case of the Seller, the Vessel Owning Subsidiary) in connection with this Agreement and the related transaction documents, including the fees, expenses and disbursements of its counsel, accountants, brokers and financial advisors.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed as of the date first above written.

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CAPITAL MARITIME & TRADING CORP.

by
Name: Gerasimos Kalogiratos
Title: Chief Financial Officer

CAPITAL PRODUCT PARTNERS L.P.

by Capital GP L.L.C., its general partner

by
	Name:	Gerasimos Kalogiratos
	Title:	Chief Executive Officer and Chief Financial Officer of Capital GP, L.L.C.

Initial Vessels Share Purchase Agreements – Aktoras

SHARE PURCHASE AGREEMENT

Dated [•] 2023

between

CAPITAL MARITIME & TRADING CORP.

and

CAPITAL PRODUCT PARTNERS L.P.

one hundred (100) Shares

Page
ARTICLE I

Interpretation
SECTION 1.01. Definitions	1

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	4
SECTION 2.02. Closing	4
SECTION 2.03. Place of Closing	4
SECTION 2.04. Purchase Price for Shares and Deposit	4
SECTION 2.05. Refund of Deposit	5
SECTION 2.06. Payment of the Purchase Price	5
SECTION 2.07. Other Agreements and Conditions for the Sale	5

ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	5
SECTION 3.02. Agreement Not in Breach of Other Instruments	5
SECTION 3.03. No Legal Bar	6
SECTION 3.04. Securities Act	6
SECTION 3.05. Independent Investigation	6

ARTICLE IV

Representations and Warranties of the Seller

SECTION 4.01. Organization and Corporate Authority	6
SECTION 4.02. Agreement Not in Breach	7
SECTION 4.03. No Legal Bar	7
SECTION 4.04. Good and Marketable Title to Shares	7
SECTION 4.05. The Shares	7
SECTION 4.06. Independent Investigation	7

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Page
ARTICLE V

Representations and Warranties of the Seller Regarding the Vessel Owning Subsidiary

SECTION 5.01. Organization Good Standing and Authority	8
SECTION 5.02. Capitalization; Title to Shares	8
SECTION 5.03. Organizational Documents	8
SECTION 5.04. Agreement Not in Breach	8
SECTION 5.05. Litigation	8
SECTION 5.06. Indebtedness to and from Officers, etc.	9
SECTION 5.07. Personnel	9
SECTION 5.08. Contracts and Agreements	9
SECTION 5.09. Compliance with Law	9
SECTION 5.10. No Undisclosed Liabilities	9
SECTION 5.11. Disclosure of Information	10
SECTION 5.12. Payment of Taxes	10
SECTION 5.13. Permits	10
SECTION 5.14. No Material Adverse Change in Business	10

ARTICLE VI

Representations and Warranties of the Seller regarding the Vessel

SECTION 6.01. Title to Vessel	10
SECTION 6.02. Condition	11

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements	11
SECTION 7.02. Expenses	11
SECTION 7.03. Management Agreement	11

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers	11

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SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of [•] 2023, by and between CAPITAL MARITIME & TRADING CORP. (the “Seller”), a corporation organized under the laws of the Republic of the Marshall Islands, and CAPITAL PRODUCT PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS, on November [•], 2023, the Seller, Buyer and Capital GP L.L.C. (the “General Partner”) entered into an Umbrella Agreement (the “Umbrella Agreement”), providing, among other things, for the execution of this Agreement with respect to the Vessel (as defined below).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the one hundred (100) shares of capital stock (the “Shares”) representing all of the issued and outstanding shares of capital stock of TAURUS GAS CARRIER CORP., a corporation organized under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Vessel Owning Subsidiary”), for a purchase price of US$311,000,000 (United States Dollars Three Hundred Eleven Million), as referenced in Section 2.04.

WHEREAS, the Vessel Owning Subsidiary has entered into a certain shipbuilding contract, dated as of 4 November 2021, by and between the Vessel Owning Subsidiary as buyer and HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD., a company organized and existing under the laws of the Republic of Korea, having its principal office at 93 Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea as builder and seller (the “Builder”) as amended and supplemented (the “Shipbuilding Contract”) for the construction and sale of one LNG carrier under hull no. 8140 tbn AKTORAS (the “Vessel”), which is currently under construction by the Builder.

WHEREAS, the Vessel Owning Subsidiary has entered into a bareboat charter dated 4 August 2023 (the “Charter”) with Bonny Gas Transport Limited, a company organized under the laws of Bermuda, as charterer (the “Charterer”), at a gross charter rate of US$99,500 (United States Dollars Ninety Nine Thousand Five Hundred) per day for a period of seven (7) years, plus or minus up to 30 days at Charterer’s option, and an option of an extension for three (3) years at a gross charter rate of US$105,000 (United States Dollars One Hundred Five Thousand) per day .

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals, as amended, supplemented, restated or otherwise modified from time to time;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Builder” has the meaning given to it in the recitals;

“Buyer” has the meaning given to it in the preamble;

“Buyer Entities” means the Buyer and its subsidiaries;

“Buyer Indemnitees” has the meaning given to it in Section 9.01;

“Capital Gas” means Capital Gas Ship Management Corp.;

“Charter” has the meaning given to it in the recitals;

“Charterer” has the meaning given to it in the recitals;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” has the meaning given to it in Section 2.02;

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person;

“Contracts” has the meaning given to it in Section 5.08;

“Deposit” has the meaning given to it in Section 2.04;

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

“Equity Interest” means (a) with respect to any entity, any and all shares of capital stock or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b);

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“General Partner” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity, in each case except to the extent reasonably foreseeable;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Buyer dated February 22, 2010, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Permits” has the meaning given to it in Section 5.13;

“Purchase Price” has the meaning given to it in Section 2.04;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Seller” has the meaning given to it in the preamble;

“Seller Entities” means the Seller and its affiliates other than the Buyer Entities;

“Seller Indemnities” has the meaning given to it in Section 9.02;

“Shares” has the meaning given to it in the recitals;

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“Shipbuilding Contract” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Umbrella Agreement” has the meaning given to it in the recitals;

“Vessel” has the meaning given to it in the recitals; and

“Vessel Owning Subsidiary” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares free and clear of all Encumbrances, which in turn shall result in the Buyer indirectly owning the Vessel. Notwithstanding the foregoing, the obligation of the Buyer to purchase the Shares shall be conditioned on the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects as of the Closing as though then made and the Buyer having received as of the Closing a certificate to that effect from the Seller.

SECTION 2.02. Closing. On the terms of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date of delivery of the Vessel from the Builder to the Vessel Owning Subsidiary as buyer according to the terms and conditions of the Shipbuilding Contract, on any date on or prior to 28 March 2025 (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing”.

SECTION 2.03. Place of Closing. The Closing shall take place at the premises of Capital Gas at 3 Iassonos Street, Piraeus, Greece.

SECTION 2.04. Purchase Price for Shares and Deposit. The Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount of US$311,000,000 (United States Dollars Three Hundred Eleven Million) (the “Purchase Price”) for the Shares as follows: (i) concurrently with the execution of this Agreement, the Buyer has paid the amount of $31,100,000 (United States Dollars Thirty One Million One Hundred Thousand) (constituting 10% of the Purchase Price) as deposit and security against such Purchase Price for the Shares (the “Deposit”); and (ii) on the Closing Date, the Buyer shall pay the Seller the remaining amount of US$279,900,000 (United States Dollars Two Hundred Seventy Nine Million Nine Hundred Thousand) (constituting 90% of the Purchase Price) against the delivery of the Shares as set forth herein. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

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SECTION 2.05. Refund of Deposit. If the Vessel is rejected by the Vessel Owning Subsidiary in accordance with the terms of the Shipbuilding Contract and the Vessel Owning Subsidiary terminates, cancels or rescinds the Shipbuilding Contract pursuant to any of the provisions thereof specifically permitting the Vessel Owning Subsidiary to do so, the Seller shall forthwith (not later than 30 days after receipt of notice of such termination) refund to the Buyer, in U.S. Dollars, the full amount of the Deposit. Such refund shall forthwith discharge all the obligations, duties and liabilities under this Agreement of each of the Parties to the other except for any outstanding amounts due by the Buyer to the Seller if any, hereunder.

SECTION 2.06. Payment of the Purchase Price. The payment of any part of the Deposit or the Purchase Price to be paid by the Buyer may be netted against amounts payable on such date by the Seller to the Buyer in accordance with Section 3.11 (Netting of Payments) of the Umbrella Agreement. To the extent paid in cash in United States Dollars, the Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION 2.07. Other Agreements and Conditions for the Sale. It is expressly agreed that either prior to or latest on the date of Closing the following must have occurred in form and substance reasonably acceptable to each Party: any confirmation as may be required by the Charterer under the Charter for the change of ownership of the Vessel Owning Subsidiary has been obtained.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation of the Buyer and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

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SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The Buyer understands that, when transferred to the Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owning Subsidiary and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V and VI.

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that:

SECTION 4.01. Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

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SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

SECTION 4.03. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 4.04. Good and Marketable Title to Shares. The Seller is the owner (of record and beneficially) of all of the Shares and has good and marketable title to the Shares, free and clear of any and all Encumbrances. The Shares constitute 100% of the issued and outstanding Equity Interests of the Vessel Owning Subsidiary.

SECTION 4.05. The Shares. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by the Seller for transfer to the Buyer or accompanied by appropriate instruments sufficient to evidence the transfer from the Seller to the Buyer of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon the Seller’s receipt of the Purchase Price, the Buyer shall own good and valid title to the Shares, free and clear of any Encumbrances, other than those arising from acts of the Buyer Entities. Other than this Agreement and any related transaction documents, the Organizational Documents and restrictions imposed by Applicable Law, at the Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 4.06. Independent Investigation. The Seller has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Buyer and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

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ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that:

SECTION 5.01. Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

SECTION 5.02. Capitalization; Title to Shares. The Shares consist of 100 shares of capital stock without par value and have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total issued and outstanding Equity Interests of the Vessel Owning Subsidiary. There are not outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any equity interests of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such equity interests of the Vessel Owning Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the Vessel Owning Subsidiary.

SECTION 5.03. Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect as of the date hereof and as of the Closing (the “Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, any of the Organizational Documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

SECTION 5.05. Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

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SECTION 5.06. Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

SECTION 5.07. Personnel. The Vessel Owning Subsidiary has no employees.

SECTION 5.08. Contracts and Agreements. Other than the Shipbuilding Contract and the Charter (together, the “Contracts” ), there are no material contracts or agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound.

(a) Each of the Contracts is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof (and, at the Closing, will have fulfilled all material obligations required pursuant to its Contract[s] to have been performed by it prior to the Closing) and has not waived any material rights thereunder, including payment in full of the purchase price for the Vessel, together with any other payments of the Vessel Owning Subsidiary due thereunder;

(c) There has not occurred any material default under any of the Contracts on the part of the Vessel Owning Subsidiary, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under any of the Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

SECTION 5.09. Compliance with Law. The conduct of business by the Vessel Owning Subsidiary does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10. No Undisclosed Liabilities. The Vessel Owning Subsidiary (or the Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation). Notwithstanding the foregoing, the Parties acknowledge and agree that there may be obligations under the Contract[s] that are not due and payable as of the date hereof or as of the Closing and that will be the responsibility of the Seller pursuant to Section 9.01(c) of this Agreement.

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SECTION 5.11. Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer which would render such information untrue or misleading.

SECTION 5.12. Payment of Taxes. The Vessel Owning Subsidiary has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

SECTION 5.13. Permits. The Vessel Owning Subsidiary has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the Vessel Owning Subsidiary. The Vessel Owning Subsidiary has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the Vessel Owning Subsidiary, and none of such Permits contains any restriction that is materially burdensome to the Vessel Owning Subsidiary.

SECTION 5.14. No Material Adverse Change in Business. Since the date of incorporation of the Vessel Owning Subsidiary, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Vessel Owning Subsidiary, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Vessel Owning Subsidiary.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

SECTION 6.01. Title to Vessel; No Encumbrance. The Seller represents and warrants to the Buyer that (i) the Vessel Owning Subsidiary is the buyer of the Vessel under the Shipbuilding Contract (ii) the assets of the Vessel Owning Subsidiary are free of all Encumbrances and (iii) as of the Closing Date the Vessel will be free of all Encumbrances.

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SECTION 6.02. Condition. The Seller represents and warrants to the Buyer as of the Closing Date that the Vessel will be (i) adequate and suitable for use by the Vessel Owning Subsidiary in the manner that is standard and customary for a vessel of its type, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and in good running order and repair;(iii) in compliance with maritime laws and regulations; and (iv) in compliance in all material respects with the requirements of its class and classification society; and all class certificates of the Vessel are clean and valid and free of recommendations affecting class; and the Buyer acknowledges and agrees that, subject only to the representations and warranties in this Agreement, it is acquiring the Vessel on an “as is, where is” basis.

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements. The Seller agrees to cause the Vessel Owning Subsidiary to provide access to the books and records of the Vessel Owning Subsidiary to allow the Buyer’s outside auditing firm to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer pursuant to applicable securities laws. The Seller will (A) direct its auditors to provide the Buyer’s auditors access to the auditors’ work papers and (B) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

SECTION 7.02. Expenses. All costs, fees and expenses incurred by the Buyer in connection with this Agreement and the related transaction documents shall be paid by the Buyer, including all costs, fees and expenses incurred by the Buyer in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares. For the avoidance of doubt, all costs and expenses for the supervision of the Vessel’s construction until its delivery from the Builder to the Vessel Owning Subsidiary shall be for the Seller’s account and all costs and expenses incurred by the Buyer on behalf of the Vessel Owning Subsidiary to load the Vessel with fuel oil, lubricating oil, greases, fresh water and other stores necessary to operate the Vessel after the Closing shall be for the Buyer’s account.

SECTION 7.03. Management Agreement. At the Closing, the Vessel Owning Subsidiary will enter into a Floating Rate Management Agreement with Capital Gas, on the terms and substantially in the form set out in Exhibit 8.5 to the Umbrella Agreement.

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

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ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller or the Vessel Owning Subsidiary to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) by reason of, arising out of or otherwise in respect of assets owned by the Vessel Owning Subsidiary or the assets, operations, and obligations of the Vessel Owning Subsidiary or the businesses thereof to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date.

SECTION 9.02. Indemnity by the Buyer. The Buyer shall indemnify the Seller and its subsidiaries other than any Buyer Indemnitees and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

SECTION 9.03. Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Party may be entitled, or any remedies for willful misconduct or actual fraud, the rights and remedies set forth in this Article IX shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

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ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 10.03. Complete Agreement. The Umbrella Agreement and this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

SECTION 10.06. Third Party Rights. Except to the extent provided in Article IX, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or facsimile number for a Party as may be designated by notice by such Party to the other Party):

(a) if to Capital Maritime & Trading Corp., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: Gerasimos Kalogiratos

Facsimile: +30 210 428 4286

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(b) if to Capital Product Partners L.P., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: CEO/CFO of Capital Product Partners L.P.

Facsimile: +30 210 428 4285

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 10.08. Representations and Warranties to Survive. All representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares.

SECTION 10.09. Remedies. Except as expressly provided in Section 9.03, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 10.10. Non-recourse to General Partner. Neither the General Partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

SECTION 10.11. Expenses. Each Party shall bear all costs, fees and expenses incurred or payable by such Party or its subsidiaries (including, in the case of the Seller, the Vessel Owning Subsidiary) in connection with this Agreement and the related transaction documents, including the fees, expenses and disbursements of its counsel, accountants, brokers and financial advisors.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed as of the date first above written.

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CAPITAL MARITIME & TRADING CORP.

by
	Name:	Gerasimos Kalogiratos
	Title:	Chief Financial Officer

CAPITAL PRODUCT PARTNERS L.P.

by Capital GP L.L.C., its general partner

by
	Name:	Gerasimos Kalogiratos
	Title:	Chief Executive Officer and Chief Financial Officer of Capital GP, L.L.C.

Initial Vessels Share Purchase Agreements - Apostolos

SHARE PURCHASE AGREEMENT

Dated [•] 2023

between

CAPITAL MARITIME & TRADING CORP.

and

CAPITAL PRODUCT PARTNERS L.P.

one hundred (100) Shares

Page

ARTICLE I

Interpretation

SECTION 1.01. Definitions	1

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	4
SECTION 2.02. Closing	4
SECTION 2.03. Place of Closing	4
SECTION 2.04. Purchase Price for Shares and Deposit	4
SECTION 2.05. Refund of Deposit	5
SECTION 2.06. Payment of the Purchase Price	5
SECTION 2.07. Other Agreements and Conditions for the Sale	5

ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	5
SECTION 3.02. Agreement Not in Breach of Other Instruments	5
SECTION 3.03. No Legal Bar	6
SECTION 3.04. Securities Act	6
SECTION 3.05. Independent Investigation	6

ARTICLE IV

Representations and Warranties of the Seller

SECTION 4.01. Organization and Corporate Authority	6
SECTION 4.02. Agreement Not in Breach	6
SECTION 4.03. No Legal Bar	7
SECTION 4.04. Good and Marketable Title to Shares	7
SECTION 4.05. The Shares	7
SECTION 4.06. Independent Investigation	7

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Page

ARTICLE V

Representations and Warranties of
the Seller Regarding the Vessel Owning Subsidiary

SECTION 5.01. Organization Good Standing and Authority	7
SECTION 5.02. Capitalization; Title to Shares	8
SECTION 5.03. Organizational Documents	8
SECTION 5.04. Agreement Not in Breach	8
SECTION 5.05. Litigation	8
SECTION 5.06. Indebtedness to and from Officers, etc.	8
SECTION 5.07. Personnel	9
SECTION 5.08. Contracts and Agreements	9
SECTION 5.09. Compliance with Law	9
SECTION 5.10. No Undisclosed Liabilities	9
SECTION 5.11. Disclosure of Information	10
SECTION 5.12. Payment of Taxes	10
SECTION 5.13. Permits	10
SECTION 5.14. No Material Adverse Change in Business	10

ARTICLE VI

Representations and Warranties of
the Seller regarding the Vessel

SECTION 6.01. Title to Vessel	10
SECTION 6.02. Condition	11

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements	11
SECTION 7.02. Expenses	11
SECTION 7.03. Management Agreement.	11

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers	11

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller	12

ii

iii

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of [•] 2023, by and between CAPITAL MARITIME & TRADING CORP. (the “Seller”), a corporation organized under the laws of the Republic of the Marshall Islands, and CAPITAL PRODUCT PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS, on November [•], 2023, the Seller, Buyer and Capital GP L.L.C. (the “General Partner”) entered into an Umbrella Agreement (the “Umbrella Agreement”), providing, among other things, for the execution of this Agreement with respect to the Vessel (as defined below).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the one hundred (100) shares of capital stock (the “Shares”) representing all of the issued and outstanding shares of capital stock of LEON GAS CARRIER CORP., a corporation organized under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Vessel Owning Subsidiary”), for a purchase price of US$302,000,000 (United States Dollars Three Hundred Two Million), as referenced in Section 2.04.

WHEREAS, the Vessel Owning Subsidiary has entered into a certain shipbuilding contract, dated as of 4 November 2021, by and between the Vessel Owning Subsidiary as buyer and HYUNDAI HEAVY INDUSTRIES CO., LTD., a company organized and existing under the laws of the Republic of Korea, having its principal office at 1,000 Bangeojinsunhwan-doro, Dong-gu, Ulsan, Korea as builder and seller (the “Builder”) as amended and supplemented (the “Shipbuilding Contract”) for the construction and sale of one LNG carrier under hull no. 3342 tbn APOSTOLOS (the “Vessel”), which is currently under construction by the Builder.

WHEREAS, the Vessel Owning Subsidiary has entered into a time charter dated as of May 2023 (the “Charter”) with LNG Marine Transport Limited, a company organized under the laws of Japan, as charterer (the “Charterer”), at a gross charter rate of US$104,000 (United States Dollars One Hundred Four Thousand) per day until 31 December 2034, plus or minus up to 60 days at Charterer’s option, and an option of an extension for three (3) years at a gross charter rate of US$112,000 (United States Dollars One Hundred Twelve Thousand) per day.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals, as amended, supplemented, restated or otherwise modified from time to time;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Builder” has the meaning given to it in the recitals;

“Buyer” has the meaning given to it in the preamble;

“Buyer Entities” means the Buyer and its subsidiaries;

“Buyer Indemnitees” has the meaning given to it in Section 9.01;

“Capital Gas” means Capital Gas Ship Management Corp.;

“Charter” has the meaning given to it in the recitals;

“Charterer” has the meaning given to it in the recitals;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” has the meaning given to it in Section 2.02;

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person;

“Contracts” has the meaning given to it in Section 5.08;

“Deposit” has the meaning given to it in Section 2.04;

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

“Equity Interest” means (a) with respect to any entity, any and all shares of capital stock or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b);

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“General Partner” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity, in each case except to the extent reasonably foreseeable;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Buyer dated February 22, 2010, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Permits” has the meaning given to it in Section 5.13;

“Purchase Price” has the meaning given to it in Section 2.04;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Seller” has the meaning given to it in the preamble;

“Seller Entities” means the Seller and its affiliates other than the Buyer Entities;

“Seller Indemnities” has the meaning given to it in Section 9.02;

“Shares” has the meaning given to it in the recitals;

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“Shipbuilding Contract” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Umbrella Agreement” has the meaning given to it in the recitals;

“Vessel” has the meaning given to it in the recitals; and

“Vessel Owning Subsidiary” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares free and clear of all Encumbrances, which in turn shall result in the Buyer indirectly owning the Vessel. Notwithstanding the foregoing, the obligation of the Buyer to purchase the Shares shall be conditioned on the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects as of the Closing as though then made and the Buyer having received as of the Closing a certificate to that effect from the Seller.

SECTION 2.02. Closing. On the terms of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date of delivery of the Vessel from the Builder to the Vessel Owning Subsidiary as buyer according to the terms and conditions of the Shipbuilding Contract, on any date on or prior to 25 February 2025 (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing”.

SECTION 2.03. Place of Closing. The Closing shall take place at the premises of Capital Gas at 3 Iasonos Street, Piraeus, Greece.

SECTION 2.04. Purchase Price for Shares and Deposit. The Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount of $302,000,000 (United States Dollars Three Hundred Two Million) (the “Purchase Price”) for the Shares as follows: (i) concurrently with the execution of this Agreement, the Buyer has paid the amount of $30,200,000 (United States Dollars Thirty Million Two Hundred Thousand (constituting 10% of the Purchase Price) as deposit and security against such Purchase Price for the Shares (the “Deposit”); and (ii) on the Closing Date, the Buyer shall pay the Seller the remaining amount of US$271,800,000 (United States Dollars Two Hundred Seventy One Million Eight Hundred Thousand) (constituting 90% of the Purchase Price) against the delivery of the Shares as set forth herein. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

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SECTION 2.05. Refund of Deposit. If the Vessel is rejected by the Vessel Owning Subsidiary in accordance with the terms of the Shipbuilding Contract and the Vessel Owning Subsidiary terminates, cancels or rescinds the Shipbuilding Contract pursuant to any of the provisions thereof specifically permitting the Vessel Owning Subsidiary to do so, the Seller shall forthwith (not later than 30 days after receipt of notice of such termination) refund to the Buyer, in U.S. Dollars, the full amount of the Deposit. Such refund shall forthwith discharge all the obligations, duties and liabilities under this Agreement of each of the Parties to the other except for any outstanding amounts due by the Buyer to the Seller if any, hereunder.

SECTION 2.06. Payment of the Purchase Price. The payment of any part of the Deposit or the Purchase Price to be paid by the Buyer may be netted against amounts payable on such date by the Seller to the Buyer in accordance with Section 3.11 (Netting of Payments) of the Umbrella Agreement. To the extent paid in cash in United States Dollars, the Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION 2.07. Other Agreements and Conditions for the Sale. It is expressly agreed that either prior to or latest on the date of Closing the following must have occurred in form and substance reasonably acceptable to each Party: any confirmation as may be required by the Charterer under the Charter for the change of ownership of the Vessel Owning Subsidiary has been obtained.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation of the Buyer and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

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SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The Buyer understands that, when transferred to the Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owning Subsidiary and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V and VI.

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that:

SECTION 4.01. Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

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SECTION 4.03. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 4.04. Good and Marketable Title to Shares. The Seller is the owner (of record and beneficially) of all of the Shares and has good and marketable title to the Shares, free and clear of any and all Encumbrances. The Shares constitute 100% of the issued and outstanding Equity Interests of the Vessel Owning Subsidiary.

SECTION 4.05. The Shares. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by the Seller for transfer to the Buyer or accompanied by appropriate instruments sufficient to evidence the transfer from the Seller to the Buyer of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon the Seller’s receipt of the Purchase Price, the Buyer shall own good and valid title to the Shares, free and clear of any Encumbrances, other than those arising from acts of the Buyer Entities. Other than this Agreement and any related transaction documents, the Organizational Documents and restrictions imposed by Applicable Law, at the Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 4.06. Independent Investigation. The Seller has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Buyer and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that:

SECTION 5.01. Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

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SECTION 5.02. Capitalization; Title to Shares. The Shares consist of 100 shares of capital stock without par value and have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total issued and outstanding Equity Interests of the Vessel Owning Subsidiary. There are not outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any equity interests of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such equity interests of the Vessel Owning Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the Vessel Owning Subsidiary.

SECTION 5.03. Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect as of the date hereof and as of the Closing (the “Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, any of the Organizational Documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

SECTION 5.05. Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

SECTION 5.06. Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

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SECTION 5.07. Personnel. The Vessel Owning Subsidiary has no employees.

SECTION 5.08. Contracts and Agreements. Other than the Shipbuilding Contract and the Charter (together, the “Contracts” ), there are no material contracts or agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound.

(a) Each of the Contracts is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof (and, at the Closing, will have fulfilled all material obligations required pursuant to its Contract[s] to have been performed by it prior to the Closing) and has not waived any material rights thereunder, including payment in full of the purchase price for the Vessel, together with any other payments of the Vessel Owning Subsidiary due thereunder;

(c) There has not occurred any material default under any of the Contracts on the part of the Vessel Owning Subsidiary, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under any of the Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

SECTION 5.09. Compliance with Law. The conduct of business by the Vessel Owning Subsidiary does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10. No Undisclosed Liabilities. The Vessel Owning Subsidiary (or the Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation). Notwithstanding the foregoing, the Parties acknowledge and agree that there may be obligations under the Contract[s] that are not due and payable as of the date hereof or as of the Closing and that will be the responsibility of the Seller pursuant to Section 9.01(c) of this Agreement.

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SECTION 5.11. Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer which would render such information untrue or misleading.

SECTION 5.12. Payment of Taxes. The Vessel Owning Subsidiary has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

SECTION 5.13. Permits. The Vessel Owning Subsidiary has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the Vessel Owning Subsidiary. The Vessel Owning Subsidiary has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the Vessel Owning Subsidiary, and none of such Permits contains any restriction that is materially burdensome to the Vessel Owning Subsidiary.

SECTION 5.14. No Material Adverse Change in Business. Since the date of incorporation of the Vessel Owning Subsidiary, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Vessel Owning Subsidiary, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Vessel Owning Subsidiary.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

SECTION 6.01. Title to Vessel; No Encumbrance. The Seller represents and warrants to the Buyer that (i) the Vessel Owning Subsidiary is the buyer of the Vessel under the Shipbuilding Contract (ii) the assets of the Vessel Owning Subsidiary are free of all Encumbrances and (iii) as of the Closing Date the Vessel will be free of all Encumbrances.

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SECTION 6.02. Condition. The Seller represents and warrants to the Buyer as of the Closing Date that the Vessel will be (i) adequate and suitable for use by the Vessel Owning Subsidiary in the manner that is standard and customary for a vessel of its type, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and in good running order and repair; (iii) in compliance with maritime laws and regulations; and (iv) in compliance in all material respects with the requirements of its class and classification society; and all class certificates of the Vessel are clean and valid and free of recommendations affecting class; and the Buyer acknowledges and agrees that, subject only to the representations and warranties in this Agreement, it is acquiring the Vessel on an “as is, where is” basis.

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements. The Seller agrees to cause the Vessel Owning Subsidiary to provide access to the books and records of the Vessel Owning Subsidiary to allow the Buyer’s outside auditing firm to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer pursuant to applicable securities laws. The Seller will (A) direct its auditors to provide the Buyer’s auditors access to the auditors’ work papers and (B) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

SECTION 7.02. Expenses. All costs, fees and expenses incurred by the Buyer in connection with this Agreement and the related transaction documents shall be paid by the Buyer, including all costs, fees and expenses incurred by the Buyer in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares. For the avoidance of doubt, all costs and expenses for the supervision of the Vessel’s construction until its delivery from the Builder to the Vessel Owning Subsidiary shall be for the Seller’s account and all costs and expenses incurred by the Buyer on behalf of the Vessel Owning Subsidiary to load the Vessel with fuel oil, lubricating oil, greases, fresh water and other stores necessary to operate the Vessel after the Closing shall be for the Buyer’s account.

SECTION 7.03. Management Agreement. At the Closing, the Vessel Owning Subsidiary will enter into a Floating Rate Management Agreement with Capital Gas, on the terms and substantially in the form set out in Exhibit 8.5 to the Umbrella Agreement.

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

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ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller or the Vessel Owning Subsidiary to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) by reason of, arising out of or otherwise in respect of assets owned by the Vessel Owning Subsidiary or the assets, operations, and obligations of the Vessel Owning Subsidiary or the businesses thereof to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date.

SECTION 9.02. Indemnity by the Buyer. The Buyer shall indemnify the Seller and its subsidiaries other than any Buyer Indemnitees and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

SECTION 9.03. Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Party may be entitled, or any remedies for willful misconduct or actual fraud, the rights and remedies set forth in this Article IX shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

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ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 10.03. Complete Agreement. The Umbrella Agreement and this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

SECTION 10.06. Third Party Rights. Except to the extent provided in Article IX, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or facsimile number for a Party as may be designated by notice by such Party to the other Party):

(a)	if to Capital Maritime & Trading Corp., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: Gerasimos Kalogiratos

Facsimile: +30 210 428 4286

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(b)	if to Capital Product Partners L.P., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: CEO/CFO of Capital Product Partners L.P.

Facsimile: +30 210 428 4285

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 10.08. Representations and Warranties to Survive. All representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares.

SECTION 10.09. Remedies. Except as expressly provided in Section 9.03, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 10.10. Non-recourse to General Partner. Neither the General Partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

SECTION 10.11. Expenses. Each Party shall bear all costs, fees and expenses incurred or payable by such Party or its subsidiaries (including, in the case of the Seller, the Vessel Owning Subsidiary) in connection with this Agreement and the related transaction documents, including the fees, expenses and disbursements of its counsel, accountants, brokers and financial advisors.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed as of the date first above written.

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CAPITAL MARITIME & TRADING CORP.

by
Name: Gerasimos Kalogiratos
Title: Chief Financial Officer

CAPITAL PRODUCT PARTNERS L.P.

by Capital GP L.L.C., its general partner

by
		Name:	Gerasimos Kalogiratos
		Title:	Chief Executive Officer and Chief Financial Officer of Capital GP, L.L.C.

Initial Vessels Share Purchase Agreements – Archimidis

SHARE PURCHASE AGREEMENT

Dated [•] 2023

between

CAPITAL MARITIME & TRADING CORP.

and

CAPITAL PRODUCT PARTNERS L.P.

one hundred (100) Shares

Page
ARTICLE I

Interpretation

SECTION 1.01. Definitions	1
ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	4
SECTION 2.02. Closing	4
SECTION 2.03. Place of Closing	4
SECTION 2.04. Purchase Price for Shares and Deposit	4
SECTION 2.05. Refund of Deposit	4
SECTION 2.06. Payment of the Purchase Price	5
SECTION 2.07. Other Agreements and Conditions for the Sale	5
ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	5
SECTION 3.02. Agreement Not in Breach of Other Instruments	5
SECTION 3.03. No Legal Bar	5
SECTION 3.04. Securities Act	6
SECTION 3.05. Independent Investigation	6

ARTICLE IV

Representations and Warranties of the Seller

SECTION 4.01. Organization and Corporate Authority	6
SECTION 4.02. Agreement Not in Breach	6
SECTION 4.03. No Legal Bar	6
SECTION 4.04. Good and Marketable Title to Shares	7
SECTION 4.05. The Shares	7
SECTION 4.06. Independent Investigation	7

i

Page
ARTICLE V

Representations and Warranties of
the Seller Regarding the Vessel Owning Subsidiary

SECTION 5.01. Organization Good Standing and Authority	7
SECTION 5.02. Capitalization; Title to Shares	7
SECTION 5.03. Organizational Documents	8
SECTION 5.04. Agreement Not in Breach	8
SECTION 5.05. Litigation	8
SECTION 5.06. Indebtedness to and from Officers, etc.	8
SECTION 5.07. Personnel	8
SECTION 5.08. Contracts and Agreements	8
SECTION 5.09. Compliance with Law	9
SECTION 5.10. No Undisclosed Liabilities	9
SECTION 5.11. Disclosure of Information	9
SECTION 5.12. Payment of Taxes	9
SECTION 5.13. Permits	10
SECTION 5.14. No Material Adverse Change in Business	10

ARTICLE VI

Representations and Warranties of
the Seller regarding the Vessel

SECTION 6.01. Title to Vessel	10
SECTION 6.02. Condition	10

ARTICLE VII
Covenants

SECTION 7.01. Financial Statements	11
SECTION 7.02. Expenses	11
SECTION 7.03. Management Agreement.	11

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers	11

ARTICLE IX

Indemnification
SECTION 9.01. Indemnity by the Seller	11

ii

iii

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of [•] 2023, by and between CAPITAL MARITIME & TRADING CORP. (the “Seller”), a corporation organized under the laws of the Republic of the Marshall Islands, and CAPITAL PRODUCT PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS, on November [•], 2023, the Seller, Buyer and Capital GP L.L.C. (the “General Partner”) entered into an Umbrella Agreement (the “Umbrella Agreement”), providing, among other things, for the execution of this Agreement with respect to the Vessel (as defined below).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the one hundred (100) shares of capital stock (the “Shares”) representing all of the issued and outstanding shares of capital stock of MILOS GAS CARRIERS CORP., a corporation organized under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Vessel Owning Subsidiary”), for a purchase price of US$270,000,000 (United States Dollars Two Hundred Seventy Million), as referenced in Section 2.04.

WHEREAS, the Vessel Owning Subsidiary has entered into a certain shipbuilding contract, dated as of 14 June 2022, by and between the Vessel Owning Subsidiary as buyer and HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD., a company organized and existing under the laws of the Republic of Korea, having its principal office at 93 Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea as builder and seller (the “Builder”) as amended and supplemented (the “Shipbuilding Contract”) for the construction and sale of one LNG carrier under hull no. 8198 tbn ARCHIMIDIS (the “Vessel”), which is currently under construction by the Builder.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals, as amended, supplemented, restated or otherwise modified from time to time;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Builder” has the meaning given to it in the recitals;

“Buyer” has the meaning given to it in the preamble;

“Buyer Entities” means the Buyer and its subsidiaries;

“Buyer Indemnitees” has the meaning given to it in Section 9.01;

“Capital Gas” means Capital Gas Ship Management Corp.;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” has the meaning given to it in Section 2.02;

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person;

“Contract” has the meaning given to it in Section 5.08;

“Deposit” has the meaning given to it in Section 2.04;

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

“Equity Interest” means (a) with respect to any entity, any and all shares of capital stock or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b);

“General Partner” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

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“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity, in each case except to the extent reasonably foreseeable;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Buyer dated February 22, 2010, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Permits” has the meaning given to it in Section 5.13;

“Purchase Price” has the meaning given to it in Section 2.04;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Seller” has the meaning given to it in the preamble;

“Seller Entities” means the Seller and its affiliates other than the Buyer Entities;

“Seller Indemnities” has the meaning given to it in Section 9.02;

“Shares” has the meaning given to it in the recitals;

“Shipbuilding Contract” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Umbrella Agreement” has the meaning given to it in the recitals;

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“Vessel” has the meaning given to it in the recitals; and

“Vessel Owning Subsidiary” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares free and clear of all Encumbrances, which in turn shall result in the Buyer indirectly owning the Vessel. Notwithstanding the foregoing, the obligation of the Buyer to purchase the Shares shall be conditioned on the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects as of the Closing as though then made and the Buyer having received as of the Closing a certificate to that effect from the Seller.

SECTION 2.02. Closing. On the terms of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date of delivery of the Vessel from the Builder to the Vessel Owning Subsidiary as buyer according to the terms and conditions of the Shipbuilding Contract, on any date on or prior to 28 October 2026 (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing”.

SECTION 2.03. Place of Closing. The Closing shall take place at the premises of Capital Gas at 3 Iasonos Street, Piraeus, Greece.

SECTION 2.04. Purchase Price for Shares and Deposit. The Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount of $270,000,000 (United States Dollars Two Hundred Seventy Million) (the “Purchase Price”) for the Shares as follows: (i) concurrently with the execution of this Agreement, the Buyer has paid the amount of $27,000,000 (United States Dollars Twenty Seven Million) (constituting 10% of the Purchase Price) as deposit and security against such Purchase Price for the Shares (the “Deposit”); and (ii) on the Closing Date, the Buyer shall pay the Seller the remaining amount of US$243,000,000 (United States Dollars Two Hundred Forty Three Million) (constituting 90% of the Purchase Price) against the delivery of the Shares as set forth herein. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

SECTION 2.05. Refund of Deposit. If the Vessel is rejected by the Vessel Owning Subsidiary in accordance with the terms of the Shipbuilding Contract and the Vessel Owning Subsidiary terminates, cancels or rescinds the Shipbuilding Contract pursuant to any of the provisions thereof specifically permitting the Vessel Owning Subsidiary to do so, the Seller shall forthwith (not later than 30 days after receipt of notice of such termination) refund to the Buyer, in U.S. Dollars, the full amount of the Deposit. Such refund shall forthwith discharge all the obligations, duties and liabilities under this Agreement of each of the Parties to the other except for any outstanding amounts due by the Buyer to the Seller if any, hereunder.

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SECTION 2.06. Payment of the Purchase Price. The payment of any part of the Deposit or the Purchase Price to be paid by the Buyer may be netted against amounts payable on such date by the Seller to the Buyer in accordance with Section 3.11 (Netting of Payments) of the Umbrella Agreement. To the extent paid in cash in United States Dollars, the Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION 2.07. Other Agreements and Conditions for the Sale. It is expressly agreed that either prior or latest on the date of Closing the following must have occurred in form and substance reasonably acceptable to each Party: any confirmation as may be required by the Charterer under the Charter for the change of ownership of the Vessel Owning Subsidiary has been obtained.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation of the Buyer and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The Buyer understands that, when transferred to the Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owning Subsidiary and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V and VI.

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that:

SECTION 4.01. Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

SECTION 4.03. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 4.04. Good and Marketable Title to Shares. The Seller is the owner (of record and beneficially) of all of the Shares and has good and marketable title to the Shares, free and clear of any and all Encumbrances. The Shares constitute 100% of the issued and outstanding Equity Interests of the Vessel Owning Subsidiary.

SECTION 4.05. The Shares. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by the Seller for transfer to the Buyer or accompanied by appropriate instruments sufficient to evidence the transfer from the Seller to the Buyer of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon the Seller’s receipt of the Purchase Price, the Buyer shall own good and valid title to the Shares, free and clear of any Encumbrances, other than those arising from acts of the Buyer Entities. Other than this Agreement and any related transaction documents, the Organizational Documents and restrictions imposed by Applicable Law, at the Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 4.06. Independent Investigation. The Seller has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Buyer and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that:

SECTION 5.01. Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

SECTION 5.02. Capitalization; Title to Shares. The Shares consist of 100 shares of capital stock without par value and have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total issued and outstanding Equity Interests of the Vessel Owning Subsidiary. There are not outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any equity interests of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such equity interests of the Vessel Owning Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the Vessel Owning Subsidiary.

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SECTION 5.03. Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect as of the date hereof and as of the Closing (the “Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, any of the Organizational Documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

SECTION 5.05. Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

SECTION 5.06. Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

SECTION 5.07. Personnel. The Vessel Owning Subsidiary has no employees.

SECTION 5.08. Contract and Agreements. Other than the Shipbuilding Contract (the “Contract”), there are no material contracts or agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound.

(a) The Contract is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

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(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contract to have been performed by it prior to the date hereof (and, at the Closing, will have fulfilled all material obligations required pursuant to its Contract to have been performed by it prior to the Closing) and has not waived any material rights thereunder, including payment in full of the purchase price for the Vessel, together with any other payments of the Vessel Owning Subsidiary due thereunder;

(c) There has not occurred any material default under the Contract on the part of the Vessel Owning Subsidiary, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under the Contract nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to the Contract.

SECTION 5.09. Compliance with Law. The conduct of business by the Vessel Owning Subsidiary does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10. No Undisclosed Liabilities. The Vessel Owning Subsidiary (or the Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation). Notwithstanding the foregoing, the Parties acknowledge and agree that there may be obligations under the Contract[s] that are not due and payable as of the date hereof or as of the Closing and that will be the responsibility of the Seller pursuant to Section 9.01(c) of this Agreement.

SECTION 5.11. Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer which would render such information untrue or misleading.

SECTION 5.12. Payment of Taxes. The Vessel Owning Subsidiary has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

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SECTION 5.13. Permits. The Vessel Owning Subsidiary has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the Vessel Owning Subsidiary. The Vessel Owning Subsidiary has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the Vessel Owning Subsidiary, and none of such Permits contains any restriction that is materially burdensome to the Vessel Owning Subsidiary.

SECTION 5.14. No Material Adverse Change in Business. Since the date of incorporation of the Vessel Owning Subsidiary, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Vessel Owning Subsidiary, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Vessel Owning Subsidiary.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

SECTION 6.01. Title to Vessel; No Encumbrance. The Seller represents and warrants to the Buyer that (i) the Vessel Owning Subsidiary is the buyer of the Vessel under the Shipbuilding Contract (ii) the assets of the Vessel Owning Subsidiary are free of all Encumbrances and (iii) as of the Closing Date the Vessel will be free of all Encumbrances.

SECTION 6.02. Condition. The Seller represents and warrants to the Buyer as of the Closing Date that the Vessel will be (i) adequate and suitable for use by the Vessel Owning Subsidiary in the manner that is standard and customary for a vessel of its type, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and in good running order and repair; (iii) in compliance with maritime laws and regulations; and (iv) in compliance in all material respects with the requirements of its class and classification society; and all class certificates of the Vessel are clean and valid and free of recommendations affecting class; and the Buyer acknowledges and agrees that, subject only to the representations and warranties in this Agreement, it is acquiring the Vessel on an “as is, where is” basis.

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ARTICLE VII

Covenants

SECTION 7.01. Financial Statements. The Seller agrees to cause the Vessel Owning Subsidiary to provide access to the books and records of the Vessel Owning Subsidiary to allow the Buyer’s outside auditing firm to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer pursuant to applicable securities laws. The Seller will (A) direct its auditors to provide the Buyer’s auditors access to the auditors’ work papers and (B) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

SECTION 7.02. Expenses. All costs, fees and expenses incurred by the Buyer in connection with this Agreement and the related transaction documents shall be paid by the Buyer, including all costs, fees and expenses incurred by the Buyer in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares. For the avoidance of doubt, all costs and expenses for the supervision of the Vessel’s construction until its delivery from the Builder to the Vessel Owning Subsidiary shall be for the Seller’s account and all costs and expenses incurred by the Buyer on behalf of the Vessel Owning Subsidiary to load the Vessel with fuel oil, lubricating oil, greases, fresh water and other stores necessary to operate the Vessel after the Closing shall be for the Buyer’s account.

SECTION 7.03. Management Agreement. At the Closing, the Vessel Owning Subsidiary will enter into a Floating Rate Management Agreement with Capital Gas, on the terms and substantially in the form set out in Exhibit 8.5 to the Umbrella Agreement.

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Buyer Indemnitee:

11

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller or the Vessel Owning Subsidiary to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) by reason of, arising out of or otherwise in respect of assets owned by the Vessel Owning Subsidiary or the assets, operations, and obligations of the Vessel Owning Subsidiary or the businesses thereof to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date.

SECTION 9.02. Indemnity by the Buyer. The Buyer shall indemnify the Seller and its subsidiaries other than any Buyer Indemnitees and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

SECTION 9.03. Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Party may be entitled, or any remedies for willful misconduct or actual fraud, the rights and remedies set forth in this Article IX shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

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SECTION 10.03. Complete Agreement. The Umbrella Agreement and this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

SECTION 10.06. Third Party Rights. Except to the extent provided in Article IX, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or facsimile number for a Party as may be designated by notice by such Party to the other Party):

(a)	if to Capital Maritime & Trading Corp., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: Gerasimos Kalogiratos

Facsimile: +30 210 428 4286

(b)	if to Capital Product Partners L.P., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: CEO/CFO of Capital Product Partners L.P.

Facsimile: +30 210 428 4285

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 10.08. Representations and Warranties to Survive. All representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares.

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SECTION 10.09. Remedies. Except as expressly provided in Section 9.03, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 10.10. Non-recourse to General Partner. Neither the General Partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

SECTION 10.11. Expenses. Each Party shall bear all costs, fees and expenses incurred or payable by such Party or its subsidiaries (including, in the case of the Seller, the Vessel Owning Subsidiary) in connection with this Agreement and the related transaction documents, including the fees, expenses and disbursements of its counsel, accountants, brokers and financial advisors.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed as of the date first above written.

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CAPITAL MARITIME & TRADING CORP.

by
Name: Gerasimos Kalogiratos
Title: Chief Financial Officer

CAPITAL PRODUCT PARTNERS L.P.

by Capital GP L.L.C., its general partner

by
		Name:	Gerasimos Kalogiratos
		Title:	Chief Executive Officer and Chief Financial Officer of Capital GP, L.L.C.

Initial Vessels Share Purchase Agreements – Assos

SHARE PURCHASE AGREEMENT

Dated [•] 2023

between

CAPITAL MARITIME & TRADING CORP.

and

CAPITAL PRODUCT PARTNERS L.P.

one hundred (100) Shares

Page
ARTICLE I

Interpretation
SECTION 1.01. Definitions	1

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	4
SECTION 2.02. Closing	4
SECTION 2.03. Place of Closing	4
SECTION 2.04. Purchase Price for Shares and Deposit	4
SECTION 2.05. Refund of Deposit	5
SECTION 2.06. Payment of the Purchase Price	5
SECTION 2.07. Other Agreements and Conditions for the Sale	5

ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	5
SECTION 3.02. Agreement Not in Breach of Other Instruments	5
SECTION 3.03. No Legal Bar	6
SECTION 3.04. Securities Act	6
SECTION 3.05. Independent Investigation	6

ARTICLE IV

Representations and Warranties of the Seller

SECTION 4.01. Organization and Corporate Authority	6
SECTION 4.02. Agreement Not in Breach	7
SECTION 4.03. No Legal Bar	7
SECTION 4.04. Good and Marketable Title to Shares	7
SECTION 4.05. The Shares	7
SECTION 4.06. Independent Investigation	7

i

Page
ARTICLE V

Representations and Warranties of
the Seller Regarding the Vessel Owning Subsidiary

SECTION 5.01. Organization Good Standing and Authority	7
SECTION 5.02. Capitalization; Title to Shares	8
SECTION 5.03. Organizational Documents	8
SECTION 5.04. Agreement Not in Breach	8
SECTION 5.05. Litigation	8
SECTION 5.06. Indebtedness to and from Officers, etc.	9
SECTION 5.07. Personnel	9
SECTION 5.08. Contracts and Agreements	9
SECTION 5.09. Compliance with Law	9
SECTION 5.10. No Undisclosed Liabilities	9
SECTION 5.11. Disclosure of Information	10
SECTION 5.12. Payment of Taxes	10
SECTION 5.13. Permits	10
SECTION 5.14. No Material Adverse Change in Business	10

ARTICLE VI

Representations and Warranties of
the Seller regarding the Vessel

SECTION 6.01. Title to Vessel	10
SECTION 6.02. Condition	11

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements	11
SECTION 7.02. Expenses	11
SECTION 7.03. Fees and Expenses under Financing Arrangements	11
SECTION 7.04. Management Agreement	11

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers	12

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller	12

ii

iii

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of [•] 2023, by and between CAPITAL MARITIME & TRADING CORP. (the “Seller”), a corporation organized under the laws of the Republic of the Marshall Islands, and CAPITAL PRODUCT PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS, on November [•], 2023, the Seller, Buyer and Capital GP L.L.C. (the “General Partner”) entered into an Umbrella Agreement (the “Umbrella Agreement”), providing, among other things, for the execution of this Agreement with respect to the Vessel (as defined below).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the one hundred (100) shares of capital stock (the “Shares”) representing all of the issued and outstanding shares of capital stock of ROMANOS GAS CARRIER CORP., a corporation organized under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Vessel Owning Subsidiary”), for a purchase price of US$277,000,000 (United States Dollars Two Hundred Seventy Seven Million), as referenced in Section 2.04.

WHEREAS, the Vessel Owning Subsidiary has entered into a certain shipbuilding contract, dated as of 4 November 2021, by and between the Vessel Owning Subsidiary as buyer and HYUNDAI HEAVY INDUSTRIES CO., LTD., a company organized and existing under the laws of the Republic of Korea, having its principal office at 1,000 Bangeojinsunhwan-doro, Dong-gu, Ulsan, Korea as builder and seller (the “Builder”) as amended and supplemented (the “Shipbuilding Contract”) for the construction and sale of one LNG carrier under hull no. 3341 tbn ASSOS (the “Vessel”), which is currently under construction by the Builder.

WHEREAS, the Vessel Owning Subsidiary has entered into a time charter dated in November 2022 (the “Charter”) with Tokyo LNG Tanker Co. Ltd., a company organized under the laws of Japan, as charterer (the “Charterer”), at a gross charter rate of US$94,000 (United States Dollars Ninety Four Thousand) per day for a period of ten (10) years from the date of delivery of the Vessel by the Builder to the Vessel Owning Subsidiary as per Shipbuilding Contract, plus or minus up to 30 days at Charterer’s option.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals, as amended, supplemented, restated or otherwise modified from time to time;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Builder” has the meaning given to it in the recitals;

“Buyer” has the meaning given to it in the preamble;

“Buyer Entities” means the Buyer and its subsidiaries;

“Buyer Indemnitees” has the meaning given to it in Section 9.01;

“Capital Gas” means Capital Gas Ship Management Corp.;

“Charter” has the meaning given to it in the recitals;

“Charterer” has the meaning given to it in the recitals;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” has the meaning given to it in Section 2.02;

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person;

“Contracts” has the meaning given to it in Section 5.08;

“Deposit” has the meaning given to it in Section 2.04;

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

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“Equity Interest” means (a) with respect to any entity, any and all shares of capital stock or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b);

“General Partner” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity, in each case except to the extent reasonably foreseeable;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Buyer dated February 22, 2010, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Permits” has the meaning given to it in Section 5.13;

“Purchase Price” has the meaning given to it in Section 2.04;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Seller” has the meaning given to it in the preamble;

“Seller Entities” means the Seller and its affiliates other than the Buyer Entities;

“Seller Indemnities” has the meaning given to it in Section 9.02;

“Shares” has the meaning given to it in the recitals;

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“Shipbuilding Contract” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Umbrella Agreement” has the meaning given to it in the recitals;

“Vessel” has the meaning given to it in the recitals; and

“Vessel Owning Subsidiary” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares free and clear of all Encumbrances, which in turn shall result in the Buyer indirectly owning the Vessel. Notwithstanding the foregoing, the obligation of the Buyer to purchase the Shares shall be conditioned on the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects as of the Closing as though then made and the Buyer having received as of the Closing a certificate to that effect from the Seller.

SECTION 2.02. Closing. On the terms of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date of delivery of the Vessel from the Builder to the Vessel Owning Subsidiary as buyer according to the terms and conditions of the Shipbuilding Contract, on any date on or prior to 26 January 2025 (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing”.

SECTION 2.03. Place of Closing. The Closing shall take place at the premises of Capital Gas at 3 Iasonos Street, Piraeus, Greece.

SECTION 2.04. Purchase Price for Shares and Deposit. The Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount of $277,000,000 (United States Dollars Two Hundred Seventy Seven Million) (the “Purchase Price”) for the Shares as follows: (i) concurrently with the execution of this Agreement, the Buyer has paid the amount of $27,700,000 (United States Dollars Twenty Seven Million Seven Hundred Thousand) (constituting 10% of the Purchase Price) as deposit and security against such Purchase Price for the Shares (the “Deposit”); and (ii) on the Closing Date, the Buyer shall pay the Seller the remaining amount of US$249,300,000 (United States Dollars Two Hundred Forty Nine Million Three Hundred Thousand) (constituting 90% of the Purchase Price) against the delivery of the Shares as set forth herein. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

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SECTION 2.05. Refund of Deposit. If the Vessel is rejected by the Vessel Owning Subsidiary in accordance with the terms of the Shipbuilding Contract and the Vessel Owning Subsidiary terminates, cancels or rescinds the Shipbuilding Contract pursuant to any of the provisions thereof specifically permitting the Vessel Owning Subsidiary to do so, the Seller shall forthwith (not later than 30 days after receipt of notice of such termination) refund to the Buyer, in U.S. Dollars, the full amount of the Deposit. Such refund shall forthwith discharge all the obligations, duties and liabilities under this Agreement of each of the Parties to the other except for any outstanding amounts due by the Buyer to the Seller if any, hereunder.

SECTION 2.06. Payment of the Purchase Price. The payment of any part of the Deposit or the Purchase Price to be paid by the Buyer may be netted against amounts payable on such date by the Seller to the Buyer in accordance with Section 3.11 (Netting of Payments) of the Umbrella Agreement. To the extent paid in cash in United States Dollars, the Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION 2.07. Other Agreements and Conditions for the Sale. It is expressly agreed that either prior to or latest on the date of Closing the following must have occurred in form and substance reasonably acceptable to each Party: any confirmation as may be required by the Charterer under the Charter for the change of ownership of the Vessel Owning Subsidiary has been obtained.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation of the Buyer and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

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SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The Buyer understands that, when transferred to the Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owning Subsidiary and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V and VI.

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that:

SECTION 4.01. Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

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SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

SECTION 4.03. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 4.04. Good and Marketable Title to Shares. The Seller is the owner (of record and beneficially) of all of the Shares and has good and marketable title to the Shares, free and clear of any and all Encumbrances. The Shares constitute 100% of the issued and outstanding Equity Interests of the Vessel Owning Subsidiary.

SECTION 4.05. The Shares. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by the Seller for transfer to the Buyer or accompanied by appropriate instruments sufficient to evidence the transfer from the Seller to the Buyer of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon the Seller’s receipt of the Purchase Price, the Buyer shall own good and valid title to the Shares, free and clear of any Encumbrances, other than those arising from acts of the Buyer Entities. Other than this Agreement and any related transaction documents, the Organizational Documents and restrictions imposed by Applicable Law, at the Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 4.06. Independent Investigation. The Seller has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Buyer and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that:

SECTION 5.01. Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

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SECTION 5.02. Capitalization; Title to Shares. The Shares consist of 100 shares of capital stock without par value and have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total issued and outstanding Equity Interests of the Vessel Owning Subsidiary. There are not outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any equity interests of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such equity interests of the Vessel Owning Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the Vessel Owning Subsidiary.

SECTION 5.03. Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect as of the date hereof and as of the Closing (the “Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, any of the Organizational Documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

SECTION 5.05. Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

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SECTION 5.06. Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

SECTION 5.07. Personnel. The Vessel Owning Subsidiary has no employees.

SECTION 5.08. Contracts and Agreements. Other than the Shipbuilding Contract and the Charter (together, the “Contracts” ), there are no material contracts or agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound.

(a) Each of the Contracts is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof (and, at the Closing, will have fulfilled all material obligations required pursuant to its Contract[s] to have been performed by it prior to the Closing) and has not waived any material rights thereunder, including payment in full of the purchase price for the Vessel, together with any other payments of the Vessel Owning Subsidiary due thereunder;

(c) There has not occurred any material default under any of the Contracts on the part of the Vessel Owning Subsidiary, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under any of the Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

SECTION 5.09. Compliance with Law. The conduct of business by the Vessel Owning Subsidiary does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10. No Undisclosed Liabilities. The Vessel Owning Subsidiary (or the Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation). Notwithstanding the foregoing, the Parties acknowledge and agree that there may be obligations under the Contract[s] that are not due and payable as of the date hereof or as of the Closing and that will be the responsibility of the Seller pursuant to Section 9.01(c) of this Agreement.

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SECTION 5.11. Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer which would render such information untrue or misleading.

SECTION 5.12. Payment of Taxes. The Vessel Owning Subsidiary has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

SECTION 5.13. Permits. The Vessel Owning Subsidiary has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the Vessel Owning Subsidiary. The Vessel Owning Subsidiary has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the Vessel Owning Subsidiary, and none of such Permits contains any restriction that is materially burdensome to the Vessel Owning Subsidiary.

SECTION 5.14. No Material Adverse Change in Business. Since the date of incorporation of the Vessel Owning Subsidiary, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Vessel Owning Subsidiary, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Vessel Owning Subsidiary.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

SECTION 6.01. Title to Vessel; No Encumbrance. The Seller represents and warrants to the Buyer that (i) the Vessel Owning Subsidiary is the buyer of the Vessel under the Shipbuilding Contract (ii) the assets of the Vessel Owning Subsidiary are free of all Encumbrances and (iii) as of the Closing Date the Vessel will be free of all Encumbrances.

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SECTION 6.02. Condition. The Seller represents and warrants to the Buyer as of the Closing Date that the Vessel will be (i) adequate and suitable for use by the Vessel Owning Subsidiary in the manner that is standard and customary for a vessel of its type, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and in good running order and repair; (iii) in compliance with maritime laws and regulations; and (iv) in compliance in all material respects with the requirements of its class and classification society; and all class certificates of the Vessel are clean and valid and free of recommendations affecting class; and the Buyer acknowledges and agrees that, subject only to the representations and warranties in this Agreement, it is acquiring the Vessel on an “as is, where is” basis.

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements. The Seller agrees to cause the Vessel Owning Subsidiary to provide access to the books and records of the Vessel Owning Subsidiary to allow the Buyer’s outside auditing firm to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer pursuant to applicable securities laws. The Seller will (A) direct its auditors to provide the Buyer’s auditors access to the auditors’ work papers and (B) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

SECTION 7.02. Expenses. All costs, fees and expenses incurred by the Buyer in connection with this Agreement and the related transaction documents shall be paid by the Buyer, including all costs, fees and expenses incurred by the Buyer in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares. For the avoidance of doubt, all costs and expenses for the supervision of the Vessel’s construction until its delivery from the Builder to the Vessel Owning Subsidiary shall be for the Seller’s account and all costs and expenses incurred by the Buyer on behalf of the Vessel Owning Subsidiary to load the Vessel with fuel oil, lubricating oil, greases, fresh water and other stores necessary to operate the Vessel after the Closing shall be for the Buyer’s account.

SECTION 7.03. Fees and Expenses under any Financing Arrangement. On Closing Date the Buyer shall reimburse the Seller for the pro rata share of any arrangement or commitment fee which has been paid by the Seller or accrued to any financier under any financial arrangement and/or commitment fee up to the date hereof.

SECTION 7.04. Management Agreement. At the Closing, the Vessel Owning Subsidiary will enter into a Floating Rate Management Agreement with Capital Gas, on the terms and substantially in the form set out in Exhibit 8.5 to the Umbrella Agreement.

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ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller or the Vessel Owning Subsidiary to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) by reason of, arising out of or otherwise in respect of assets owned by the Vessel Owning Subsidiary or the assets, operations, and obligations of the Vessel Owning Subsidiary or the businesses thereof to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date.

SECTION 9.02. Indemnity by the Buyer. The Buyer shall indemnify the Seller and its subsidiaries other than any Buyer Indemnitees and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

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SECTION 9.03. Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Party may be entitled, or any remedies for willful misconduct or actual fraud, the rights and remedies set forth in this Article IX shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 10.03. Complete Agreement. The Umbrella Agreement and this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

SECTION 10.06. Third Party Rights. Except to the extent provided in Article IX, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or facsimile number for a Party as may be designated by notice by such Party to the other Party):

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(a) if to Capital Maritime & Trading Corp., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: Gerasimos Kalogiratos

Facsimile: +30 210 428 4286

(b) if to Capital Product Partners L.P., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: CEO/CFO of Capital Product Partners L.P.

Facsimile: +30 210 428 4285

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 10.08. Representations and Warranties to Survive. All representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares.

SECTION 10.09. Remedies. Except as expressly provided in Section 9.03, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 10.10. Non-recourse to General Partner. Neither the General Partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

SECTION 10.11. Expenses. Each Party shall bear all costs, fees and expenses incurred or payable by such Party or its subsidiaries (including, in the case of the Seller, the Vessel Owning Subsidiary) in connection with this Agreement and the related transaction documents, including the fees, expenses and disbursements of its counsel, accountants, brokers and financial advisors.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed as of the date first above written.

14

CAPITAL MARITIME & TRADING CORP.

by
Name: Gerasimos Kalogiratos
Title: Chief Financial Officer

CAPITAL PRODUCT PARTNERS L.P.

by Capital GP L.L.C., its general partner

by
		Name:	Gerasimos Kalogiratos
		Title:	Chief Executive Officer and Chief Financial Officer of Capital GP, L.L.C.

Initial Vessels Share Purchase Agreements – Axios II

SHARE PURCHASE AGREEMENT

Dated [•] 2023

between

CAPITAL MARITIME & TRADING CORP.

and

CAPITAL PRODUCT PARTNERS L.P.

one hundred (100) Shares

Page
ARTICLE I

Interpretation

SECTION 1.01. Definitions	1

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	4
SECTION 2.02. Closing	4
SECTION 2.03. Place of Closing	4
SECTION 2.04. Purchase Price for Shares and Deposit	4
SECTION 2.05. Refund of Deposit	5
SECTION 2.06. Payment of the Purchase Price	5
SECTION 2.07. Other Agreements and Conditions for the Sale	5

ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	5
SECTION 3.02. Agreement Not in Breach of Other Instruments	5
SECTION 3.03. No Legal Bar	6
SECTION 3.04. Securities Act	6
SECTION 3.05. Independent Investigation	6

ARTICLE IV

Representations and Warranties of the Seller

SECTION 4.01. Organization and Corporate Authority	6
SECTION 4.02. Agreement Not in Breach	7
SECTION 4.03. No Legal Bar	7
SECTION 4.04. Good and Marketable Title to Shares	7
SECTION 4.05. The Shares	7
SECTION 4.06. Independent Investigation	7

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Page

ARTICLE V

Representations and Warranties of the Seller Regarding the Vessel Owning Subsidiary

SECTION 5.01. Organization Good Standing and Authority	7
SECTION 5.02. Capitalization; Title to Shares	8
SECTION 5.03. Organizational Documents	8
SECTION 5.04. Agreement Not in Breach	8
SECTION 5.05. Litigation	8
SECTION 5.06. Indebtedness to and from Officers, etc.	9
SECTION 5.07. Personnel	9
SECTION 5.08. Contracts and Agreements	9
SECTION 5.09. Compliance with Law	9
SECTION 5.10. No Undisclosed Liabilities	9
SECTION 5.11. Disclosure of Information	10
SECTION 5.12. Payment of Taxes	10
SECTION 5.13. Permits	10
SECTION 5.14. No Material Adverse Change in Business	10

ARTICLE VI

Representations and Warranties of the Seller regarding the Vessel

SECTION 6.01. Title to Vessel	10
SECTION 6.02. Condition	11

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements	11
SECTION 7.02. Expenses	11
SECTION 7.03. Management Agreement	11

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers	11

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller	12
SECTION 9.02. Indemnity by the Buyer	12

ii

iii

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of [•] 2023, by and between CAPITAL MARITIME & TRADING CORP. (the “Seller”), a corporation organized under the laws of the Republic of the Marshall Islands, and CAPITAL PRODUCT PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS, on November [•], 2023, the Seller, Buyer and Capital GP L.L.C. (the “General Partner”) entered into an Umbrella Agreement (the “Umbrella Agreement”), providing, among other things, for the execution of this Agreement with respect to the Vessel (as defined below).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the one hundred (100) shares of capital stock (the “Shares”) representing all of the issued and outstanding shares of capital stock of BETA GAS CARRIERS CORP., a corporation organized under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Vessel Owning Subsidiary”), for a purchase price of US$314,000,000 (United States Dollars Three Hundred Fourteen Million ), as referenced in Section 2.04.

WHEREAS, the Vessel Owning Subsidiary has entered into a certain shipbuilding contract, dated as of 18 June 2021, by and between the Vessel Owning Subsidiary as buyer and HYUNDAI HEAVY INDUSTRIES CO., LTD., a company organized and existing under the laws of the Republic of Korea, having its principal office at 1,000 Bangeojinsunhwan-doro, Dong-gu, Ulsan, Korea as builder and seller (the “Builder”) as amended and supplemented (the “Shipbuilding Contract”) for the construction and sale of one LNG carrier under hull no. 3316 tbn AXIOS II (the “Vessel”), which is currently under construction by the Builder.

WHEREAS, the Vessel Owning Subsidiary has entered into a bareboat charter dated 10 November 2023 (the “Charter”) with Bonny Gas Transport Limited, a company organized under the laws of Bermuda, as charterer (the “Charterer”), at a gross charter rate of US$99,500 (United States Dollars Ninety Nine Thousand Five Hundred) per day for a period of seven (7) years, plus or minus up to 30 days at Charterer’s option, and an option of extension for three (3) years at a gross charter rate of US$99,500 (United States Dollars Ninety Nine Thousand Five Hundred) per day (it is hereby noted that on the date hereof the Charter has been signed by the Vessel Owning Subsidiary, pending countersignature by the Charterer).

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals, as amended, supplemented, restated or otherwise modified from time to time;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Builder” has the meaning given to it in the recitals;

“Buyer” has the meaning given to it in the preamble;

“Buyer Entities” means the Buyer and its subsidiaries;

“Buyer Indemnitees” has the meaning given to it in Section 9.01;

“Capital Gas” means Capital Gas Ship Management Corp.;

“Charter” has the meaning given to it in the recitals;

“Charterer” has the meaning given to it in the recitals;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” has the meaning given to it in Section 2.02;

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person;

“Contracts” has the meaning given to it in Section 5.08;

“Deposit” has the meaning given to it in Section 2.04;

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

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“Equity Interest” means (a) with respect to any entity, any and all shares of capital stock or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b);

“General Partner” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity, in each case except to the extent reasonably foreseeable;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Buyer dated February 22, 2010, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Permits” has the meaning given to it in Section 5.13;

“Purchase Price” has the meaning given to it in Section 2.04;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Seller” has the meaning given to it in the preamble;

“Seller Entities” means the Seller and its affiliates other than the Buyer Entities;

“Seller Indemnities” has the meaning given to it in Section 9.02;

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“Shares” has the meaning given to it in the recitals;

“Shipbuilding Contract” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Umbrella Agreement” has the meaning given to it in the recitals;

“Vessel” has the meaning given to it in the recitals; and

“Vessel Owning Subsidiary” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares free and clear of all Encumbrances, which in turn shall result in the Buyer indirectly owning the Vessel. Notwithstanding the foregoing, the obligation of the Buyer to purchase the Shares shall be conditioned on the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects as of the Closing as though then made and the Buyer having received as of the Closing a certificate to that effect from the Seller.

SECTION 2.02. Closing. On the terms of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date of delivery of the Vessel from the Builder to the Vessel Owning Subsidiary as buyer according to the terms and conditions of the Shipbuilding Contract, on any date on or prior to 26 September 2024 (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing”.

SECTION 2.03. Place of Closing. The Closing shall take place at the premises of Capital Gas at 3 Iasonos Street, Piraeus, Greece.

SECTION 2.04. Purchase Price for Shares and Deposit. The Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount of US$ 314,000,000 (United States Dollars Three Hundred Fourteen Million ), (the “Purchase Price”) for the Shares as follows: (i) concurrently with the execution of this Agreement, the Buyer has paid the amount of US$31,400,000(United States Dollars Thirty One Million Four Hundred Thousand) (constituting 10% of the Purchase Price) as deposit and security against such Purchase Price for the Shares (the “Deposit”); and (ii) on the Closing Date, the Buyer shall pay the Seller the remaining amount of US$282,600,000 (United States Dollars Two Hundred Eighty Two Million Six Hundred Thousand) (constituting 90% of the Purchase Price) against the delivery of the Shares as set forth herein. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

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SECTION 2.05. Refund of Deposit. If the Vessel is rejected by the Vessel Owning Subsidiary in accordance with the terms of the Shipbuilding Contract and the Vessel Owning Subsidiary terminates, cancels or rescinds the Shipbuilding Contract pursuant to any of the provisions thereof specifically permitting the Vessel Owning Subsidiary to do so, the Seller shall forthwith (not later than 30 days after receipt of notice of such termination) refund to the Buyer, in U.S. Dollars, the full amount of the Deposit. Such refund shall forthwith discharge all the obligations, duties and liabilities under this Agreement of each of the Parties to the other except for any outstanding amounts due by the Buyer to the Seller if any, hereunder.

SECTION 2.06. Payment of the Purchase Price. The payment of any part of the Deposit or the Purchase Price to be paid by the Buyer may be netted against amounts payable on such date by the Seller to the Buyer in accordance with Section 3.11 (Netting of Payments) of the Umbrella Agreement. To the extent paid in cash in United States Dollars, the Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION 2.07. Other Agreements and Conditions for the Sale. It is expressly agreed that either prior to or latest on the date of Closing the following must have occurred in form and substance reasonably acceptable to each Party: any confirmation as may be required by the Charterer under the Charter for the change of ownership of the Vessel Owning Subsidiary has been obtained.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation of the Buyer and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

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SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The Buyer understands that, when transferred to the Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owning Subsidiary and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V and VI.

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that:

SECTION 4.01. Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

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SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

SECTION 4.03. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

SECTION 4.04. Good and Marketable Title to Shares. The Seller is the owner (of record and beneficially) of all of the Shares and has good and marketable title to the Shares, free and clear of any and all Encumbrances. The Shares constitute 100% of the issued and outstanding Equity Interests of the Vessel Owning Subsidiary.

SECTION 4.05. The Shares. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by the Seller for transfer to the Buyer or accompanied by appropriate instruments sufficient to evidence the transfer from the Seller to the Buyer of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon the Seller’s receipt of the Purchase Price, the Buyer shall own good and valid title to the Shares, free and clear of any Encumbrances, other than those arising from acts of the Buyer Entities. Other than this Agreement and any related transaction documents, the Organizational Documents and restrictions imposed by Applicable Law, at the Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 4.06. Independent Investigation. The Seller has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Buyer and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that:

SECTION 5.01. Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

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SECTION 5.02. Capitalization; Title to Shares. The Shares consist of 100 shares of capital stock without par value and have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total issued and outstanding Equity Interests of the Vessel Owning Subsidiary. There are not outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any equity interests of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such equity interests of the Vessel Owning Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the Vessel Owning Subsidiary.

SECTION 5.03. Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect as of the date hereof and as of the Closing (the “Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, any of the Organizational Documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

SECTION 5.05. Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

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SECTION 5.06. Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

SECTION 5.07. Personnel. The Vessel Owning Subsidiary has no employees.

SECTION 5.08. Contracts and Agreements. Other than the Shipbuilding Contract and the Charter (together, the “Contracts” ), there are no material contracts or agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound.

(a) Each of the Contracts is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof (and, at the Closing, will have fulfilled all material obligations required pursuant to its Contract[s] to have been performed by it prior to the Closing) and has not waived any material rights thereunder, including payment in full of the purchase price for the Vessel, together with any other payments of the Vessel Owning Subsidiary due thereunder;

(c) There has not occurred any material default under any of the Contracts on the part of the Vessel Owning Subsidiary, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under any of the Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

SECTION 5.09. Compliance with Law. The conduct of business by the Vessel Owning Subsidiary does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10. No Undisclosed Liabilities. The Vessel Owning Subsidiary (or the Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation). Notwithstanding the foregoing, the Parties acknowledge and agree that there may be obligations under the Contract[s] that are not due and payable as of the date hereof or as of the Closing and that will be the responsibility of the Seller pursuant to Section 9.01(c) of this Agreement.

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SECTION 5.11. Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer which would render such information untrue or misleading.

SECTION 5.12. Payment of Taxes. The Vessel Owning Subsidiary has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

SECTION 5.13. Permits. The Vessel Owning Subsidiary has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the Vessel Owning Subsidiary. The Vessel Owning Subsidiary has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the Vessel Owning Subsidiary, and none of such Permits contains any restriction that is materially burdensome to the Vessel Owning Subsidiary.

SECTION 5.14. No Material Adverse Change in Business. Since the date of incorporation of the Vessel Owning Subsidiary, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Vessel Owning Subsidiary, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Vessel Owning Subsidiary.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

SECTION 6.01. Title to Vessel; No Encumbrance. The Seller represents and warrants to the Buyer that (i) the Vessel Owning Subsidiary is the buyer of the Vessel under the Shipbuilding Contract (ii) the assets of the Vessel Owning Subsidiary are free of all Encumbrances and (iii) as of the Closing Date the Vessel will be free of all Encumbrances.

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SECTION 6.02. Condition. The Seller represents and warrants to the Buyer as of the Closing Date that the Vessel will be (i) adequate and suitable for use by the Vessel Owning Subsidiary in the manner that is standard and customary for a vessel of its type, ordinary wear and tear excepted; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and in good running order and repair; (iii) in compliance with maritime laws and regulations; and (iv) in compliance in all material respects with the requirements of its class and classification society; and all class certificates of the Vessel are clean and valid and free of recommendations affecting class; and the Buyer acknowledges and agrees that, subject only to the representations and warranties in this Agreement, it is acquiring the Vessel on an “as is, where is” basis.

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements. The Seller agrees to cause the Vessel Owning Subsidiary to provide access to the books and records of the Vessel Owning Subsidiary to allow the Buyer’s outside auditing firm to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer pursuant to applicable securities laws. The Seller will (A) direct its auditors to provide the Buyer’s auditors access to the auditors’ work papers and (B) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

SECTION 7.02. Expenses. All costs, fees and expenses incurred by the Buyer in connection with this Agreement and the related transaction documents shall be paid by the Buyer, including all costs, fees and expenses incurred by the Buyer in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares. For the avoidance of doubt, all costs and expenses for the supervision of the Vessel’s construction until its delivery from the Builder to the Vessel Owning Subsidiary shall be for the Seller’s account and all costs and expenses incurred by the Buyer on behalf of the Vessel Owning Subsidiary to load the Vessel with fuel oil, lubricating oil, greases, fresh water and other stores necessary to operate the Vessel after the Closing shall be for the Buyer’s account.

SECTION 7.03. Management Agreement. At the Closing, the Vessel Owning Subsidiary will enter into a Floating Rate Management Agreement with Capital Gas, on the terms and substantially in the form set out in Exhibit 8.5 to the Umbrella Agreement.

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

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ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller or the Vessel Owning Subsidiary to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) by reason of, arising out of or otherwise in respect of assets owned by the Vessel Owning Subsidiary or the assets, operations, and obligations of the Vessel Owning Subsidiary or the businesses thereof to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date.

SECTION 9.02. Indemnity by the Buyer. The Buyer shall indemnify the Seller and its subsidiaries other than any Buyer Indemnitees and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

SECTION 9.03. Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Party may be entitled, or any remedies for willful misconduct or actual fraud, the rights and remedies set forth in this Article IX shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

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ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 10.03. Complete Agreement. The Umbrella Agreement and this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

SECTION 10.06. Third Party Rights. Except to the extent provided in Article IX, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or facsimile number for a Party as may be designated by notice by such Party to the other Party):

(a) if to Capital Maritime & Trading Corp., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: Gerasimos Kalogiratos

Facsimile: +30 210 428 4286

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(b) if to Capital Product Partners L.P., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: CEO/CFO of Capital Product Partners L.P.

Facsimile: +30 210 428 4285

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 10.08. Representations and Warranties to Survive. All representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares.

SECTION 10.09. Remedies. Except as expressly provided in Section 9.03, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 10.10. Non-recourse to General Partner. Neither the General Partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

SECTION 10.11. Expenses. Each Party shall bear all costs, fees and expenses incurred or payable by such Party or its subsidiaries (including, in the case of the Seller, the Vessel Owning Subsidiary) in connection with this Agreement and the related transaction documents, including the fees, expenses and disbursements of its counsel, accountants, brokers and financial advisors.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed as of the date first above written.

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CAPITAL MARITIME & TRADING CORP.

by
Name: Gerasimos Kalogiratos
Title: Chief Financial Officer

CAPITAL PRODUCT PARTNERS L.P.

by Capital GP L.L.C., its general partner

by
Name: Gerasimos Kalogiratos
Title: Chief Executive Officer and Chief Financial Officer of Capital GP, L.L.C.

Remaining Vessels Share Purchase Agreements – Alcaios I

SHARE PURCHASE AGREEMENT

Dated [•] 2023

between

CAPITAL MARITIME & TRADING CORP.

and

CAPITAL PRODUCT PARTNERS L.P.

one hundred (100) Shares

Page

ARTICLE I

Interpretation

SECTION 1.01. Definitions	2

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	4
SECTION 2.02. Closing	4
SECTION 2.03. Place of Closing	4
SECTION 2.04. Purchase Price for Shares	4
SECTION 2.05. Payment of the Purchase Price	5
SECTION 2.06. Other Agreements and Conditions for the Sale	5

ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	5
SECTION 3.02. Agreement Not in Breach of Other Instruments	5
SECTION 3.03. No Legal Bar	5
SECTION 3.04. Securities Act	6
SECTION 3.05. Independent Investigation	6

ARTICLE IV

Representations and Warranties of the Seller

SECTION 4.01. Organization and Corporate Authority	6
SECTION 4.02. Agreement Not in Breach	6
SECTION 4.03. No Legal Bar	6
SECTION 4.04. Good and Marketable Title to Shares	7
SECTION 4.05. The Shares	7
SECTION 4.07. Independent Investigation	7

ARTICLE V

Representations and Warranties of
the Seller Regarding the Vessel Owning Subsidiary
SECTION 5.01. Organization Good Standing and Authority	7

i

ii

Page

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law	12
SECTION 10.02. Counterparts	12
SECTION 10.03. Complete Agreement	12
SECTION 10.04. Interpretation	12
SECTION 10.05. Severability	12
SECTION 10.06. Third Party Rights	13
SECTION 10.07. Notices	13
SECTION 10.08. Representations and Warranties to Survive	13
SECTION 10.09. Remedies	13
SECTION 10.10. Non-recourse to General Partner	13

iii

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of [•] 2023, by and between CAPITAL MARITIME & TRADING CORP. (the “Seller”), a corporation organized under the laws of the Republic of the Marshall Islands, and CAPITAL PRODUCT PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS, on November 13, 2023, the Seller, Buyer and Capital GP L.L.C. (the “General Partner”) entered into an Umbrella Agreement (the “Umbrella Agreement”), providing, among other things, for the execution of this Agreement with respect to the Vessel (as defined below).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the one hundred (100) shares of capital stock (the “Shares”) representing all of the issued and outstanding shares of capital stock of AQUA GAS CARRIER CORP, a corporation organized under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Vessel Owning Subsidiary”), for a purchase price of US$ 38,450,000 (United States Dollars Thirty Eight Million Four Hundred Fifty Thousand), as referenced in Section 2.04.

WHEREAS, the Vessel Owning Subsidiary has entered into a certain shipbuilding contract, dated as of 18 January 2023, by and between the Vessel Owning Subsidiary as buyer and HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD., a company organized and existing under the laws of the Republic of Korea, having its principal office at 93 Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea as builder and seller (the “Builder”) as amended and supplemented (the “Shipbuilding Contract”) for the construction and sale of one LNG carrier under hull no. 8202 tbn ALCAIOS I (the “Vessel”), which is currently under construction by the Builder.

WHEREAS, under the terms of the Shipbuilding Contract a letter of refund Guarantee No. M18DA303XS00050 has been issued by Standard Chartered Bank Korea Limited in favor of the Vessel Owning Subsidiary securing the refund of each pre-delivery instalment paid by the Vessel Owning Subsidiary to the Builder during construction in the event of termination of the Shipbuilding Contract by the Vessel Owning Subsidiary under the terms thereof.

WHEREAS, the Vessel Owning Subsidiary has paid and the Builder has received in full the first instalment of the contract price in the amount of US$ 24,950,000 (United States Dollars Twenty Four Million Nine Hundred Fifty Thousand) pursuant to the Shipbuilding Contract. The remaining installments due and payable under the Shipbuilding Contract after the Closing Date and prior to or at the time of delivery of the Vessel under the Shipbuilding Contract will be paid by the Buyer as owner of Vessel Owning Subsidiary.

WHEREAS, on the Closing Date, the Vessel Owning Subsidiary will enter into a supervision agreement (the “Supervision Agreement”) with Capital Gas Ship Management Corp. (“Capital Gas”), on the terms and substantially in the form set out in Exhibit 8.2(c) to the Umbrella Agreement.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals, as amended, supplemented, restated or otherwise modified from time to time;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Builder” has the meaning given to it in the recitals;

“Buyer” has the meaning given to it in the preamble;

“Buyer Entities” means the Buyer and its subsidiaries;

“Buyer Indemnitees” has the meaning given to it in Section 9.01;

“Capital Gas” has the meaning given to it in the recitals;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” has the meaning given to it in Section 2.02;

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person;

“Contracts” has the meaning given to it in Section 5.08;

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

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“Equity Interest” means (a) with respect to any entity, any and all shares of capital stock or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b);

“General Partner” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity, in each case except to the extent reasonably foreseeable;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Buyer dated February 22, 2010, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Permits” has the meaning given to it in Section 5.13;

“Purchase Price” has the meaning given to it in Section 2.04;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Seller” has the meaning given to it in the preamble;

“Seller Entities” means the Seller and its affiliates other than the Buyer Entities;

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“Seller Indemnities” has the meaning given to it in Section 9.02;

“Shares” has the meaning given to it in the recitals;

“Shipbuilding Contract” has the meaning given to it in the recitals;

“Supervision Agreement” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Umbrella Agreement” has the meaning given to it in the recitals;

“Vessel” has the meaning given to it in the recitals; and

“Vessel Owning Subsidiary” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares free and clear of all Encumbrances, which in turn shall result in the Buyer indirectly being the buyer of the Vessel under the Shipbuilding Contract. Notwithstanding the foregoing, the obligation of the Buyer to purchase the Shares shall be conditioned on the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects as of the Closing as though then made and the Buyer having received as of the Closing a certificate to that effect from the Seller.

SECTION 2.02. Closing. On the terms of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date hereof (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing”.

SECTION 2.03. Place of Closing. The Closing shall take place at the premises of Capital Gas at 3 Iasonos Street, Piraeus, Greece.

SECTION 2.04. Purchase Price for Shares. On the Closing Date, the Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount of US$38,450,000 (United States Dollars Thirty Eight Million Four Hundred Fifty Thousand) (the “Purchase Price”) for the Shares. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

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SECTION 2.05. Payment of the Purchase Price. The payment of any part of the Purchase Price to be paid by the Buyer on the date hereof may be netted against amounts payable on the date hereof by the Seller to the Buyer in accordance with Section 3.11 (Netting of Payments) of the Umbrella Agreement. To the extent paid in cash in United States Dollars, the Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION 2.06. Other Agreements and Conditions for the Sale. It is expressly agreed that either prior to or latest on the date of Closing the following must have occurred in form and substance reasonably acceptable to each Party: any confirmation as may be required by the Builder under the Shipbuilding Contract for the change of ownership of the Vessel Owning Subsidiary has been obtained.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that as of the date hereof:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation of the Buyer and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The Buyer understands that, when transferred to the Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owning Subsidiary and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V and VI.

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 4.01. Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

SECTION 4.03. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 4.04. Good and Marketable Title to Shares. The Seller is the owner (of record and beneficially) of all of the Shares and has good and marketable title to the Shares, free and clear of any and all Encumbrances. The Shares constitute 100% of the issued and outstanding Equity Interests of the Vessel Owning Subsidiary.

SECTION 4.05. The Shares. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by the Seller for transfer to the Buyer or accompanied by appropriate instruments sufficient to evidence the transfer from the Seller to the Buyer of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon the Seller’s receipt of the Purchase Price, the Buyer shall own good and valid title to the Shares, free and clear of any Encumbrances, other than those arising from acts of the Buyer Entities. Other than this Agreement and any related transaction documents, the Organizational Documents and restrictions imposed by Applicable Law, at the Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 4.07. Independent Investigation. The Seller has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Buyer and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 5.01. Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

SECTION 5.02. Capitalization; Title to Shares. The Shares consist of 100 shares of capital stock without par value and have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total issued and outstanding Equity Interests of the Vessel Owning Subsidiary. There are not outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any equity interests of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such equity interests of the Vessel Owning Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the Vessel Owning Subsidiary.

7

SECTION 5.03. Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect as of the date hereof and as of the Closing (the “Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, any of the Organizational Documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

SECTION 5.05. Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

SECTION 5.06. Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

SECTION 5.07. Personnel. The Vessel Owning Subsidiary has no employees.

SECTION 5.08. Contracts and Agreements. Other than the Shipbuilding Contract and the Supervision Agreement (together, the “Contracts”), there are no material contracts or agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound.

(a) Each of the Contracts is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

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(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof (and, at the Closing, will have fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the Closing) and has not waived any material rights thereunder;

(c) There has not occurred any material default under any of the Contracts on the part of the Vessel Owning Subsidiary, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under any of the Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

SECTION 5.09. Compliance with Law. The conduct of business by the Vessel Owning Subsidiary does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10. No Undisclosed Liabilities. The Vessel Owning Subsidiary (or the Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation). Notwithstanding the foregoing, the Parties acknowledge and agree that there may be obligations under the Contracts that are not due and payable as of the date hereof or as of the Closing and that will be the responsibility of the Seller pursuant to Section 9.01(c) of this Agreement.

SECTION 5.11. Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer which would render such information untrue or misleading.

SECTION 5.12. Payment of Taxes. The Vessel Owning Subsidiary has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

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SECTION 5.13. Permits. The Vessel Owning Subsidiary has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the Vessel Owning Subsidiary. The Vessel Owning Subsidiary has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the Vessel Owning Subsidiary, and none of such Permits contains any restriction that is materially burdensome to the Vessel Owning Subsidiary.

SECTION 5.14. No Material Adverse Change in Business. Since the date of incorporation of the Vessel Owning Subsidiary, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Vessel Owning Subsidiary, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Vessel Owning Subsidiary.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 6.01. Title to Vessel. The Vessel Owning Subsidiary is the buyer of the Vessel under the Shipbuilding Contract.

SECTION 6.02. No Encumbrances. The assets of the Vessel Owning Subsidiary and the Vessel are free of all Encumbrances.

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements. The Seller agrees to cause the Vessel Owning Subsidiary to provide access to the books and records of the Vessel Owning Subsidiary to allow the Buyer’s outside auditing firm to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer pursuant to applicable securities laws. The Seller will (A) direct its auditors to provide the Buyer’s auditors access to the auditors’ work papers and (B) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

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SECTION 7.02. Expenses. All costs, fees and expenses incurred by the Buyer in connection with this Agreement and the related transaction documents shall be paid by the Buyer, including all costs, fees and expenses incurred by the Buyer in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares.

SECTION 7.03. Management Agreement. On the date of delivery of the Vessel by the Builder to the Vessel Owning Subsidiary pursuant to the Shipbuilding Contract, the Vessel Owning Subsidiary will enter into a Floating Rate Management Agreement with Capital Gas, on the terms and substantially in the form set out in Exhibit 8.5 to the Umbrella Agreement.

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller or the Vessel Owning Subsidiary to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) by reason of, arising out of or otherwise in respect of assets owned by the Vessel Owning Subsidiary or the assets, operations, and obligations of the Vessel Owning Subsidiary or the businesses thereof to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date.

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SECTION 9.02. Indemnity by the Buyer. The Buyer shall indemnify the Seller and its subsidiaries other than any Buyer Indemnitees and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

SECTION 9.03. Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Party may be entitled, or any remedies for willful misconduct or actual fraud, the rights and remedies set forth in this Article IX shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 10.03. Complete Agreement. The Umbrella Agreement and this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

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SECTION 10.06. Third Party Rights. Except to the extent provided in Article IX, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or facsimile number for a Party as may be designated by notice by such Party to the other Party):

(a) if to Capital Maritime & Trading Corp., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: Gerasimos Kalogiratos

Facsimile: +30 210 428 4286

(b) if to Capital Product Partners L.P., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: CEO/CFO of Capital Product Partners L.P.

Facsimile: +30 210 428 4285

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 10.08. Representations and Warranties to Survive. All representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares.

SECTION 10.09. Remedies. Except as expressly provided in Section 9.03, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 10.10. Non-recourse to General Partner. Neither the General Partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

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SECTION 10.11. Expenses. Each Party shall bear all costs, fees and expenses incurred or payable by such Party or its subsidiaries (including, in the case of the Seller, the Vessel Owning Subsidiary) in connection with this Agreement and the related transaction documents, including the fees, expenses and disbursements of its counsel, accountants, brokers and financial advisors.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed as of the date first above written.

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CAPITAL MARITIME & TRADING CORP.

by
Name: Gerasimos Kalogiratos
Title: Chief Financial Officer

CAPITAL PRODUCT PARTNERS L.P. by Capital GP L.L.C., its general partner by
Name: Gerasimos Kalogiratos
Title: Chief Executive Officer and Chief Financial Officer of Capital GP, L.L.C.

Remaining Vessels Share Purchase Agreements – Antaios I

SHARE PURCHASE AGREEMENT

Dated [•] 2023

between

CAPITAL MARITIME & TRADING CORP.

and

CAPITAL PRODUCT PARTNERS L.P.

one hundred (100) Shares

Page

ARTICLE I

Interpretation

SECTION 1.01. Definitions	2

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	4
SECTION 2.02. Closing	4
SECTION 2.03. Place of Closing	4
SECTION 2.04. Purchase Price for Shares	4
SECTION 2.05. Payment of the Purchase Price	5
SECTION 2.06. Other Agreements and Conditions for the Sale	5

ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	5
SECTION 3.02. Agreement Not in Breach of Other Instruments	5
SECTION 3.03. No Legal Bar	5
SECTION 3.04. Securities Act	6
SECTION 3.05. Independent Investigation	6

ARTICLE IV

Representations and Warranties of the Seller

SECTION 4.01. Organization and Corporate Authority	6
SECTION 4.02. Agreement Not in Breach	6
SECTION 4.03. No Legal Bar	6
SECTION 4.04. Good and Marketable Title to Shares	7
SECTION 4.05. The Shares	7
SECTION 4.07. Independent Investigation	7

ARTICLE V

Representations and Warranties of
the Seller Regarding the Vessel Owning Subsidiary

SECTION 5.01. Organization Good Standing and Authority	7

i

Page

SECTION 5.02. Capitalization; Title to Shares	7
SECTION 5.03. Organizational Documents	8
SECTION 5.04. Agreement Not in Breach	8
SECTION 5.05. Litigation	8
SECTION 5.06. Indebtedness to and from Officers, etc.	8
SECTION 5.07. Personnel	8
SECTION 5.08. Contracts and Agreements	8
SECTION 5.09. Compliance with Law	9
SECTION 5.10. No Undisclosed Liabilities	9
SECTION 5.11. Disclosure of Information	9
SECTION 5.12. Payment of Taxes	9
SECTION 5.13. Permits	10
SECTION 5.14. No Material Adverse Change in Business	10

ARTICLE VI

Representations and Warranties of
the Seller regarding the Vessel

SECTION 6.01. Title to Vessel	10
SECTION 6.02. No Encumbrances	10

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements	10
SECTION 7.02. Expenses	11
SECTION 7.03. Management Agreement	11

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers	11

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller	11
SECTION 9.02. Indemnity by the Buyer	12
SECTION 9.03. Exclusive Post-Closing Remedy	12

ii

Page

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law	12
SECTION 10.02. Counterparts	12
SECTION 10.03. Complete Agreement	12
SECTION 10.04. Interpretation	12
SECTION 10.05. Severability	12
SECTION 10.06. Third Party Rights	13
SECTION 10.07. Notices	13
SECTION 10.08. Representations and Warranties to Survive	13
SECTION 10.09. Remedies	13
SECTION 10.10. Non-recourse to General Partner	13

iii

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of [•] 2023, by and between CAPITAL MARITIME & TRADING CORP. (the “Seller”), a corporation organized under the laws of the Republic of the Marshall Islands, and CAPITAL PRODUCT PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS, on November 13, 2023, the Seller, Buyer and Capital GP L.L.C. (the “General Partner”) entered into an Umbrella Agreement (the “Umbrella Agreement”), providing, among other things, for the execution of this Agreement with respect to the Vessel (as defined below).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the one hundred (100) shares of capital stock (the “Shares”) representing all of the issued and outstanding shares of capital stock of MARE GAS CARRIER CORP, a corporation organized under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Vessel Owning Subsidiary”), for a purchase price of US$ 38,450,000 (United States Dollars Thirty Eight Million Four Hundred Fifty Thousand), as referenced in Section 2.04.

WHEREAS, the Vessel Owning Subsidiary has entered into a certain shipbuilding contract, dated as of 18 January 2023, by and between the Vessel Owning Subsidiary as buyer and HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD., a company organized and existing under the laws of the Republic of Korea, having its principal office at 93 Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea as builder and seller (the “Builder”) as amended and supplemented (the “Shipbuilding Contract”) for the construction and sale of one LNG carrier under hull no. 8203 tbn ANTAIOS I (the “Vessel”), which is currently under construction by the Builder.

WHEREAS, under the terms of the Shipbuilding Contract a letter of refund Guarantee No. M18DA303XS00043 has been issued by Standard Chartered Bank Korea Limited in favor of the Vessel Owning Subsidiary securing the refund of each pre-delivery instalment paid by the Vessel Owning Subsidiary to the Builder during construction in the event of termination of the Shipbuilding Contract by the Vessel Owning Subsidiary under the terms thereof.

WHEREAS, the Vessel Owning Subsidiary has paid and the Builder has received in full the first instalment of the contract price in the amount of US$ 24,950,000 (United States Dollars Twenty Four Million Nine Hundred Fifty Thousand) pursuant to the Shipbuilding Contract. The remaining installments due and payable under the Shipbuilding Contract after the Closing Date and prior to or at the time of delivery of the Vessel under the Shipbuilding Contract will be paid by the Buyer as owner of Vessel Owning Subsidiary.

WHEREAS, on the Closing Date, the Vessel Owning Subsidiary will enter into a supervision agreement (the “Supervision Agreement”) with Capital Gas Ship Management Corp. (“Capital Gas”), on the terms and substantially in the form set out in Exhibit 8.2(c) to the Umbrella Agreement.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals, as amended, supplemented, restated or otherwise modified from time to time;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Builder” has the meaning given to it in the recitals;

“Buyer” has the meaning given to it in the preamble;

“Buyer Entities” means the Buyer and its subsidiaries;

“Buyer Indemnitees” has the meaning given to it in Section 9.01;

“Capital Gas” has the meaning given to it in the recitals;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” has the meaning given to it in Section 2.02;

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person;

“Contracts” has the meaning given to it in Section 5.08;

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

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“Equity Interest” means (a) with respect to any entity, any and all shares of capital stock or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b);

“General Partner” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity, in each case except to the extent reasonably foreseeable;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Buyer dated February 22, 2010, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Permits” has the meaning given to it in Section 5.13;

“Purchase Price” has the meaning given to it in Section 2.04;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Seller” has the meaning given to it in the preamble;

“Seller Entities” means the Seller and its affiliates other than the Buyer Entities;

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“Seller Indemnities” has the meaning given to it in Section 9.02;

“Shares” has the meaning given to it in the recitals;

“Shipbuilding Contract” has the meaning given to it in the recitals;

“Supervision Agreement” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Umbrella Agreement” has the meaning given to it in the recitals;

“Vessel” has the meaning given to it in the recitals; and

“Vessel Owning Subsidiary” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares free and clear of all Encumbrances, which in turn shall result in the Buyer indirectly being the buyer of the Vessel under the Shipbuilding Contract. Notwithstanding the foregoing, the obligation of the Buyer to purchase the Shares shall be conditioned on the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects as of the Closing as though then made and the Buyer having received as of the Closing a certificate to that effect from the Seller.

SECTION 2.02. Closing. On the terms of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date hereof (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing”.

SECTION 2.03. Place of Closing. The Closing shall take place at the premises of Capital Gas at 3 Iasonos Street, Piraeus, Greece.

SECTION 2.04. Purchase Price for Shares. On the Closing Date, the Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount of US$38,450,000 (United States Dollars Thirty Eight Million Four Hundred Fifty Thousand) (the “Purchase Price”) for the Shares. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

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SECTION 2.05. Payment of the Purchase Price. The payment of any part of the Purchase Price to be paid by the Buyer on the date hereof may be netted against amounts payable on the date hereof by the Seller to the Buyer in accordance with Section 3.11 (Netting of Payments) of the Umbrella Agreement. To the extent paid in cash in United States Dollars, the Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION 2.06. Other Agreements and Conditions for the Sale. It is expressly agreed that either prior to or latest on the date of Closing the following must have occurred in form and substance reasonably acceptable to each Party: any confirmation as may be required by the Builder under the Shipbuilding Contract for the change of ownership of the Vessel Owning Subsidiary has been obtained.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that as of the date hereof:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation of the Buyer and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The Buyer understands that, when transferred to the Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owning Subsidiary and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V and VI.

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 4.01. Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

SECTION 4.03. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 4.04. Good and Marketable Title to Shares. The Seller is the owner (of record and beneficially) of all of the Shares and has good and marketable title to the Shares, free and clear of any and all Encumbrances. The Shares constitute 100% of the issued and outstanding Equity Interests of the Vessel Owning Subsidiary.

SECTION 4.05. The Shares. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by the Seller for transfer to the Buyer or accompanied by appropriate instruments sufficient to evidence the transfer from the Seller to the Buyer of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon the Seller’s receipt of the Purchase Price, the Buyer shall own good and valid title to the Shares, free and clear of any Encumbrances, other than those arising from acts of the Buyer Entities. Other than this Agreement and any related transaction documents, the Organizational Documents and restrictions imposed by Applicable Law, at the Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 4.07. Independent Investigation. The Seller has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Buyer and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 5.01. Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

SECTION 5.02. Capitalization; Title to Shares. The Shares consist of 100 shares of capital stock without par value and have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total issued and outstanding Equity Interests of the Vessel Owning Subsidiary. There are not outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any equity interests of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such equity interests of the Vessel Owning Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the Vessel Owning Subsidiary.

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SECTION 5.03. Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect as of the date hereof and as of the Closing (the “Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, any of the Organizational Documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

SECTION 5.05. Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

SECTION 5.06. Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

SECTION 5.07. Personnel. The Vessel Owning Subsidiary has no employees.

SECTION 5.08. Contracts and Agreements. Other than the Shipbuilding Contract and the Supervision Agreement (together, the “Contracts”), there are no material contracts or agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound.

(a) Each of the Contracts is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

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(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof (and, at the Closing, will have fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the Closing) and has not waived any material rights thereunder;

(c) There has not occurred any material default under any of the Contracts on the part of the Vessel Owning Subsidiary, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under any of the Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

SECTION 5.09. Compliance with Law. The conduct of business by the Vessel Owning Subsidiary does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10. No Undisclosed Liabilities. The Vessel Owning Subsidiary (or the Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation). Notwithstanding the foregoing, the Parties acknowledge and agree that there may be obligations under the Contracts that are not due and payable as of the date hereof or as of the Closing and that will be the responsibility of the Seller pursuant to Section 9.01(c) of this Agreement.

SECTION 5.11. Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer which would render such information untrue or misleading.

SECTION 5.12. Payment of Taxes. The Vessel Owning Subsidiary has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

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SECTION 5.13. Permits. The Vessel Owning Subsidiary has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the Vessel Owning Subsidiary. The Vessel Owning Subsidiary has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the Vessel Owning Subsidiary, and none of such Permits contains any restriction that is materially burdensome to the Vessel Owning Subsidiary.

SECTION 5.14. No Material Adverse Change in Business. Since the date of incorporation of the Vessel Owning Subsidiary, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Vessel Owning Subsidiary, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Vessel Owning Subsidiary.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 6.01. Title to Vessel. The Vessel Owning Subsidiary is the buyer of the Vessel under the Shipbuilding Contract.

SECTION 6.02. No Encumbrances. The assets of the Vessel Owning Subsidiary and the Vessel are free of all Encumbrances.

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements. The Seller agrees to cause the Vessel Owning Subsidiary to provide access to the books and records of the Vessel Owning Subsidiary to allow the Buyer’s outside auditing firm to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer pursuant to applicable securities laws. The Seller will (A) direct its auditors to provide the Buyer’s auditors access to the auditors’ work papers and (B) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

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SECTION 7.02. Expenses. All costs, fees and expenses incurred by the Buyer in connection with this Agreement and the related transaction documents shall be paid by the Buyer, including all costs, fees and expenses incurred by the Buyer in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares.

SECTION 7.03. Management Agreement. On the date of delivery of the Vessel by the Builder to the Vessel Owning Subsidiary pursuant to the Shipbuilding Contract, the Vessel Owning Subsidiary will enter into a Floating Rate Management Agreement with Capital Gas, on the terms and substantially in the form set out in Exhibit 8.5 to the Umbrella Agreement.

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller or the Vessel Owning Subsidiary to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) by reason of, arising out of or otherwise in respect of assets owned by the Vessel Owning Subsidiary or the assets, operations, and obligations of the Vessel Owning Subsidiary or the businesses thereof to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date.

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SECTION 9.02. Indemnity by the Buyer. The Buyer shall indemnify the Seller and its subsidiaries other than any Buyer Indemnitees and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

SECTION 9.03. Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Party may be entitled, or any remedies for willful misconduct or actual fraud, the rights and remedies set forth in this Article IX shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 10.03. Complete Agreement. The Umbrella Agreement and this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

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SECTION 10.06. Third Party Rights. Except to the extent provided in Article IX, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or facsimile number for a Party as may be designated by notice by such Party to the other Party):

(a)	if to Capital Maritime & Trading Corp., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: Gerasimos Kalogiratos

Facsimile: +30 210 428 4286

(b)	if to Capital Product Partners L.P., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: CEO/CFO of Capital Product Partners L.P.

Facsimile: +30 210 428 4285

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 10.08. Representations and Warranties to Survive. All representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares.

SECTION 10.09. Remedies. Except as expressly provided in Section 9.03, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 10.10. Non-recourse to General Partner. Neither the General Partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

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SECTION 10.11. Expenses. Each Party shall bear all costs, fees and expenses incurred or payable by such Party or its subsidiaries (including, in the case of the Seller, the Vessel Owning Subsidiary) in connection with this Agreement and the related transaction documents, including the fees, expenses and disbursements of its counsel, accountants, brokers and financial advisors.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed as of the date first above written.

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CAPITAL MARITIME & TRADING CORP.

by
Name: Gerasimos Kalogiratos
Title: Chief Financial Officer

CAPITAL PRODUCT PARTNERS L.P.

by Capital GP L.L.C., its general partner

by
		Name:	Gerasimos Kalogiratos
		Title:	Chief Executive Officer and Chief Financial Officer of Capital GP, L.L.C.

Remaining Vessels Share Purchase Agreements – Archon

SHARE PURCHASE AGREEMENT

Dated [•] 2023

between

CAPITAL MARITIME & TRADING CORP.

and

CAPITAL PRODUCT PARTNERS L.P.

one hundred (100) Shares

Page

ARTICLE I

Interpretation
SECTION 1.01. Definitions	2

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	4
SECTION 2.02. Closing	4
SECTION 2.03. Place of Closing	4
SECTION 2.04. Purchase Price for Shares	4
SECTION 2.05. Payment of the Purchase Price	5
SECTION 2.06. Other Agreements and Conditions for the Sale	5

ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	5
SECTION 3.02. Agreement Not in Breach of Other Instruments	5
SECTION 3.03. No Legal Bar	5
SECTION 3.04. Securities Act	6
SECTION 3.05. Independent Investigation	6

ARTICLE IV

Representations and Warranties of the Seller

SECTION 4.01. Organization and Corporate Authority	6
SECTION 4.02. Agreement Not in Breach	6
SECTION 4.03. No Legal Bar	6
SECTION 4.04. Good and Marketable Title to Shares	7
SECTION 4.05. The Shares	7
SECTION 4.07. Independent Investigation	7

ARTICLE V

Representations and Warranties of the Seller Regarding the Vessel Owning Subsidiary

SECTION 5.01. Organization Good Standing and Authority	7

i

ii

Page

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law	12
SECTION 10.02. Counterparts	12
SECTION 10.03. Complete Agreement	12
SECTION 10.04. Interpretation	12
SECTION 10.05. Severability	12
SECTION 10.06. Third Party Rights	13
SECTION 10.07. Notices	13
SECTION 10.08. Representations and Warranties to Survive	13
SECTION 10.09. Remedies	13
SECTION 10.10. Non-recourse to General Partner	13

iii

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of [•] 2023, by and between CAPITAL MARITIME & TRADING CORP. (the “Seller”), a corporation organized under the laws of the Republic of the Marshall Islands, and CAPITAL PRODUCT PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS, on November 13, 2023, the Seller, Buyer and Capital GP L.L.C. (the “General Partner”) entered into an Umbrella Agreement (the “Umbrella Agreement”), providing, among other things, for the execution of this Agreement with respect to the Vessel (as defined below).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the one hundred (100) shares of capital stock (the “Shares”) representing all of the issued and outstanding shares of capital stock of ELPIS GAS CARRIER CORP, a corporation organized under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Vessel Owning Subsidiary”), for a purchase price of US$ 30,600,000 (United States Dollars Thirty Million Six Hundred Thousand), as referenced in Section 2.04.

WHEREAS, the Vessel Owning Subsidiary has entered into a certain shipbuilding contract, dated as of 28 March 2023, by and between the Vessel Owning Subsidiary as buyer and HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD., a company organized and existing under the laws of the Republic of Korea, having its principal office at 93 Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea as builder and seller (the “Builder”) as amended and supplemented (the “Shipbuilding Contract”) for the construction and sale of one LNG carrier under hull no. 8207 tbn ARCHON (the “Vessel”), which is currently under construction by the Builder.

WHEREAS, under the terms of the Shipbuilding Contract a letter of refund Guarantee No. M09392307LG00025 has been issued by Korea Eximbank in favor of the Vessel Owning Subsidiary securing the refund of each pre-delivery instalment paid by the Vessel Owning Subsidiary to the Builder during construction in the event of termination of the Shipbuilding Contract by the Vessel Owning Subsidiary under the terms thereof.

WHEREAS, the Vessel Owning Subsidiary has paid and the Builder has received in full the first instalment of the contract price in the amount of US$ 25,600,000 (United States Dollars Twenty Five Million Six Hundred Thousand) pursuant to the Shipbuilding Contract. The remaining installments due and payable under the Shipbuilding Contract after the Closing Date and prior to or at the time of delivery of the Vessel under the Shipbuilding Contract will be paid by the Buyer as owner of Vessel Owning Subsidiary.

WHEREAS, on the Closing Date, the Vessel Owning Subsidiary will enter into a supervision agreement (the “Supervision Agreement”) with Capital Gas Ship Management Corp. (“Capital Gas”), on the terms and substantially in the form set out in Exhibit 8.2(c) to the Umbrella Agreement.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals, as amended, supplemented, restated or otherwise modified from time to time;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Builder” has the meaning given to it in the recitals;

“Buyer” has the meaning given to it in the preamble;

“Buyer Entities” means the Buyer and its subsidiaries;

“Buyer Indemnitees” has the meaning given to it in Section 9.01;

“Capital Gas” has the meaning given to it in the recitals;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” has the meaning given to it in Section 2.02;

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person;

“Contracts” has the meaning given to it in Section 5.08;

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

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“Equity Interest” means (a) with respect to any entity, any and all shares of capital stock or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b);

“General Partner” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity, in each case except to the extent reasonably foreseeable;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Buyer dated February 22, 2010, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Permits” has the meaning given to it in Section 5.13;

“Purchase Price” has the meaning given to it in Section 2.04;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Seller” has the meaning given to it in the preamble;

“Seller Entities” means the Seller and its affiliates other than the Buyer Entities;

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“Seller Indemnities” has the meaning given to it in Section 9.02;

“Shares” has the meaning given to it in the recitals;

“Shipbuilding Contract” has the meaning given to it in the recitals;

“Supervision Agreement” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Umbrella Agreement” has the meaning given to it in the recitals;

“Vessel” has the meaning given to it in the recitals; and

“Vessel Owning Subsidiary” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares free and clear of all Encumbrances, which in turn shall result in the Buyer indirectly being the buyer of the Vessel under the Shipbuilding Contract. Notwithstanding the foregoing, the obligation of the Buyer to purchase the Shares shall be conditioned on the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects as of the Closing as though then made and the Buyer having received as of the Closing a certificate to that effect from the Seller.

SECTION 2.02. Closing. On the terms of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date hereof (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing”.

SECTION 2.03. Place of Closing. The Closing shall take place at the premises of Capital Gas at 3 Iasonos Street, Piraeus, Greece.

SECTION 2.04. Purchase Price for Shares. On the Closing Date, the Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount of US$ 30,600,000 (United States Dollars Thirty Million Six Hundred Thousand) (the “Purchase Price”) for the Shares. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

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SECTION 2.05. Payment of the Purchase Price. The payment of any part of the Purchase Price to be paid by the Buyer on the date hereof may be netted against amounts payable on the date hereof by the Seller to the Buyer in accordance with Section 3.11 (Netting of Payments) of the Umbrella Agreement. To the extent paid in cash in United States Dollars, the Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION 2.06. Other Agreements and Conditions for the Sale. It is expressly agreed that either prior to or latest on the date of Closing the following must have occurred in form and substance reasonably acceptable to each Party: any confirmation as may be required by the Builder under the Shipbuilding Contract for the change of ownership of the Vessel Owning Subsidiary has been obtained.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that as of the date hereof:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation of the Buyer and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The Buyer understands that, when transferred to the Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owning Subsidiary and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V and VI.

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 4.01. Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

SECTION 4.03. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 4.04. Good and Marketable Title to Shares. The Seller is the owner (of record and beneficially) of all of the Shares and has good and marketable title to the Shares, free and clear of any and all Encumbrances. The Shares constitute 100% of the issued and outstanding Equity Interests of the Vessel Owning Subsidiary.

SECTION 4.05. The Shares. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by the Seller for transfer to the Buyer or accompanied by appropriate instruments sufficient to evidence the transfer from the Seller to the Buyer of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon the Seller’s receipt of the Purchase Price, the Buyer shall own good and valid title to the Shares, free and clear of any Encumbrances, other than those arising from acts of the Buyer Entities. Other than this Agreement and any related transaction documents, the Organizational Documents and restrictions imposed by Applicable Law, at the Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 4.07. Independent Investigation. The Seller has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Buyer and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 5.01. Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

SECTION 5.02. Capitalization; Title to Shares. The Shares consist of 100 shares of capital stock without par value and have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total issued and outstanding Equity Interests of the Vessel Owning Subsidiary. There are not outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any equity interests of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such equity interests of the Vessel Owning Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the Vessel Owning Subsidiary.

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SECTION 5.03. Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect as of the date hereof and as of the Closing (the “Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, any of the Organizational Documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

SECTION 5.05. Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

SECTION 5.06. Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

SECTION 5.07. Personnel. The Vessel Owning Subsidiary has no employees.

SECTION 5.08. Contracts and Agreements. Other than the Shipbuilding Contract and the Supervision Agreement (together, the “Contracts”), there are no material contracts or agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound.

(a) Each of the Contracts is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

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(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof (and, at the Closing, will have fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the Closing) and has not waived any material rights thereunder;

(c) There has not occurred any material default under any of the Contracts on the part of the Vessel Owning Subsidiary, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under any of the Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

SECTION 5.09. Compliance with Law. The conduct of business by the Vessel Owning Subsidiary does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10. No Undisclosed Liabilities. The Vessel Owning Subsidiary (or the Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation). Notwithstanding the foregoing, the Parties acknowledge and agree that there may be obligations under the Contracts that are not due and payable as of the date hereof or as of the Closing and that will be the responsibility of the Seller pursuant to Section 9.01(c) of this Agreement.

SECTION 5.11. Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer which would render such information untrue or misleading.

SECTION 5.12. Payment of Taxes. The Vessel Owning Subsidiary has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

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SECTION 5.13. Permits. The Vessel Owning Subsidiary has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the Vessel Owning Subsidiary. The Vessel Owning Subsidiary has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the Vessel Owning Subsidiary, and none of such Permits contains any restriction that is materially burdensome to the Vessel Owning Subsidiary.

SECTION 5.14. No Material Adverse Change in Business. Since the date of incorporation of the Vessel Owning Subsidiary, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Vessel Owning Subsidiary, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Vessel Owning Subsidiary.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 6.01. Title to Vessel. The Vessel Owning Subsidiary is the buyer of the Vessel under the Shipbuilding Contract.

SECTION 6.02. No Encumbrances. The assets of the Vessel Owning Subsidiary and the Vessel are free of all Encumbrances.

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements. The Seller agrees to cause the Vessel Owning Subsidiary to provide access to the books and records of the Vessel Owning Subsidiary to allow the Buyer’s outside auditing firm to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer pursuant to applicable securities laws. The Seller will (A) direct its auditors to provide the Buyer’s auditors access to the auditors’ work papers and (B) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

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SECTION 7.02. Expenses. All costs, fees and expenses incurred by the Buyer in connection with this Agreement and the related transaction documents shall be paid by the Buyer, including all costs, fees and expenses incurred by the Buyer in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares.

SECTION 7.03. Management Agreement. On the date of delivery of the Vessel by the Builder to the Vessel Owning Subsidiary pursuant to the Shipbuilding Contract, the Vessel Owning Subsidiary will enter into a Floating Rate Management Agreement with Capital Gas, on the terms and substantially in the form set out in Exhibit 8.5 to the Umbrella Agreement.

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller or the Vessel Owning Subsidiary to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) by reason of, arising out of or otherwise in respect of assets owned by the Vessel Owning Subsidiary or the assets, operations, and obligations of the Vessel Owning Subsidiary or the businesses thereof to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date.

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SECTION 9.02. Indemnity by the Buyer. The Buyer shall indemnify the Seller and its subsidiaries other than any Buyer Indemnitees and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

SECTION 9.03. Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Party may be entitled, or any remedies for willful misconduct or actual fraud, the rights and remedies set forth in this Article IX shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 10.03. Complete Agreement. The Umbrella Agreement and this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

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SECTION 10.06. Third Party Rights. Except to the extent provided in Article IX, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or facsimile number for a Party as may be designated by notice by such Party to the other Party):

(a) if to Capital Maritime & Trading Corp., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: Gerasimos Kalogiratos

Facsimile: +30 210 428 4286

(b) if to Capital Product Partners L.P., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: CEO/CFO of Capital Product Partners L.P.

Facsimile: +30 210 428 4285

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 10.08. Representations and Warranties to Survive. All representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares.

SECTION 10.09. Remedies. Except as expressly provided in Section 9.03, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 10.10. Non-recourse to General Partner. Neither the General Partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

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SECTION 10.11. Expenses. Each Party shall bear all costs, fees and expenses incurred or payable by such Party or its subsidiaries (including, in the case of the Seller, the Vessel Owning Subsidiary) in connection with this Agreement and the related transaction documents, including the fees, expenses and disbursements of its counsel, accountants, brokers and financial advisors.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed as of the date first above written.

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CAPITAL MARITIME & TRADING CORP.

by
Name: Gerasimos Kalogiratos
Title: Chief Financial Officer

CAPITAL PRODUCT PARTNERS L.P.

by Capital GP L.L.C., its general partner

by
Name: Gerasimos Kalogiratos
Title: Chief Executive Officer and Chief Financial Officer of Capital GP, L.L.C.

Remaining Vessels Share Purchase Agreements – Athlos

SHARE PURCHASE AGREEMENT

Dated [●] 2023

between

CAPITAL MARITIME & TRADING CORP.

and

CAPITAL PRODUCT PARTNERS L.P.

one hundred (100) Shares

Page
ARTICLE I

Interpretation

SECTION 1.01. Definitions	2

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares	4
SECTION 2.02. Closing	4
SECTION 2.03. Place of Closing	4
SECTION 2.04. Purchase Price for Shares	4
SECTION 2.05. Payment of the Purchase Price	5
SECTION 2.06. Other Agreements and Conditions for the Sale	5

ARTICLE III

Representations and Warranties of the Buyer

SECTION 3.01. Organization and Limited Partnership Authority	5
SECTION 3.02. Agreement Not in Breach of Other Instruments	5
SECTION 3.03. No Legal Bar	5
SECTION 3.04. Securities Act	6
SECTION 3.05. Independent Investigation	6

ARTICLE IV

Representations and Warranties of the Seller

SECTION 4.01. Organization and Corporate Authority	6
SECTION 4.02. Agreement Not in Breach	6
SECTION 4.03. No Legal Bar	6
SECTION 4.04. Good and Marketable Title to Shares	7
SECTION 4.05. The Shares	7
SECTION 4.07. Independent Investigation	7

i

Page

ARTICLE V

Representations and Warranties of the Seller Regarding the Vessel Owning Subsidiary

SECTION 5.01. Organization Good Standing and Authority	7
SECTION 5.02. Capitalization; Title to Shares	7
SECTION 5.03. Organizational Documents	8
SECTION 5.04. Agreement Not in Breach	8
SECTION 5.05. Litigation	8
SECTION 5.06. Indebtedness to and from Officers, etc.	8
SECTION 5.07. Personnel	8
SECTION 5.08. Contracts and Agreements	8
SECTION 5.09. Compliance with Law	9
SECTION 5.10. No Undisclosed Liabilities	9
SECTION 5.11. Disclosure of Information	9
SECTION 5.12. Payment of Taxes	9
SECTION 5.13. Permits	10
SECTION 5.14. No Material Adverse Change in Business	10

ARTICLE VI

Representations and Warranties of the Seller regarding the Vessel

SECTION 6.01. Title to Vessel	10
SECTION 6.02. No Encumbrances	10

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements	10
SECTION 7.02. Expenses	11
SECTION 7.03. Management Agreement	11

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers	11

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller	11
SECTION 9.02. Indemnity by the Buyer	12
SECTION 9.03. Exclusive Post-Closing Remedy	12

ii

Page

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law	12
SECTION 10.02. Counterparts	12
SECTION 10.03. Complete Agreement	12
SECTION 10.04. Interpretation	12
SECTION 10.05. Severability	12
SECTION 10.06. Third Party Rights	13
SECTION 10.07. Notices	13
SECTION 10.08. Representations and Warranties to Survive	13
SECTION 10.09. Remedies	13
SECTION 10.10. Non-recourse to General Partner	13

iii

SHARE PURCHASE AGREEMENT (the “Agreement”), dated as of [●] 2023, by and between CAPITAL MARITIME & TRADING CORP. (the “Seller”), a corporation organized under the laws of the Republic of the Marshall Islands, and CAPITAL PRODUCT PARTNERS L.P. (the “Buyer”), a limited partnership organized under the laws of the Republic of the Marshall Islands.

WHEREAS, on November 13, 2023, the Seller, Buyer and Capital GP L.L.C. (the “General Partner”) entered into an Umbrella Agreement (the “Umbrella Agreement”), providing, among other things, for the execution of this Agreement with respect to the Vessel (as defined below).

WHEREAS, the Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, the one hundred (100) shares of capital stock (the “Shares”) representing all of the issued and outstanding shares of capital stock of POLIS GAS CARRIER CORP, a corporation organized under the laws of the Republic of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (the “Vessel Owning Subsidiary”), for a purchase price of US$ 30,600,000 (United States Dollars Thirty Million Six Hundred Thousand), as referenced in Section 2.04.

WHEREAS, the Vessel Owning Subsidiary has entered into a certain shipbuilding contract, dated as of 28 March 2023 , by and between the Vessel Owning Subsidiary as buyer and HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD., a company organized and existing under the laws of the Republic of Korea, having its principal office at 93 Daebul-Ro, Samho-Eup, Yeongam-Gun, Jeollanam-Do, Korea as builder and seller (the “Builder”) as amended and supplemented (the “Shipbuilding Contract”) for the construction and sale of one LNG carrier under hull no. 8206 tbn ATHLOS (the “Vessel”), which is currently under construction by the Builder.

WHEREAS, under the terms of the Shipbuilding Contract a letter of refund Guarantee No. M09392307LG00018 has been issued by Korea Eximbank in favor of the Vessel Owning Subsidiary securing the refund of each pre-delivery instalment paid by the Vessel Owning Subsidiary to the Builder during construction in the event of termination of the Shipbuilding Contract by the Vessel Owning Subsidiary under the terms thereof.

WHEREAS, the Vessel Owning Subsidiary has paid and the Builder has received in full the first instalment of the contract price in the amount of US$ 25,600,000 (United States Dollars Twenty Five Million Six Hundred Thousand) pursuant to the Shipbuilding Contract. The remaining installments due and payable under the Shipbuilding Contract after the Closing Date and prior to or at the time of delivery of the Vessel under the Shipbuilding Contract will be paid by the Buyer as owner of Vessel Owning Subsidiary.

WHEREAS, on the Closing Date, the Vessel Owning Subsidiary will enter into a supervision agreement (the “Supervision Agreement”) with Capital Gas Ship Management Corp. (“Capital Gas”), on the terms and substantially in the form set out in Exhibit 8.2(c) to the Umbrella Agreement.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I

Interpretation

SECTION 1.01. Definitions. In this Agreement, unless the context requires otherwise or unless otherwise specifically provided herein, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“Agreement” means this Agreement, including its recitals, as amended, supplemented, restated or otherwise modified from time to time;

“Applicable Law” in respect of any Person, property, transaction or event, means all laws, statutes, ordinances, regulations, municipal by-laws, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders, codes of practice and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event and all general principles of common law and equity;

“Builder” has the meaning given to it in the recitals;

“Buyer” has the meaning given to it in the preamble;

“Buyer Entities” means the Buyer and its subsidiaries;

“Buyer Indemnitees” has the meaning given to it in Section 9.01;

“Capital Gas” has the meaning given to it in the recitals;

“Closing” has the meaning given to it in Section 2.02;

“Closing Date” has the meaning given to it in Section 2.02;

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contracts that could require a Person to issue any of its equity interests or to sell any equity interests it owns in another Person (other than this Agreement and the related transaction documents); (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any equity interest of a Person or owned by a Person; and (c) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person;

“Contracts” has the meaning given to it in Section 5.08;

“Encumbrance” means any mortgage, lien, charge, assignment, adverse claim, hypothecation, restriction, option, covenant, condition or encumbrance, whether fixed or floating, on, or any security interest in, any property whether real, personal or mixed, tangible or intangible, any pledge or hypothecation of any property, any deposit arrangement, priority, conditional sale agreement, other title retention agreement or equipment trust, capital lease or other security arrangements of any kind;

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“Equity Interest” means (a) with respect to any entity, any and all shares of capital stock or other ownership interest and any Commitments with respect thereto, (b) any other direct equity ownership or participation in a Person and (c) any Commitments with respect to the interests described in (a) or (b);

“General Partner” has the meaning given to it in the recitals;

“Governmental Authority” means any domestic or foreign government, including federal, provincial, state, municipal, county or regional government or governmental or regulatory authority, domestic or foreign, and includes any department, commission, bureau, board, administrative agency or regulatory body of any of the foregoing and any multinational or supranational organization;

“Losses” means, with respect to any matter, all losses, claims, damages, liabilities, deficiencies, costs, expenses (including all costs of investigation, legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) or diminution of value, whether or not involving a claim from a third party, however specifically excluding consequential, special and indirect losses, loss of profit and loss of opportunity, in each case except to the extent reasonably foreseeable;

“Notice” means any notice, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from any Person;

“Organizational Documents” has the meaning given to it in Section 5.03;

“Parties” means all parties to this Agreement and “Party” means any one of them;

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Buyer dated February 22, 2010, as amended from time to time.

“Person” means an individual, entity or association, including any legal personal representative, corporation, body corporate, firm, partnership, trust, trustee, syndicate, joint venture, unincorporated organization or Governmental Authority;

“Permits” has the meaning given to it in Section 5.13;

“Purchase Price” has the meaning given to it in Section 2.04;

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time;

“Seller” has the meaning given to it in the preamble;

“Seller Entities” means the Seller and its affiliates other than the Buyer Entities;

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“Seller Indemnities” has the meaning given to it in Section 9.02;

“Shares” has the meaning given to it in the recitals;

“Shipbuilding Contract” has the meaning given to it in the recitals;

“Supervision Agreement” has the meaning given to it in the recitals;

“Taxes” means all income, franchise, business, property, sales, use, goods and services or value added, withholding, excise, alternate minimum capital, transfer, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, dues and charges and other taxes required to be reported upon or paid to any domestic or foreign jurisdiction and all interest and penalties thereon;

“Umbrella Agreement” has the meaning given to it in the recitals;

“Vessel” has the meaning given to it in the recitals; and

“Vessel Owning Subsidiary” has the meaning given to it in the recitals.

ARTICLE II

Purchase and Sale of Shares; Closing

SECTION 2.01. Purchase and Sale of Shares. The Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, for the Purchase Price and in accordance with and subject to the terms and conditions set forth in this Agreement, the Shares free and clear of all Encumbrances, which in turn shall result in the Buyer indirectly being the buyer of the Vessel under the Shipbuilding Contract. Notwithstanding the foregoing, the obligation of the Buyer to purchase the Shares shall be conditioned on the representations and warranties of the Seller contained in this Agreement being true and correct in all material respects as of the Closing as though then made and the Buyer having received as of the Closing a certificate to that effect from the Seller.

SECTION 2.02. Closing. On the terms of this Agreement, the sale and transfer of the Shares and payment of the Purchase Price shall take place on the date hereof (the “Closing Date”). The sale and transfer of the Shares is hereinafter referred to as the “Closing”.

SECTION 2.03. Place of Closing. The Closing shall take place at the premises of Capital Gas at 3 Iasonos Street, Piraeus, Greece.

SECTION 2.04. Purchase Price for Shares. On the Closing Date, the Buyer shall pay to the Seller (to such account as the Seller shall nominate) the amount of US$ 30,600,000 (United States Dollars Thirty Million Six Hundred Thousand)) (the “Purchase Price”) for the Shares. The Buyer shall have no responsibility or liability hereunder for the Seller’s allocation and distribution of the Purchase Price among the Seller Entities.

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SECTION 2.05. Payment of the Purchase Price. The payment of any part of the Purchase Price to be paid by the Buyer on the date hereof may be netted against amounts payable on the date hereof by the Seller to the Buyer in accordance with Section 3.11 (Netting of Payments) of the Umbrella Agreement. To the extent paid in cash in United States Dollars, the Purchase Price will be paid by the Buyer to the Seller by wire transfer of immediately available funds to an account designated in writing by the Seller.

SECTION 2.06. Other Agreements and Conditions for the Sale. It is expressly agreed that either prior to or latest on the date of Closing the following must have occurred in form and substance reasonably acceptable to each Party: any confirmation as may be required by the Builder under the Shipbuilding Contract for the change of ownership of the Vessel Owning Subsidiary has been obtained.

ARTICLE III

Representations and Warranties of the Buyer

The Buyer represents and warrants to the Seller that as of the date hereof:

SECTION 3.01. Organization and Limited Partnership Authority. The Buyer is duly formed, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite limited partnership power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, has been effectively authorized by all necessary action, limited partnership or otherwise, and constitutes legal, valid and binding obligations of the Buyer. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Buyer.

SECTION 3.02. Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Buyer is a party or by which it is bound, the Certificate of Formation of the Buyer and the Partnership Agreement, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Buyer is bound, or any law, rule or regulation applicable to the Buyer which would have a material effect on the transactions contemplated hereby.

SECTION 3.03. No Legal Bar. The Buyer is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Buyer which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 3.04. Securities Act. The Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment purposes only and not with a view to any public distribution thereof, and the Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act. The Buyer acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in all of the Shares. The Buyer is an “accredited investor” as such term is defined in Regulation D under the Securities Act. The Buyer understands that, when transferred to the Buyer at the Closing, none of the Shares will be registered pursuant to the Securities Act and that all of the Shares will constitute “restricted securities” under the federal securities laws of the United States.

SECTION 3.05. Independent Investigation. The Buyer has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Vessel Owning Subsidiary and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Articles IV, V and VI.

ARTICLE IV

Representations and Warranties of the Seller

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 4.01. Organization and Corporate Authority. The Seller is duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, has been effectively authorized by all necessary action, corporate or otherwise, and constitutes legal, valid and binding obligations of the Seller. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Seller.

SECTION 4.02. Agreement Not in Breach. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfilment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement or other instrument to which the Seller is a party or by which it is bound, the Articles of Incorporation and Bylaws of the Seller, any judgment, decree, order or award of any court, governmental body or arbitrator by which the Seller is bound, or any law, rule or regulation applicable to the Seller.

SECTION 4.03. No Legal Bar. The Seller is not prohibited by any order, writ, injunction or decree of any body of competent jurisdiction from consummating the transactions contemplated by this Agreement and no such action or proceeding is pending or, to the best of its knowledge and belief, threatened against the Seller which questions the validity of this Agreement, any of the transactions contemplated hereby or any action which has been taken by any of the Parties in connection herewith or in connection with any of the transactions contemplated hereby.

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SECTION 4.04. Good and Marketable Title to Shares. The Seller is the owner (of record and beneficially) of all of the Shares and has good and marketable title to the Shares, free and clear of any and all Encumbrances. The Shares constitute 100% of the issued and outstanding Equity Interests of the Vessel Owning Subsidiary.

SECTION 4.05. The Shares. Assuming the Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to the Buyer at the Closing of certificates representing the Shares, duly endorsed by the Seller for transfer to the Buyer or accompanied by appropriate instruments sufficient to evidence the transfer from the Seller to the Buyer of the Shares under the Applicable Laws of the relevant jurisdiction, or delivery of such Shares by electronic means, and upon the Seller’s receipt of the Purchase Price, the Buyer shall own good and valid title to the Shares, free and clear of any Encumbrances, other than those arising from acts of the Buyer Entities. Other than this Agreement and any related transaction documents, the Organizational Documents and restrictions imposed by Applicable Law, at the Closing, the Shares will not be subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares, other than any agreement to which any Buyer Entity is a party.

SECTION 4.07. Independent Investigation. The Seller has had the opportunity to conduct to its own satisfaction independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Buyer and, in making the determination to proceed with the transactions contemplated hereby, has relied solely on the results of its own independent investigation and the representations and warranties set forth in Article III.

ARTICLE V

Representations and Warranties of

the Seller Regarding the Vessel Owning Subsidiary

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 5.01. Organization Good Standing and Authority. The Vessel Owning Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands. The Vessel Owning Subsidiary has full corporate power and authority to carry on its business as it is now, and has since its incorporation been, conducted, and is entitled to own, lease or operate the properties and assets it now owns, leases or operates and to enter into legal and binding contracts. No meeting has been convened or resolution proposed or petition presented and no order has been made to wind up the Vessel Owning Subsidiary.

SECTION 5.02. Capitalization; Title to Shares. The Shares consist of 100 shares of capital stock without par value and have been duly authorized and validly issued and are fully paid and non-assessable, and constitute the total issued and outstanding Equity Interests of the Vessel Owning Subsidiary. There are not outstanding (i) any options, warrants or other rights to purchase from the Vessel Owning Subsidiary any equity interests of the Vessel Owning Subsidiary, (ii) any securities convertible into or exchangeable for shares of such equity interests of the Vessel Owning Subsidiary or (iii) any other commitments of any kind for the issuance of additional shares of equity interests or options, warrants or other securities of the Vessel Owning Subsidiary.

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SECTION 5.03. Organizational Documents. The Seller has supplied to the Buyer true and correct copies of the organizational documents of the Vessel Owning Subsidiary, as in effect as of the date hereof and as of the Closing (the “Organizational Documents”).

SECTION 5.04. Agreement Not in Breach. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, or result in a breach of, any of the terms and provisions of, or constitute a default under, or conflict with, or give any other party thereto a right to terminate any agreement or other instrument to which the Vessel Owning Subsidiary is a party or by which it is bound including, without limitation, any of the Organizational Documents, or any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Vessel Owning Subsidiary.

SECTION 5.05. Litigation.

(a) There is no action, suit or proceeding to which the Vessel Owning Subsidiary is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority or body or arbitrator; there is no action, suit or proceeding threatened against the Vessel Owning Subsidiary; and, to the best knowledge of the Seller, there is no basis for any such action, suit or proceeding;

(b) The Vessel Owning Subsidiary has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Vessel Owning Subsidiary; and

(c) There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Vessel Owning Subsidiary to take any action of any kind with respect to its business, assets or properties.

SECTION 5.06. Indebtedness to and from Officers, etc. The Vessel Owning Subsidiary will not be indebted, directly or indirectly, to any person who is an officer, director, stockholder or employee of the Seller or any spouse, child, or other relative or any affiliate of any such person, nor shall any such officer, director, stockholder, employee, relative or affiliate be indebted to the Vessel Owning Subsidiary.

SECTION 5.07. Personnel. The Vessel Owning Subsidiary has no employees.

SECTION 5.08. Contracts and Agreements. Other than the Shipbuilding Contract and the Supervision Agreement (together, the “Contracts”), there are no material contracts or agreements, written or oral, to which the Vessel Owning Subsidiary is a party or by which any of its assets are bound.

(a) Each of the Contracts is a valid and binding agreement of the Vessel Owning Subsidiary, and to the best knowledge of the Seller, of all other parties thereto;

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(b) The Vessel Owning Subsidiary has fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the date hereof (and, at the Closing, will have fulfilled all material obligations required pursuant to its Contracts to have been performed by it prior to the Closing) and has not waived any material rights thereunder;

(c) There has not occurred any material default under any of the Contracts on the part of the Vessel Owning Subsidiary, or to the best knowledge of the Seller, on the part of any other party thereto nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of the Vessel Owning Subsidiary under any of the Contracts nor, to the best knowledge of the Seller, has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any material default on the part of any other party to any of the Contracts.

SECTION 5.09. Compliance with Law. The conduct of business by the Vessel Owning Subsidiary does not and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws, statutes, ordinances, rules, regulations, decrees, orders, permits or other similar items in force (including, but not limited to, any of the foregoing relating to employment discrimination, environmental protection or conservation) of any country, province, state or other governing body, the enforcement of which would materially and adversely affect the business, assets, condition (financial or otherwise) or prospects of the Vessel Owning Subsidiary taken as a whole, nor has the Vessel Owning Subsidiary received any notice of any such violation.

SECTION 5.10. No Undisclosed Liabilities. The Vessel Owning Subsidiary (or the Vessel owned by it) has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for Taxes and interest, penalties and other charges payable with respect to any such liability or obligation). Notwithstanding the foregoing, the Parties acknowledge and agree that there may be obligations under the Contracts that are not due and payable as of the date hereof or as of the Closing and that will be the responsibility of the Seller pursuant to Section 9.01(c) of this Agreement.

SECTION 5.11. Disclosure of Information. The Seller has disclosed to the Buyer all material information on, and about, the Vessel Owning Subsidiary and the Vessel and all such information is true, accurate and not misleading in any material respect. Nothing has been withheld from the material provided to the Buyer which would render such information untrue or misleading.

SECTION 5.12. Payment of Taxes. The Vessel Owning Subsidiary has filed all foreign, federal, state and local income and franchise tax returns required to be filed, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, and the Vessel is in good standing with respect to the payment of past and current Taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction.

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SECTION 5.13. Permits. The Vessel Owning Subsidiary has such permits, consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has all declarations and filings with, and is qualified and in good standing in each jurisdiction of, all federal, provincial, state, local or foreign Governmental Authorities and other Persons, as are necessary to own or lease its properties and to conduct its business in the manner that is standard and customary for a business of its nature other than such Permits the absence of which, individually or in the aggregate, has not and could not reasonably be expected to materially or adversely affect the Vessel Owning Subsidiary. The Vessel Owning Subsidiary has fulfilled and performed all its obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, materially or adversely affect the Vessel Owning Subsidiary, and none of such Permits contains any restriction that is materially burdensome to the Vessel Owning Subsidiary.

SECTION 5.14. No Material Adverse Change in Business. Since the date of incorporation of the Vessel Owning Subsidiary, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Vessel Owning Subsidiary, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Vessel Owning Subsidiary.

ARTICLE VI

Representations and Warranties of

the Seller regarding the Vessel

The Seller represents and warrants to the Buyer that as of the date hereof:

SECTION 6.01. Title to Vessel. The Vessel Owning Subsidiary is the buyer of the Vessel under the Shipbuilding Contract.

SECTION 6.02. No Encumbrances. The assets of the Vessel Owning Subsidiary and the Vessel are free of all Encumbrances.

ARTICLE VII

Covenants

SECTION 7.01. Financial Statements. The Seller agrees to cause the Vessel Owning Subsidiary to provide access to the books and records of the Vessel Owning Subsidiary to allow the Buyer’s outside auditing firm to prepare at the Buyer’s expense any information, review or audit the Buyer reasonably believes is required to be furnished or provided by the Buyer pursuant to applicable securities laws. The Seller will (A) direct its auditors to provide the Buyer’s auditors access to the auditors’ work papers and (B) use its commercially reasonable efforts to assist the Buyer with any such information, review or audit and to provide other financial information reasonably requested by the Buyer or its auditors, including the delivery by the Seller Entities of any information, letters and similar documentation, including reasonable “management representation letters” and attestations.

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SECTION 7.02. Expenses. All costs, fees and expenses incurred by the Buyer in connection with this Agreement and the related transaction documents shall be paid by the Buyer, including all costs, fees and expenses incurred by the Buyer in connection with conveyance fees, recording charges and other fees and charges applicable to the transfer of the Shares.

SECTION 7.03. Management Agreement. On the date of delivery of the Vessel by the Builder to the Vessel Owning Subsidiary pursuant to the Shipbuilding Contract, the Vessel Owning Subsidiary will enter into a Floating Rate Management Agreement with Capital Gas, on the terms and substantially in the form set out in Exhibit 8.5 to the Umbrella Agreement.

ARTICLE VIII

Amendments and Waivers

SECTION 8.01. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing the Buyer, on the one hand, or the Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.

ARTICLE IX

Indemnification

SECTION 9.01. Indemnity by the Seller. The Seller shall be liable for, and shall indemnify the Buyer and each of its subsidiaries and each of their directors, employees, agents and representatives (the “Buyer Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Buyer Indemnitee:

(a) by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Seller in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Seller;

(b) any fees, expenses or other payments incurred or owed by the Seller or the Vessel Owning Subsidiary to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement; or

(c) by reason of, arising out of or otherwise in respect of assets owned by the Vessel Owning Subsidiary or the assets, operations, and obligations of the Vessel Owning Subsidiary or the businesses thereof to the extent relating to, arising from, or otherwise attributable to facts, circumstances or events occurring prior to the Closing Date.

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SECTION 9.02. Indemnity by the Buyer. The Buyer shall indemnify the Seller and its subsidiaries other than any Buyer Indemnitees and each of their respective officers, directors, employees, agents and representatives (the “Seller Indemnitees”) against and hold them harmless from, any Losses suffered or incurred by such Seller Indemnitee by reason of, arising out of or otherwise in respect of any inaccuracy in, or breach of, any representation or warranty (without giving effect to any qualifications as to materiality or dollar amount or other similar qualifications), or a failure to perform or observe any covenant, agreement or obligation of, the Buyer in or under this Agreement or in or under any document, instrument or agreement delivered pursuant to this Agreement by the Buyer.

SECTION 9.03. Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Party may be entitled, or any remedies for willful misconduct or actual fraud, the rights and remedies set forth in this Article IX shall constitute the sole and exclusive rights and remedies of the Parties under or with respect to the subject matter of this Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such jurisdiction without giving effect to conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Vessel is located, shall apply.

SECTION 10.02. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

SECTION 10.03. Complete Agreement. The Umbrella Agreement and this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated herein and, except as provided herein, supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings.

SECTION 10.04. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.05. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any governmental body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as

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if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect, as nearly as possible, to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

SECTION 10.06. Third Party Rights. Except to the extent provided in Article IX, a Person who is not a party to this Agreement has no right to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 10.07. Notices. Any notice, claim or demand in connection with this Agreement shall be delivered to the Parties at the following addresses (or at such other address or facsimile number for a Party as may be designated by notice by such Party to the other Party):

(a) if to Capital Maritime & Trading Corp., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: Gerasimos Kalogiratos

Facsimile: +30 210 428 4286

(b) if to Capital Product Partners L.P., as follows:

c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus, Greece

Attention: CEO/CFO of Capital Product Partners L.P.

Facsimile: +30 210 428 4285

and any such notice shall be deemed to have been received (i) on the next working day in the place to which it is sent, if sent by facsimile or (ii) forty eight (48) hours from the time of dispatch, if sent by courier.

SECTION 10.08. Representations and Warranties to Survive. All representations and warranties of the Buyer and Seller contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect after the Closing, regardless of (a) any investigation made by or on behalf of any Party or its affiliates, any Person controlling any Party, its officers or directors, and (b) delivery of and payment for the Shares.

SECTION 10.09. Remedies. Except as expressly provided in Section 9.03, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided in this Agreement, nothing in this Agreement will be considered an election of remedies.

SECTION 10.10. Non-recourse to General Partner. Neither the General Partner nor any other owner of Equity Interests in the Buyer shall be liable for the obligations of the Buyer under this Agreement or any of the related transaction documents, including, in each case, by reason of any payment obligation imposed by governing partnership statutes.

13

SECTION 10.11. Expenses. Each Party shall bear all costs, fees and expenses incurred or payable by such Party or its subsidiaries (including, in the case of the Seller, the Vessel Owning Subsidiary) in connection with this Agreement and the related transaction documents, including the fees, expenses and disbursements of its counsel, accountants, brokers and financial advisors.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed as of the date first above written.

14

CAPITAL MARITIME & TRADING CORP.

by
Name: Gerasimos Kalogiratos
Title: Chief Financial Officer

CAPITAL PRODUCT PARTNERS L.P.

by Capital GP L.L.C., its general partner

by
		Name:	Gerasimos Kalogiratos
		Title:	Chief Executive Officer and Chief Financial Officer of Capital GP, L.L.C.

Exhibit 2.2

FORM OF STANDBY PURCHASE AGREEMENT

STANDBY PURCHASE AGREEMENT

This STANDBY PURCHASE AGREEMENT (this “Agreement”) is made and entered into on November 24, 2023, by and between Capital Maritime & Trading Corp., a Marshall Islands corporation (“Capital Maritime”), and Capital Product Partners L.P., a Marshall Islands limited partnership (“CPLP”).

RECITALS

WHEREAS, Capital Maritime, CPLP and Capital GP L.L.C. previously entered into that certain Umbrella Agreement, dated as of November 13, 2023 (the “Umbrella Agreement”), pursuant to which, among other things, CPLP agreed to purchase certain vessels from Capital Maritime;

WHEREAS, pursuant to the Umbrella Agreement, in order to finance a portion of the Closing Amount (as defined in the Umbrella Agreement), CPLP proposes to distribute, at no charge, to each holder of record of its common units representing limited partnership interests (the “Common Units”) as of November 24, 2023 (the “Record Date”) non-transferable rights (the “Rights”) to subscribe for and purchase additional Common Units (the “Rights Offering”);

WHEREAS, CPLP desires to raise a total of $500,000,000 in connection with the Rights Offering;

WHEREAS, in connection with the Rights Offering, holders of CPLP’s Common Units on the Record Date will receive a specified number of Rights for each Common Unit held as of the Record Date;

WHEREAS, each Right will entitle the holder thereof to purchase [•] Common Unit[s] at a price of $[•] per Common Unit (the “Rights Offering Price”); and

WHEREAS, in order to facilitate the Rights Offering, CPLP has offered to Capital Maritime the opportunity, and Capital Maritime has agreed and committed, to purchase at the Rights Offering Price, subject to the terms and conditions of this Agreement, any Common Units that remain unsubscribed in the Rights Offering (the “Unsubscribed Common Units”, and such offering, the “Standby Offering”).

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings given to them in the Umbrella Agreement.

Section 2. Standby Purchase Commitment.

(a) Standby Purchase Commitment. Capital Maritime hereby agrees to purchase from CPLP and pay for, and CPLP agrees to issue, deliver and sell to Capital Maritime, at the Rights Offering Price all of the Unsubscribed Common Units, up to the full amount of Common Units offered by CPLP in the Rights Offering (the “Commitment Amount”).

(b) Allocation of Unsubscribed Common Units. Promptly following the expiration of the Rights Offering, CPLP will determine the number of Unsubscribed Common Units. Upon CPLP’s determination of the number of Unsubscribed Common Units, which shall be deemed to be correct absent manifest error, CPLP promptly will notify Capital Maritime in writing of the amount of Common Units to be purchased by Capital Maritime, which amount may be less than the Commitment Amount (the “Allocated Amount”).

(c) Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the closing of the purchase and sale of the Allocated Amount (the “Closing”) shall take place promptly following the closing of the Rights Offering on the place, time and date to be determined by the parties hereto (the “Standby Offering Closing Date”). At the Closing, CPLP shall deliver or cause to be delivered to Capital Maritime (or its designee) evidence of book-entry records representing the Common Units issued to Capital Maritime (or its designee) in respect of the Allocated Amount, and Capital Maritime shall deliver (or cause to be delivered) to CPLP, in cash or other immediately available funds, the aggregate Rights Offering Price relating to such Common Units; provided, however, that any amounts payable by Capital Maritime to CPLP pursuant to this Agreement may be netted against any amounts payable by CPLP to Capital Maritime in respect of the Transactions, including the Closing Amount, pursuant to and in accordance with Section 3.11 of the Umbrella Agreement such that receipt of the Common Units in respect of the Allocated Amount by Capital Maritime shall satisfy and discharge a portion of CPLP’s obligation to pay the Closing Amount to Capital Maritime pursuant to Section 3.10 of the Umbrella Agreement in an amount equal to (x) the Allocated Amount multiplied by (y) the Rights Offering Price.

Section 3. Certain Agreements of Capital Maritime.

Capital Maritime agrees with CPLP that the book-entry notations with respect to the Common Units to be issued pursuant to this Agreement shall bear a legend (and CPLP’s unit register shall bear a notation) substantially to the following effect and CPLP will, or will direct the transfer agent for the Common Units to, remove the legend on the certificates at such time as they are no longer subject to this restriction:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, DELIVERED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO COMPLY WITH ALL SUCH RESTRICTIONS ON TRANSFER.

Section 4. Representations and Warranties of Capital Maritime. Capital Maritime represents and warrants to CPLP as follows:

(a) Organization; Power and Capacity. Capital Maritime is a corporation, has been duly formed or organized, and is validly existing and in good standing, under the laws of The Republic of the Marshall Islands. Capital Maritime has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform all of the terms and conditions hereof to be performed by it.

(b) Authorization of Agreement; Enforceability. This Agreement has been duly executed and delivered by Capital Maritime. This Agreement constitutes the legal, valid and binding obligations of Capital Maritime, Enforceable against Capital Maritime in accordance with the terms hereof.

(c) No Registration. Capital Maritime understands that the Common Units to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Capital Maritime’s representations as expressed herein or otherwise made pursuant hereto.

(d) Accredited Investor. Capital Maritime is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

(e) Information; Knowledge of Business. Capital Maritime is familiar with the business in which CPLP is engaged. Capital Maritime has knowledge and experience in financial and business matters; is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the problems and risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment.

(f) Investment Intent. Capital Maritime is acquiring the Common Units for its own account with the intention of holding such Common Units for investment and has no present intention of participating, directly or indirectly, in any distribution of the Common Units, except in compliance with applicable securities laws.

(g) No Manipulation or Stabilization of Price. Capital Maritime has not taken and Capital Maritime will not take, directly or indirectly, any action designed to or that would constitute, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, stabilization or manipulation of the price of any security of CPLP in order to facilitate the sale or resale of any securities of CPLP, and Capital Maritime is not aware of any such action taken or to be taken by any person.

(h) No Conflicts. The execution by Capital Maritime of this Agreement, and the performance by Capital Maritime of the terms and conditions to be performed by it do not and will not (a) violate, conflict with, result in a default under or require consent under its Organizational Documents, (b) violate, conflict with, or result in a violation of (whether after the giving of notice, lapse of time or both) any Law, (c) require any consent, authorization, approval or order from, or registration, qualification or filing with, any Governmental Authority, other than those which have been obtained or made, as the case may be, (d) require any consent from any other third Person, which consent has not been obtained, or (e) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any Contract, Order or permit to which Capital Maritime is a party or by which Capital Maritime is bound or to which any of Capital Maritime’s assets is subject, which violations or defaults have not been waived. Capital Maritime has obtained or will obtain all necessary consents, authorizations, approvals and Orders, and has made or will make all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant Governmental Authorities, required by such authorities to be obtained or made, as applicable, by it in connection with the consummation of the transactions contemplated hereby.

Section 5. Representations and Warranties of CPLP.

(a) Existence and Good Standing; Authority. CPLP is a limited partnership, has been duly formed or organized, and is validly existing and in good standing, under the laws of The Republic of the Marshall Islands. CPLP has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform all of the terms and conditions hereof to be performed by it.

(b) Authorization of Agreement; Enforceability. This Agreement has been duly executed and delivered by CPLP. This Agreement constitutes the legal, valid and binding obligations of CPLP, Enforceable against CPLP in accordance with the terms hereof.

(c) Due Authorization and Issuance of Common Units. All of the Common Units to be issued pursuant to this Agreement will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the prospectus supplement to be filed by CPLP with the Securities and Exchange Commission (the “Commission”) in connection with the Rights Offering (taken together with the base prospectus dated September 29, 2023 and included in the Registration Statement (as defined below), the “Prospectus”), will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by the Limited Partnership Act of The Republic of the Marshall Islands, as amended, supplemented or restated from time to time, and any successor to such statute); and none of such Common Units will have been issued in violation of the preemptive rights of any security holders of CPLP arising as a matter of law or under or pursuant to CPLP’s Second Amended and Restated Limited Partnership Agreement (the “LPA”) or any material agreement or instrument to which CPLP is a party or by which it is bound.

(d) No Conflicts. The execution by CPLP of this Agreement, and the performance by CPLP of the terms and conditions to be performed by it do not and will not (a) violate, conflict with, result in a default under or require consent under the LPA, (b) violate, conflict with, or result in a violation of (whether after the giving of notice, lapse of time or both) any Law, (c) require any consent, authorization, approval or order from, or registration, qualification or filing with, any Governmental Authority, other than those which have been obtained or made, as the case may be, (d) require any consent from any other third Person, which consent has not been obtained, or (e) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any Contract, Order or permit to which CPLP is a party or by which CPLP is bound or to which any of CPLP’s assets is subject, which violations or defaults have not been waived. CPLP has obtained or will obtain all necessary consents, authorizations, approvals and Orders, and has made or will make all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant Governmental Authorities, required by such authorities to be obtained or made, as applicable, by it in connection with the consummation of the transactions contemplated hereby.

Section 6. Conditions to Closing.

(a) Conditions to Both Parties’ Obligations. The obligations of CPLP and Capital Maritime to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Standby Offering Closing Date, of the following conditions:

(i) the Rights Offering shall have been consummated in all material respects in accordance with the terms and conditions described in the Prospectus; and

(ii) no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit the consummation of the Standby Offering or the transactions contemplated by this Agreement.

(b) Conditions to CPLP’s Obligations. The obligations of CPLP to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Standby Offering Closing Date, of the following conditions:

(i) the representations and warranties of Capital Maritime in Section 4 shall be true and correct in all material respects as of the date hereof and as of the Standby Offering Closing Date as if made as of such date; and

(ii) Capital Maritime shall have performed in all material respects its obligations hereunder.

(c) Conditions to Capital Maritime’s Obligations. The obligations of Capital Maritime to consummate the transactions contemplated hereunder in connection with the Standby Offering are subject to the fulfillment, prior to or on the Standby Offering Closing Date, of the following conditions:

(i) the representations and warranties of CPLP in Section 5 shall be true and correct in all material respects as of the date hereof and as of the Standby Offering Closing Date as if made as of such date; and

(ii) CPLP shall have performed in all material respects its obligations hereunder.

Section 7. Survival. The representations and warranties of the parties contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 8. Covenants.

(a) SEC Filings. CPLP agrees, as soon as reasonably practicable after it is advised or obtains knowledge thereof, to advise Capital Maritime with a confirmation in writing, of (i) the time when any amendment or supplement to the Prospectus has been filed, (ii) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement on Form F-3 of CPLP (file no. 333-274680) (the “Registration Statement”) (the “Registration Statement”) or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (iii) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Common Units for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (iv) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (v) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. CPLP shall use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

(b) Information About Capital Maritime. Capital Maritime agrees to furnish to CPLP all information with respect to Capital Maritime that may be necessary or appropriate and will make any information furnished to CPLP for the Prospectus by Capital Maritime not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Public Announcements. Neither CPLP nor Capital Maritime shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party hereto, which consent shall not be unreasonably withheld or delayed, except if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable.

(d) Nasdaq Listing. CPLP shall cause the Common Units issued to Capital Maritime hereunder to be listed on Nasdaq.

Section 9. Termination.

(a) By Capital Maritime. Capital Maritime may terminate this Agreement if CPLP materially breaches its obligations under this Agreement and such breach is not cured within twenty (20) business days following written notice to CPLP.

(b) By CPLP. CPLP may terminate this Agreement (i) if consummation of the Rights Offering and/or the Standby Offering is prohibited by applicable law, rules or regulations, or (ii) if Capital Maritime materially breaches its obligations under this Agreement and such breach is not cured within twenty (20) business days following written notice to Capital Maritime.

(c) Other. Either of the parties hereto may terminate this Agreement if the transactions contemplated hereby are not consummated by January 18, 2024 through no fault of the terminating party. In addition, this Agreement shall terminate upon the parties’ mutual consent.

(d) Effect of Termination. CPLP and Capital Maritime hereby agree that any termination of this Agreement pursuant to this Section 9 (other than termination by one party in the event of a breach of this Agreement by the other party or a misrepresentation of any of the statements made hereby by the other party), shall be without liability to CPLP or Capital Maritime.

Section 10. Miscellaneous.

(a) Notwithstanding any term to the contrary herein, no person other than CPLP or Capital Maritime shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b) The provisions of Sections 9.1 (Remedies), 9.2 (Notices), 9.6 (Headings), 9.7 (Successors and Assigns), 9.9 (Counterparts), 9.10 (Governing Law), 9.11 (Submission to Jurisdiction), 9.13 (Severability), 9.14 (Effect of Waiver or Consent), 9.16 (Expenses) and 9.17 (Waiver; Amendment) of the Umbrella Agreement are hereby made part of this Agreement, as if they were contained in this Agreement, together with any necessary conforming changes.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Capital Maritime and CPLP have executed this Agreement on and as of the date first set forth above.

CAPITAL MARITIME & TRADING CORP.

By:
Name:
Title:

CAPITAL PRODUCT PARTNERS L.P.

By: Its General Partner, Capital GP L.L.C.

By:
Name:
Title:

Exhibit 3.6

FORM OF SELLER’S CREDIT AGREEMENT

SELLER’S CREDIT AGREEMENT

Capital Maritime & Trading Corp.

as Seller

Capital Product Partners L.P.

as Buyer

US$ 220,000,000.00 (United States Dollars Two Hundred Twenty Million)

This Seller’s Credit Agreement (this “Agreement”) is dated November [____] 2023 and made between

(1)

Capital Maritime & Trading Corp., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (the “Seller”); and

(2)

Capital Product Partners L.P., a limited partnership incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, (the “Buyer”).

WHEREAS

(A)	The Seller owns:

(i)

One Hundred (100) issued and outstanding registered shares, without par value (the “Omega Shares”), of OMEGA GAS CARRIERS CORP., a Marshall Islands corporation (the “Omega Subsidiary”), representing all of the issued and outstanding shares of capital stock of the Omega Subsidiary, and the Omega Subsidiary is the registered owner of the Marshall Islands flagged liquefied natural gas carrier (“LNG/C”) “AMORE MIO I” (the “Omega Vessel”);

(ii)

One Hundred (100) issued and outstanding registered shares, without par value (the “Beta Shares”), of BETA GAS CARRIERS CORP., a Marshall Islands corporation (the “Beta Subsidiary”), representing all of the issued and outstanding shares of capital stock of the Beta Subsidiary, and the Beta Subsidiary is the contractual buyer (under a shipbuilding contract) of the hull no. 3316 tbn LNG/C “AXIOS II” (the “Beta Vessel”);

(iii)

One Hundred (100) issued and outstanding registered shares, without par value (the “Romanos Shares”), of ROMANOS GAS CARRIER CORP., a Marshall Islands corporation (the “Romanos Subsidiary”), representing all of the issued and outstanding shares of capital stock of the Romanos Subsidiary, and the Romanos Subsidiary is the contractual buyer (under a shipbuilding contract) of the hull no. 3341 tbn LNG/C “ASSOS” (the “Romanos Vessel”);

(iv)

One Hundred (100) issued and outstanding registered shares, without par value (the “Leon Shares”), of LEON GAS CARRIER CORP., a Marshall Islands corporation (the “Leon Subsidiary”), representing all of the issued and outstanding shares of capital stock of the Leon Subsidiary, and the Leon Subsidiary is the contractual buyer (under a shipbuilding contract) of the hull no. 3342 tbn LNG/C “APOSTOLOS” (the “Leon Vessel”);

(v)

One Hundred (100) issued and outstanding registered shares, without par value (the “Taurus Shares”), of TAURUS GAS CARRIER CORP., a Marshall Islands corporation (the “Taurus Subsidiary”), representing all of the issued and outstanding shares of capital stock of the Taurus Subsidiary, and the Taurus Subsidiary is the contractual buyer (under a shipbuilding contract) of the hull no. 8140 tbn LNG/C “AKTORAS” (the “Taurus Vessel”);

(vi)

One Hundred (100) issued and outstanding registered shares, without par value (the “Milos Shares”), of MILOS GAS CARRIERS CORP., a Marshall Islands corporation (the “Milos Subsidiary”), representing all of the issued and outstanding shares of capital stock of the Milos Subsidiary, and the Milos Subsidiary is the contractual buyer (under a shipbuilding contract) of the hull no. 8198 tbn LNG/C “ARCHIMIDIS” (the “Milos Vessel”);

(vii)

One Hundred (100) issued and outstanding registered shares, without par value (the “Aiolos Shares”), of AIOLOS GAS CARRIERS CORP., a Marshall Islands corporation (the “Aiolos Subsidiary”), representing all of the issued and outstanding shares of capital stock of the Aiolos Subsidiary, and the Aiolos Subsidiary is the contractual buyer (under a shipbuilding contract) of the hull no. 8199 tbn LNG/C “AGAMEMNON” (the “Aiolos Vessel”);

(viii)

One Hundred (100) issued and outstanding registered shares, without par value (the “Aqua Shares”), of AQUA GAS CARRIER CORP., a Marshall Islands corporation (the “Aqua Subsidiary”), representing all of the issued and outstanding shares of capital stock of the Aqua Subsidiary, and the Aqua Subsidiary is the contractual buyer (under a shipbuilding contract) of the hull no. 8202 tbn LNG/C “ALCAIOS I” (the “Aqua Vessel”);

(ix)

One Hundred (100) issued and outstanding registered shares, without par value (the “Mare Shares”), of MARE GAS CARRIER CORP., a Marshall Islands corporation (the “Mare Subsidiary”), representing all of the issued and outstanding shares of capital stock of the Mare Subsidiary, and the Mare Subsidiary is the contractual buyer (under a shipbuilding contract) of the hull no. 8203 tbn LNG/C “ANTAIOS I” (the “Mare Vessel”);

(x)

One Hundred (100) issued and outstanding registered shares, without par value (the “Polis Shares”), of POLIS GAS CARRIER CORP., a Marshall Islands corporation (the “Polis Subsidiary”), representing all of the issued and outstanding shares of capital stock of the Polis Subsidiary, and the Polis Subsidiary is the contractual buyer (under a shipbuilding contract) of the hull no. 8206 tbn LNG/C “ATHLOS” (the “Polis Vessel”); and

(xi)

One Hundred (100) issued and outstanding registered shares, without par value (the “Elpis Shares” and together with the Omega Shares, Beta Shares, Romanos Shares, Leon Shares, Taurus Shares, Milos Shares, Aiolos Shares, Aqua Shares, Mare Shares and Polis Shares, the “Shares”), of ELPIS GAS CARRIER CORP., a Marshall Islands corporation (the “Elpis Subsidiary” and together with the Omega Subsidiary, Beta Subsidiary, Romanos Subsidiary, Leon

Subsidiary, Taurus Subsidiary, Milos Subsidiary, Aiolos Subsidiary, Aqua Subsidiary, Mare Subsidiary and Polis Subsidiary, the “Subsidiaries”), representing all of the issued and outstanding shares of capital stock of the Elpis Subsidiary, and the Elpis Subsidiary is the contractual buyer (under a shipbuilding contract) of the hull no. 8207 tbn LNG/C “ARCHON” (the “Elpis Vessel” and together with the Omega Vessel, Beta Vessel, Romanos Vessel, Leon Vessel, Taurus Vessel, Milos Vessel, Aiolos Vessel, Aqua Vessel, Mare Vessel and Polis Vessel, the “Vessels”).

(B)

The Buyer has agreed to purchase 100% of the Shares and therefore each Subsidiary under separate Share Purchase Agreements entered or to be entered between the Seller and the Buyer (each an “SPA”), and it is contemplated that each SPA may have a different Delivery Date.

(C)

Subject to the conditions of this Agreement, the Seller and the Buyer hereby agree that the payment of an aggregate amount of up to US$ 220,000,000.00 (United States Dollars Two Hundred Twenty Million) of the total purchase price for all Shares under the SPAs shall be deferred, by way of a credit granted by the Seller to the Buyer, with such deferred amounts to be repaid in accordance with the terms of this Agreement.

1.	Purpose

This Agreement sets out the terms and conditions upon which the Seller will grant the Buyer credit in an amount up to the Seller’s Credit Commitment in connection with the purchase by the Buyer of the Vessels from the Seller.

2.	Interpretation

In this Agreement, the following words and expressions shall have the meaning set opposite them below, and words importing the singular shall (unless the contrary intention appears) include the plural and vice versa:

“Available Seller’s Credit Commitment” means, at any time, the amount of US$ 220,000,000.00 (United States Dollars Two Hundred Twenty Million), as reduced pursuant to utilisations from time to time pursuant to this Agreement upon the Delivery Dates of the SPAs, and as otherwise reduced pursuant to the terms of this Agreement.

“Banking Day” means a day on which banks are open for the transaction of business in the country of the currency stipulated and of the nature required by this Agreement in Greece, Germany and New York.

“Delivery Date” means, in respect of any SPA, the date on which the Shares that are the subject of such SPA are actually transferred by the Seller to the Buyer pursuant to, and in accordance with the terms of, that SPA.

“Event of Default” means any of the events or circumstances described in Clause 6.1.

“Group” means the Buyer and its subsidiaries for the time being.

“Outstanding Seller’s Credit” means at any time the aggregate amount of the Seller’s Credit utilised by the Buyer under this Agreement which is for the time being outstanding.

“Security” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Seller’s Credit” means an amount of US$ 220,000,000.00 (United States Dollars Two Hundred Twenty Million) of the aggregate purchase price payable under the SPAs, representing a credit granted by the Seller to the Buyer in respect of each SPA, the payment of which shall be deferred in accordance with the terms of this Agreement

“Seller’s Credit Commitment” means US$ 220,000,000.00 (United States Dollars Two Hundred Twenty Million).

3.	Drawdown and Adjustments

The Seller’s Credit shall be available on an SPA-by-SPA basis on the following conditions:

(a)

on the Delivery Date for each SPA, the Buyer’s obligation to pay the purchase price due under that SPA may, if so elected by the Buyer, be satisfied in part by a utilisation of the Seller’s Credit in a maximum amount for that SPA equal to the amount by which:

(i)

the purchase price under that SPA (after deducting the amount of the deposit for the Vessel owned directly or indirectly by the Subsidiary the Shares of which are transferred pursuant to that SPA) exceeds

(ii)

the aggregate amount of first-lien ship financing, ship lessor financing, or other similar or equivalent financing arrangement obtained by a member of the Group in respect of the Vessel owned directly or indirectly by the Subsidiary the Shares of which are transferred pursuant to that SPA on such Delivery Date, and the amount of the purchase price under such SPA so satisfied shall be the amount of the Seller’s Credit so utilised;

(b)	upon each utilisation of the Seller’s Credit contemplated by paragraph 3(a):

(i)	the Available Seller’s Credit Commitment shall be reduced by the amount of such utilisation; and

(ii)	the Outstanding Seller’s Credit shall be increased by the amount of such utilisation;

(c)

on the first day on which the Delivery Dates under all SPAs have occurred (after giving effect to all utilisations made or to be made in respect of the Delivery Date falling on that day) any Available Seller’s Credit Commitment which has not been utilised shall be cancelled; and

(d)

notwithstanding anything to the contrary in this Agreement, no utilisation may be requested by the Buyer if either (i) (after giving effect to that utilisation) the sum of the Available Seller’s Credit Commitment and the Outstanding Seller’s Credit would exceed US$ 220,000,000.00 (United States Dollars Two Hundred Twenty Million); or (ii) the amount of the requested utilisation exceeds the Available Seller’s Credit Commitment.

4.	Payment and Prepayment

4.1

The Buyer shall be entitled to prepay the Outstanding Seller’s Credit in whole or in part at any time without penalty (but subject to the payment of accrued interest on the amount prepaid up to the date of prepayment), by giving the Seller not less than 3 Banking Days’ irrevocable notice.

4.2	The Buyer shall repay the Outstanding Seller’s Credit in full together with accrued interest thereon on 30 June 2027.

4.3

The Buyer shall prepay the Outstanding Seller’s Credit (together with accrued interest on the amount prepaid) in the amounts and at the times required pursuant to the mandatory prepayment provisions set out in the Schedule. If at any time the amount of the Outstanding Seller’s Credit the Buyer is required to prepay pursuant to the Schedule exceeds the actual Outstanding Seller’s Credit together with accrued interest (the amount of such excess, the “excess”), then:

(a)	the Buyer shall pay to the Seller the amount (together with accrued interest) required to reduce the Outstanding Seller’s Credit to zero; and

(b)	the Available Seller’s Credit Commitment shall be reduced by the excess.

5.	Interest

The Outstanding Seller’s Credit shall bear interest at a rate of seven and one-half per cent (7.5%) per annum payable quarterly in arrears commencing on the date falling three months after the first utilisation of the Seller’s Credit. Interest shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

6.	Events of Default

6.1	There shall be an Event of Default if

(a)	the Buyer fails to pay any amount when due hereunder;

(b)	the Buyer:

(i)	is unable or admits inability to pay its debts as they fall due; or

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(c)

any indebtedness of the Buyer or any member of the Group is not paid when due or is declared to be or otherwise becomes due and payable prior to its specified maturity; or any creditor of any member of the Group becomes entitled to declare any indebtedness of any member of the Group due and payable prior to its specified maturity, provided that no Event of Default shall occur under this paragraph 6.1(c) if the aggregate amount of indebtedness falling within this paragraph 6.1(c) is less than US$ 50.000,000 (United States Dollars Fifty Million);

(d)	the value of the assets of the Buyer is less than its liabilities (taking into account contingent, prospective or threatened claims and liabilities); or

(e)

a moratorium is declared in respect of any indebtedness of the Buyer in excess of US$ 50,000,000.00 (United States Dollars Fifty Million). If a moratorium occurs, the ending of the moratorium will not remedy any event of default caused by that moratorium under this Agreement.

6.2

Upon any occurrence of an Event of Default that is continuing, the Seller shall be entitled to declare by written notice to the Buyer that unless the Event of Default is remedied within three (3) Banking Days the Outstanding Seller’s Credit has become due and payable whereupon both (a) the same shall immediately or in accordance with such notice become due and payable; and (b) any Available Seller’s Credit Commitment shall be cancelled and not available to be utilised.

6.3

On and at any time after the occurrence of an Event of Default that is continuing, the Seller may take any action which, as a result of the Event of Default, the Seller is entitled to take under this Agreement, or any applicable law or regulation.

7.	Miscellaneous

7.1

If at any time any provisions of this Agreement are or become illegal, invalid or unenforceable in any respect, under the law of any applicable jurisdiction, neither the legality, validity nor enforceability of the remaining provisions (as amended or supplemented) shall in any way be affected or impaired thereby.

7.2

No delay or failure by either party in exercising any right or remedy shall be construed or take effect as a waiver or release of that right or remedy, and either party shall always be entitled to exercise all its remedies unless it shall have expressly waived them in writing.

7.3	The Buyer shall pay all amounts expressed to be payable by it under this Agreement in full without set off or counterclaim.

8.	Assignments

None of the parties may assign any of their rights or obligations under this Agreement without the prior written consent of the other party.

9.	Notices

Except as otherwise provided for in this Agreement, all notices or other communications under or in respect of this Agreement to any party hereto shall be in writing and shall be made or given to such party at the address or e-mail address appearing below, or at such other place as such party may hereafter specify for such purpose;

(a)	in the case of the Buyer:

c/o Jerry Kalogiratos

Chief Executive Officer

Capital Product Partners L.P.

3 Iasonos Street

185 37 Piraeus, Greece

Facsimile: +30 210 428 4285

E-mail: j.kalogiratos@capitalmaritime.com

(b)	in the case of the Seller:

c/o Capital Ship Management Corp.

3 Iasonos Street

185 37 Piraeus, Greece

Facsimile: +30 210 428 4285

Attn: Gerasimos Kalogiratos

E-mail: j.kalogiratos @capitalmaritime.com

A notice or other communication received on a non-working day or after business hours in the place of receipt shall be deemed to be served on the next following working day in such place. Subject always to the foregoing sentence, any communication by personal delivery or letter shall be deemed to be received on delivery.

All communications and documents delivered pursuant to or otherwise relating to this Agreement shall be either in English or accompanied by a certified translation into English.

10.	Counterparts

This Agreement may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same document.

11.	Third Party Rights

Unless the right of enforcement is expressly granted, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any terms of this Agreement.

The parties may rescind or vary this Agreement without the consent of a third party to whom an express right to enforce any of its terms has been provided.

12.	Law and jurisdiction

12.1

This Agreement and any non-contractual obligations arising out or in connection with it shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms then in force. The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 day specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (United States Dollars One Hundred Thousand) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

The arbitration proceedings and awards shall be kept confidential.

SCHEDULE - Mandatory Prepayment

1.	If any Ship is sold or becomes a Total Loss, the Buyer shall on the Relevant Ship Proceeds Date prepay the Outstanding Seller’s Credit by an amount equal to the Net Ship Proceeds.

2.

Upon receipt of any Net Debt Proceeds by any member of the Group, the Buyer shall on the day falling 3 Business Days after the Group’s receipt of such Net Debt Proceeds prepay the Outstanding Seller’s Credit by an amount equal to such Net Debt Proceeds.

3.

Beginning with (and including) the 31 March 2027 Quarter Date, by no later than the day falling 3 Business Days after the end of each Quarter Date, the Buyer shall prepay the Outstanding Seller’s Credit by an amount equal to the Excess Cash calculated as at such Quarter Date just ended.

4.	In this Schedule:

“Eligible Debt Raising” means any raising of indebtedness in any public or private loan or capital markets (in each case) other than any such indebtedness which is secured by first priority security on a Ship.

“Excess Cash” means, on any Quarter Date, the excess of Unrestricted Liquid Assets of the Group as at such Quarter Date over US$75,000,000 (United States Dollars Seventy Five Million), calculated by disregarding any actual or contemplated dividends or other distributions as at such Quarter Date.

“Net Debt Proceeds” means the cash proceeds received by any member of the Group in respect of an Eligible Debt Raising after deducting any fees (including underwriting, arrangement, advisory fees, and agency fees), costs and expenses (including legal fees), in each case which are incurred by any member of the Group with respect to that Eligible Debt Raising to persons who are not members of the Group, and after deducting the amount of such Net Debt Proceeds which have been used (or are designated by the Buyer to be used within 30 days of receipt, and are so used during that period) to refinance any existing indebtedness of the Group (including any amount used to defease, prepay, redeem, or repay any such existing indebtedness).

“Net Ship Proceeds” means the net sales proceeds or insurance proceeds received by the Group (calculated after deducting from the gross sales proceeds or gross insurance proceeds received by the Group both (a) out-of-pocket costs of sale or insurance recovery incurred by the Group; and (b) the amount of such proceeds required to be paid to lenders to any Subsidiary of the Borrower that directly or indirectly owns the Ship that is the subject of the sale or the Total Loss or to lenders having security on the Ship that is the subject of the sale or the Total Loss, in each case who are entitled to such proceeds under the applicable financing arrangements).

“Quarter Date” means each of 31 March, 30 June, 30 September, and 31 December.

“Relevant Ship Proceeds Date” means:

(a)	in the case of a sale of a Ship, the date on which the sale is completed by delivery of that Ship to the buyer of that Ship and the sale proceeds shall have been received by the Group; and

(b)	in the case of a Total Loss of a Ship, on the date of receipt by the Group of the net proceeds of insurance relating to such Total Loss.

“Requisition” means in relation to a Ship:

(a)

any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever.

“Ship” means any vessel owned by any member of the Group.

“Total Loss” means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed, or arranged total loss of that Ship;

(b)	any Requisition of that Ship unless that Ship is returned to full control of the relevant Group owner within 30 days of that Requisition; or

(c)

any similar or analogous event in relation to a Ship (howsoever defined) under the relevant Ship’s first-lien ship financing, ship lessor financing, or other similar or equivalent financing arrangement.

“Unrestricted Liquid Assets” means the aggregate of:

(a)

cash in hand or held with banks or other financial institutions of the Group in dollars or another currency freely convertible into dollars (calculated at the prevailing exchange rate into dollars as at the Quarter Date);

(b)	any other short-term financial investment of the Group;

(c)	any cash equivalent of the Group; and

(d)	any marketable security of the Group,

in each case which is freely available to the Buyer or available to be up-streamed to the Buyer in compliance with the Group’s financing arrangements, and (in each case) is able to be used by the Buyer for its general corporate purposes.

IN WITNESS HEREOF the parties have duly signed and executed this Agreement on the day and year first above written.

SELLER

for and on behalf of Capital Maritime & Trading Corp.

Name: Gerasimos Kalogiratos
Title: Director/Chief Financial Officer

BUYER

for and on behalf of Capital Product Partners L.P.

Name: Gerasimos Kalogiratos
Title: Director/Chief Executive Officer

Exhibit 3.7

RIGHTS OF FIRST REFUSAL

1.1 LNG/C Opportunities. For a period ending on the tenth anniversary of the Closing Date (the “LNG/C ROFR Period”), Capital Maritime hereby grants to CPLP a right of first refusal over:

(a) any proposed Transfer (as defined below) by Capital Maritime or any of its Affiliates of any two stroke or equivalent or more advanced LNG/C vessels owned or acquired, directly or indirectly through an Affiliate, by Capital Maritime or any of its Affiliates (the “LNG/C Acquisition Opportunities”);

(b) any proposed order for Capital Maritime or any of its Affiliates, to acquire pursuant to a shipbuilding contract, memorandum of agreement or otherwise any LNG/C vessel to be, or which has just been, constructed, or is under construction (the “LNG/C Newbuild Opportunities”); and

(c) any proposed entry into a charter in respect of a two stroke or equivalent or more advanced LNG/C vessel that is owned or bareboat chartered by Capital Maritime or any of its Affiliates (the “LNG/C Employment Opportunities” and, collectively with the LNG/C Acquisition Opportunities and the LNG/C Newbuild Opportunities, the “LNG/C Opportunities”).

1.2 New Energy Vessel Opportunities. For a period ending on the date on which Capital Maritime no longer beneficially owns at least 25% of the issued and outstanding Common Units (the “New Energy Vessel Opportunities Period”), Capital Maritime hereby grants to CPLP a right of first refusal over any proposed Transfer, directly or indirectly, by Capital Maritime or any of its Affiliates of any of (or the right to acquire):

(a) either or both of the certain liquid CO2 carriers (hull numbers 8398 and 8399) recently ordered by Capital Maritime or any of its Affiliates (the “LCO2 Vessels”); and

(b) either or both of the certain ammonia carriers (hull numbers 3469 and 3470) recently ordered by Capital Maritime or any of its Affiliates (the “Ammonia Vessels” and, together with the LCO2 Vessels, the “New Energy Vessels”) (the “New Energy Vessel Opportunities”).

1.3 LCO2 Employment Opportunities. If CPLP or one of its subsidiaries acquires an LCO2 Vessel, then for a period ending on the date on which Capital Maritime no longer beneficially owns at least 25% of the issued and outstanding Common Units (the “New Energy Employment Opportunities Period”), Capital Maritime hereby grants to CPLP a right of first refusal with respect to such LCO2 Vessel(s) over any proposed entry into a bareboat or time charter by another liquid CO2 carrier that is owned or bareboat chartered by Capital Maritime or any of its Affiliates (the “LCO2 Employment Opportunities”).

1.4 Ammonia Employment Opportunities. If CPLP or one of its subsidiaries acquires an Ammonia Vessel, then for the New Energy Employment Opportunities Period, Capital Maritime hereby grants to CPLP a right of first refusal with respect to such Ammonia Vessel(s) over any proposed entry into a charter by another ammonia carrier that is owned or bareboat chartered by Capital Maritime or any of its Affiliates (collectively with the LCO2 Employment Opportunities, the “New Energy Employment Opportunities”).

Exhibit 3.7

1.5 Procedures.

(a) (i) During the LNG/C ROFR Period, Capital Maritime and its Affiliates shall not, directly or indirectly, enter into any agreement or consummate any transaction relating to the LNG/C Opportunities with any Person other than CPLP or any of its subsidiaries, (ii) during the New Energy Vessel Opportunities Period, Capital Maritime and its Affiliates shall not, directly or indirectly, enter into any agreement or consummate any transaction relating to the New Energy Vessel Opportunities with any Person other than CPLP or any of its subsidiaries and (iii) during the New Energy Employment Opportunities Period, Capital Maritime and its Affiliates shall not, directly or indirectly, enter into any agreement or consummate any transaction relating to the New Energy Employment Opportunities with any Person other than CPLP or any of its subsidiaries (each of the transactions described in clauses (i) through (iii), a “Third-Party Transaction”) except in compliance with the terms and conditions of this Exhibit 3.7.

(b) If, at any time during (i) the LNG/C ROFR Period, with respect to the LNG/C Opportunities, (ii) the New Energy Vessel Opportunities Period, with respect to the New Energy Vessel Opportunities, or (iii) the New Energy Employment Opportunities Period, with respect to the New Energy Employment Opportunities, Capital Maritime receives a bona fide offer for a Third-Party Transaction that Capital Maritime desires to accept (each, a “Third-Party Offer”), Capital Maritime shall, within 15 days following receipt of the Third-Party Offer, notify the Conflicts Committee in writing (the “Offer Notice”) of the identity of all proposed parties to such Third-Party Transaction and the material financial and other terms and conditions of such Third-Party Offer (the “Material Terms”) and each Offer Notice shall constitute an offer made by Capital Maritime to enter into an agreement with CPLP, subject to approval by the Conflicts Committee or provide the applicable LNG/C Opportunity, New Energy Vessel Opportunity or New Energy Employment Opportunity to CPLP, on the same Material Terms of such Third-Party Offer (the “ROFR Offer”).

(c) At any time prior to the expiration of the 15 day period following the Conflicts Committee’s receipt of the Offer Notice (the “Exercise Period”), the Conflicts Committee may accept the ROFR Offer on behalf of CPLP by delivery to Capital Maritime of a written notice of acceptance executed by the Chair or another member of the Conflicts Committee.

(d) If, by the expiration of the Exercise Period, the Conflicts Committee has not accepted the ROFR Offer on behalf of CPLP, and provided that Capital Maritime has complied with all of the provisions of this Exhibit 3.7, at any time following the expiration of the Exercise Period, Capital Maritime may consummate the Third-Party Transaction with the counterparty identified in the applicable Offer Notice on Material Terms that are (i) the same or more favorable to Capital Maritime as the Material Terms set forth in the Offer Notice, in respect of LNG/C Acquisition Opportunities and New Energy Vessel Opportunities or (ii) the same or less favorable to Capital Maritime as the Material Terms set forth in the Offer Notice, in respect of LNG/C Newbuild Opportunities, LNG/C Employment Opportunities and New Energy Employment Opportunities.

Exhibit 3.7

(e) Notwithstanding the foregoing, if the Conflicts Committee, acting on behalf of CPLP declines to accept a ROFR Offer related to a New Energy Vessel Opportunity, then Capital Maritime shall be permitted to enter into a charter in respect of the New Energy Vessel that is the subject of such declined ROFR Offer without complying with the terms and conditions of this Exhibit 3.7 in respect of New Energy Employment Opportunities.

(f) For purposes of this Exhibit 3.7, “Transfer” means any transfer, assignment, sale or other disposition by Capital Maritime or any of its Affiliates; provided, however, that such term shall not include: (a) transfers, assignments, sales or other dispositions from Capital Maritime to an Affiliate; or (b) grants of security interests in or mortgages or liens in favor of a bona fide third party lender (but not the foreclosing of any such security interest, mortgage or lien).

Exhibit 3.7

Exhibit 8.2(c)

FORM OF SUPERVISION AGREEMENT

Dated ____ 2023

[                         ]

and

CAPITAL GAS SHIP MANAGEMENT CORP.

SUPERVISION SERVICES AGREEMENT

THIS AGREEMENT is made on ____ 2023

BETWEEN:

(1)

[                 ], a company incorporated and existing under the laws of Marshall Islands, having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Company”); and

(2)

CAPITAL GAS SHIP MANAGEMENT CORP., a company organized and existing under the laws of Marshall Islands, having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and having established an office in Greece at 3, Iasonos Street, 18537 Piraeus, Greece (the “Supervisor”).

WHEREAS:

(A)

The Supervisor will be supervising the performance of the design, building, equipment, completion and delivery by the Shipyard of the Vessel in accordance with the Shipbuilding Contract, on the terms set out in this Agreement.

(B)

The Company wishes to engage the Supervisor to supervise the performance of the design, building, equipment, completion and delivery by the Shipyard of the Vessel, on the terms set out in this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement, save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them:

“Agreement” means this Supervision Services Agreement.

“Date of Delivery” means the date on which the Vessel is delivered by the Shipyard.

“Makers’ List” means the list of suppliers and manufacturers of equipment, machinery and services stated in the Shipbuilding Contract.

“Parties” means the Company and the Supervisor and “Party” means either of them.

“Services” means the services specified in Clause 3 and all other functions performed by the Supervisor, under the terms of this Agreement.

“Shipbuilding Contract” means the shipbuilding contract entered into between the Company and the Shipyard dated [                ] in respect of the Vessel (including any subsequent amendments) incorporating the technical specifications, approved plans and drawings and Makers’ List, and all modifications, amendments and supplements, as agreed from time to time.

“Shipyard” means HYUNDAI SAMHO HEAVY INDUSTRIES CO., LTD., 93, Daebul-Ro, Samho-Eu, Yeongam-Gun, Jeollanam-Do, Korea.

“Vessel” means the liquified natural gas carrier vessel with Hull No. [    ], details of which are set out in Annex A (Vessel Details) attached hereto.

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1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	Any Schedule to this Agreement shall take effect as if set out in this Agreement and references to this Agreement shall include its annexes.

(b)	References to a clause or schedule are references to a Clause or Schedule of this Agreement, except where otherwise expressly stated.

(c)	Clause headings are inserted for convenience and shall be ignored in construing this Agreement.

(d)	Unless the context otherwise requires, words denoting the singular number include the plural number and vice versa.

(e)	Reference to this Agreement or any other document includes the same as varied, supplemented, novated or replaced from time to time.

(f)

References to a “person” includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality.

(g)	References to any enactment include any re-enactments, amendments and extensions thereof.

(h)	References to a “month” are to a calendar month.

(i)	For the purpose of this Agreement, the expression “written” or “in writing” shall mean “by letter or email”.

2.	APPOINTMENT OF SUPERVISOR

2.1

With effect from the date of this Agreement until the Date of Delivery of the Vessel (unless terminated earlier as provided herein), the Company hereby appoints the Supervisor, and the Supervisor hereby agrees to act as the Supervisor of the Vessel in respect of the Services, and to exercise and perform all the responsibilities, duties and obligations under the terms of this Agreement.

2.2

Subject to the terms and conditions herein provided, the Supervisor shall have the power and authority to take such actions and to do such things, acts, deeds and matters as it may from time to time in its absolute discretion consider necessary or expedient for the provision of the Services, the performance of its duties and obligations under this Agreement or otherwise to ensure compliance with any applicable laws and regulations, provided always that such actions are taken in the best interests of the Company, in a commercially reasonable manner with the care, diligence and skill that a prudent shipbuilding supervisor would possess and exercise, and in accordance with sound shipbuilding management practices.

2.3

The Supervisor shall perform the Services in a commercially reasonable manner with the care, diligence and skill that a prudent shipbuilding supervisor would possess and exercise, and in accordance with sound shipbuilding management practices and as the Company may from time to time direct.

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2.4	The Company shall arrange in a timely manner any authorisations which may be necessary for the Supervisor to perform the Services.

3.	SCOPE OF SERVICES

3.1	Specification Review

The Supervisor shall review and advise on the specification giving consideration to the Company’s intended trading and operational requirements for the Vessel and its maintenance.

If any alteration or addition to the Shipbuilding Contract (including the specification) becomes obligatory or desirable, the Supervisor shall promptly notify the Company thereof, and the Supervisor shall, upon the Company’s request, consult with the Shipyard and make recommendations to the Company as to whether or not acceptance should be given to any proposal to the Company by the Shipyard.

3.2	Makers’ List Review

The Supervisor shall review and advise on the proposed list of suppliers and manufacturers of equipment, machinery and services and/or any change in connection therewith.

3.3	Plan Approval

The Supervisor’s plan approval services shall comprise of the following:

(a) reviewing, commenting on and approving the plans and drawings submitted by the Shipyard to ensure compliance with the Shipbuilding Contract; and

(b) reviewing, commenting on and approving the Shipyard’s selection of suppliers and manufacturers of equipment, machinery and services from the Makers’ List.

The Supervisor shall give consideration to the Vessel’s intended trading and operational requirements and its maintenance when carrying out plan approval.

3.4	Site Supervision

(a) The Supervisor’s site supervision services shall include, but not be limited to, the following:

(i) providing a suitably qualified and competent site team and maintaining a site office at the Shipyard, to supervise the construction and delivery of the Vessel in accordance with the provisions of the Shipbuilding Contract;

(ii) planning and attending meetings with the Shipyard to review the construction of the Vessel under the Shipbuilding Contract;

(iii) carrying out periodic inspections of the Vessel during its construction; and

(iv) attending all tests, trials and inspections relating to the Vessel at the Shipyard and, as required, at the premises of sub-contractors or suppliers in accordance with the Shipbuilding Contract including but not limited to inclining test, final system commissioning, sea trials, mooring trials and gas trials to ensure the validity and accuracy of the recorded data and compliance of the Vessel with the Shipbuilding Contract and applicable shipbuilding standards, and to:

(A) attend commissioning, mooring trials, dock and sea trials, gas trials to witness and verify to the Company the overall performance of the Vessel and all systems and machinery and / or equipment along with machinery certificates and performance records in accordance with approved trial procedures;

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(B) attend Non-Destructive Tests (NDT) and to verify these are carried out in accordance with the relevant codes of practice, classification and the Shipbuilding Contract;

(C) inspect all machinery and equipment during testing, assembly and disassembly and prior and during on-board installation, to ensure that all machinery meet the Shipbuilding Contract and are accompanied by specific, appropriate and complete manuals for codes, operation and maintenance; and

(D) ensure correct operation and installation by attending the following ship tests:

(1) Machinery incl. Main Engine and Auxiliary Engines and Generators;

(2) Propulsion system incl. Propeller, Sealing and all Shaft Systems;

(3) Steering System and Rudder installation; and

(4) Electrical systems and circuits;

(v) overseeing and determining whether the Vessel has been designed, constructed, equipped and completed in accordance with, and complies with, the Shipbuilding Contract;

(vii) upon the instructions of the Company, giving the Shipyard a notice of acceptance or (as the case may be) rejection of the Vessel, requiring or requesting any further testing and inspection of the Vessel to the extent that this is possible under the terms of the Shipbuilding Contract, and giving and receiving any further or other notice relative to such matters and generally advising the Company in respect of all such matters;

(viii) signing on behalf of the Company any protocols as to sea trials, consumable stores, delivery and acceptance or otherwise, having first obtained the Company’s prior written consent to do so;

(ix) reviewing and approving any and all invoices from the Shipyard under or in connection with the Shipbuilding Contract; and

(xi) purchasing, after being requested in writing by the Company, all supplies and supplying and delivering the same together with all necessary specifications, plans, drawings, instruction books, manuals, test reports and certificates to the Shipyard, as provided for in the Shipbuilding Contract, and providing to the Company a list of all such supplies promptly upon request (together with supporting invoices / vouchers);

(b) If the Supervisor identifies or becomes aware of any non-conformity with the Shipbuilding Contract, the Supervisor shall promptly report it to the Shipyard and the Company and shall inform the Company of the action proposed or taken by the Shipyard to address and close the non-conformity.

(c) The Supervisor shall:

(i) provide their site team with equipment necessary for inspections (including inspection instrumentation and tools), personal protective equipment, office hardware and software as necessary;

(ii) liaise with the classification society and flag state administration in accordance with the Shipbuilding Contract;

4

(iii) provide assistance to the Company in supervising the receipt, storage, installation, commissioning and testing of the equipment which form part of the supplies, as per the Shipbuilding Contract; and

(iv) if they become aware of any changes in laws, rules, regulations and requirements of the classification society and the Regulatory Authorities applicable to the Vessel, inform the Company to consider whether or not a waiver of compliance should be sought, and whether or not there should be any changes to the specifications discussed and/or agreed with the Shipyard; and

(v) without limitation to the generality of the foregoing:

(A) monitor the Shipyard’s purchase orders to ensure the accuracy of materials and equipment and the specifications thereof;

(B) ensure, to the extent possible, that all material used for hull, piping, machinery etc. comply with the Shipbuilding Contract and the Makers’ List and the applicable rules and regulations of the classification society;

(C) ensure, to the extent possible, that all materials used that are not classification society affecting and/or relevant are of an acceptance quality and are in good condition when installed and delivered;

(D) maintain records of all major components, materials, etc. of the main engine and machinery systems, as far as practically possible;

(E) inspect and approve or reject structural fabrication procedures and quality standards at the Shipyard and all sub-contractors’ and suppliers’ premises and shall use their best endeavours to ensure, as far as practicable, (i) that personnel qualified and approved (when required) by the classification society is employed on the Vessel and (ii) that the best standards of good seamanship and shipbuilding standard are applied and maintained, including (but not limited to) with regards to hull and structural aspects, fit-ups, welding and alignments, steel and surface preparation and coating preparation, application and curing times (at all times and in all weather conditions);

(F) (i) use their best endeavours to liaise with paint makers’ representatives and inspectors and ensure application of the best possible standards of surface preparation, methods of applications, dry film thickness as specified and curing times thereof, as well as quality control procedures; (ii) make random checks of various coating stages at each block and area to be carried out to ensure the correct application of coatings, dry film thickness and compliance with curing times; and (iii) maintain records thereof; and

(G) maintain continuous record of all approved/agreed modifications, alterations and agreed extra costs and ensure that these are reflected in the final as-built drawings and/or other technical documentation and manuals.

4.	SUPERVISOR’S OBLIGATIONS

4.1	The Supervisor shall:

(a)	notify the Company in writing promptly on becoming aware of any likely change to any of the dates on which any installment under the Shipbuilding Contract is expected to be due;

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(b)

(i) notify the Company in writing of the expected date on which the steel cutting, keel laying, launching or, as the case may be, sea trials of the Vessel is or are to take place and (ii) confirm to the Company in writing promptly on the same day as the steel cutting, keel laying, launching or, as the case may be, sea trials of the Vessel take or takes place to confirm that such steel cutting, keel laying, launching or, as the case may be, sea trials of the Vessel has or have taken place and, where relevant, that the amount specified in such confirmation is due and payable;

(c)

(i) advise the Company in writing, at least 15 days prior to the date on which the delivery installment under the Shipbuilding Contract is anticipated to become due and, upon receipt of Shipyard’s notice, of the times and amounts of payments to be made to the Shipyard under the Shipbuilding Contract and (ii) promptly confirm the same on the day on which such installment becomes due (and being the date the same is required to be paid to the account referred to in the relevant term of the Shipbuilding Contract);

(d)	perform the Services in accordance with sound industry practice for ship construction supervision and having always due regard to the Company’s interests;

(e)

without prejudice to other provisions of this Agreement dealing with matters of similar nature, maintain records of work carried out in performance of the Services and keep the necessary and proper books and correspondence files relating to their duties and activities under this Agreement and permit inspection by the Company upon reasonable request;

(f)

provide periodic written reports to the Company in a form and with content and frequency agreed between the Parties (but in any event within 25 business days after the end of each fiscal quarter and always including information concerning the progress of the construction of the Vessel (including plan approval) and shall keep the Company promptly informed of any deviations from the building program);

(g)	not accept any amendment to the Shipbuilding Contract without the prior written consent of the Company; and

(h)

provide to the Company copies of all material notices and communications (excluding notices or communications in relation to plan approval which do not concern a change in the specifications or a non-conformity) sent to the Supervisor by the Shipyard (including in relation to notices and communications to the Shipyard relating to material non-conformities).

The Supervisor shall at all times act strictly in accordance with any instructions or directions given to them by the Company or, in the absence of requirement for such instructions or directions, in accordance with the standards of a prudent supervisor providing services of the type to be provided under this Agreement, having due regard to the Company’s interests and with a level of care and skill that is no less than customary commercial standard for such services. In the exercise and performance of all or any of its duties and functions aforesaid as the Company’s supervisors hereunder the Supervisor shall at all times diligently, efficiently and faithfully represent the Company’s interests and shall at all times use personnel with the necessary skill and expertise to carry out duties and functions.

5.	COMPANY’S OBLIGATIONS

5.1	The Company shall:

(a)

promptly provide the Supervisor with a copy of the Shipbuilding Contract or such other information in the Company’s possession as the Supervisor may reasonably request to enable the Supervisor to perform the Services, including without limitation, a full set of plans and approved drawings and such other technical information as the Supervisor may reasonably require to perform the Services in relation to the Vessel;

(b)	communicate promptly to the Supervisor any modifications, amendments or supplements to the Shipbuilding Contract that may materially affect the Services; and

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(c)	pay all sums due to the Supervisor punctually in accordance with the terms of this Agreement.

6.	SUPERVISOR’S FEES

In consideration of the Services rendered to the Vessel, the Company agrees to pay to the Supervisor a sum of US$ 1,500,000 (the “Supervisor’s Fee”), as described below:

US$500,000 to be due and payable by the Company on the signing of this Agreement;

US$500,000 to be due and payable by the Company on the date of the Vessel’s steel cutting; and

US$500,000 to be due and payable by the Company upon Vessel’s Date of Delivery.

The Supervisor’s Fee shall be payable to the Supervisor’s nominated bank account. In the event that this Agreement is terminated before the date any of the above payments becomes due and payable, the Company shall be under no obligation to make any such payment to the Supervisor.

7.	SUPERVISOR’S RIGHT TO SUB-CONTRACT

The Supervisor shall not sub-contract any of their obligations hereunder without the prior written consent of the Company which shall not be unreasonably withheld. In the event of such a sub-contract, the Supervisor shall remain fully liable for the due performance of their obligations under this Agreement.

8.	RESPONSIBILITIES

8.1	Force Majeure

(a)

Neither Party shall be liable for any loss or damage, delay or total or partial failure to perform this Agreement caused wholly or partly by any circumstances, events or things beyond the reasonable control of the Parties as the case may be, including (without limiting the generality of the foregoing) (i) acts of God, (ii) fire, accident or explosion (except where caused by the negligence of the Party seeking to invoke force majeure), (iii) earthquakes, landslides, floods or other extraordinary weather conditions, (iv) epidemics, quarantine restrictions, (v) wars, threatened act of war or warlike operations, acts of terrorism, sabotage or piracy or the consequences thereof, (vi) insurrections, riots, violent demonstrations, civil commotion, criminal offences, acts and omissions of civil or military authority or of usurped power, (vii) any control, interference, intervention, requirement or requisition or hire by any governmental or other competent authority, (viii) strikes, lockouts or other industrial action, unless limited to the employees of the Party seeking to invoke force majeure, blockades and embargoes and (ix) any other similar cause beyond the reasonable control of either Party, provided that that Party seeking to rely on the excusing force majeure event has made all reasonable efforts to avoid, minimise or prevent the effect of such event or conditions.

(b)

The Party invoking force majeure will advise the other Party of the force majeure event at the earliest opportunity and also advise the same Party of the likely duration of such force majeure situation.

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8.2	Liability to the Supervisor

Without prejudice to Sub-Clause 8.1 (a), the Supervisor shall be under no liability to the Company for any loss, loss of profit, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Services unless there is fraud, gross negligence, wilful misconduct or wilful default or any breaches of this Agreement or statutory duty on the part of the Supervisor, its staff, and/or those for whom the Supervisor is responsible; provided that any liability of the Supervisor under this Clause 8.2 will be limited in the aggregate to three times the Supervisor’s Fee.

8.3	Indemnity

The Company hereby undertakes to keep the Supervisor, its employees, agents and sub-contractors indemnified and to hold them harmless against any and all actions, proceedings, claims, demands and/or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of this Agreement, and against and in respect of any and all costs, losses, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Supervisor may suffer or incur (either directly or indirectly) in connection with the performance of this Agreement except to the extent that such actions, proceedings, claims or liabilities are proved to have resulted from fraud, gross negligence, wilful misconduct or wilful default or any breaches of this Agreement or statutory duty on the part of the Supervisor or its employees, agents or sub-contractors including those employed by it in connection with the Services.

9.	COMPLIANCE WITH LAWS AND REGULATIONS

The Parties will not do or permit to be done anything which might cause any breach or infringement of the applicable laws and regulations.

10.	TERMINATION

Unless otherwise agreed, this Agreement will terminate upon the earlier of (i) completion of performance of the Services which shall be deemed to occur upon delivery of the Vessel by the Shipyard to the Company or (ii) at least thirty (30) days’ prior written notice by either Party.

11.	CONFIDENTIALITY

(a) The Parties shall not, and shall use their best endeavours to ensure that their respective personnel, employees, agents, representatives, sub-contractors, service providers, investors, potential investors and suppliers or similar individuals or entities engaged by them shall not, benefit or take advantage of any kind from possession of, or exchange or divulge to any third party, any information arising from this Agreement, or from the performance of this Agreement.

(b) The confidentiality provisions of this Clause shall not apply to any information:

(i) which is necessarily disclosed in the performance of this Agreement;

(ii) which at the date of its disclosure to the disclosee is public knowledge or which subsequently becomes public knowledge other than by any act or failure to act on the part of the discloser or its affiliate or any of their officers or employees;

(iii) which is already known to the disclosee (provided that it can be proved that it was so known and it was not acquired directly or indirectly from the discloser);

(iv) which is at any time after the date of this Agreement lawfully acquired by the disclosee from any third party which is rightfully in possession of it and is not bound by an obligation of confidentiality or good faith in respect of it;

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(v) which is required to be disclosed by law or by a court or other authority of competent jurisdiction;

(vi) which is disclosed with prior written consent of the other Party;

(vii) which is disclosed to any affiliate or to any sub-contractor or employee working as a member of staff of such affiliate or sub-contractor on a need to know basis for the purposes of performing under this Agreement or providing the Supervision Services, in    which event the Party concerned shall be responsible for ensuring the maintenance of confidentiality by such affiliate, sub-contractor or employee;

(viii) which is disclosed to any outside lawyers, accountants or professional advisers or consultants or any bank or financial institution who may be giving financial advice to the discloser or from whom the discloser is seeking, or who is advising the discloser in the obtaining of finance, upon obtaining a similar undertaking of confidentiality but excluding the possibility of further disclosure; or

(ix) to the extent required by any governmental agency, or applicable law or the regulations of any relevant stock exchange.

(c) The restrictions contained in this Clause shall continue for two (2) years after the expiry or, as the case may be, the termination of this Agreement.

(d) The Parties hereto agree at all times to co-operate in good faith in respect of issuing press or marketing communications in relation to the construction of the Vessel and to maintain the good name of the other Party. Neither Party shall discuss with or make any announcement, circular, advertisement, release or other publicity or communication in respect of this Agreement or the construction of the Vessel to any third party without the other Party’s prior written consent or except as required by any governmental agency, or applicable law or the regulations of any relevant stock exchange.

12.	NOTICES

12.1

Any notice to be given by either Party to the other Party pursuant to this Agreement shall be in writing and shall be effective upon delivery and shall be sent by registered mail or by personal service or by electronic mail to the following addresses:

(a)	For the Company :

Address: c/o Capital Ship Management Corp.

3 Iasonos Street, Piraeus 185 37, Greece

Email: [•]

Attention: CEO/CFO

(b)	For the Supervisor:

Address: 3 Iasonos Street, Piraeus 185 37, Greece

Email: lngnb@capitalgas.gr

Attention: Mr. Miltiadis Zisis

12.2	Any notice given pursuant to this Agreement that is:

(a)	given by personal service or by electronic mail is deemed to be delivered at the time of delivery; or

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(b)	sent by registered mail is deemed to be served ten (10) days after posting.

12.3

Each of the Parties hereto shall be entitled to give the other Party notice in writing of any change in any of the addresses relating to the Party giving such notice and this Clause shall be deemed modified by and in accordance with every such notice of change.

13.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

14.	THIRD PARTIES

Unless expressly provided a person who is not a Party to this Agreement may not enforce, or otherwise have the benefit of, any provision of this Agreement under the Contracts (Rights of Third Parties) Act 1999.

15.	NO WAIVER

No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver in whole or in part. No single or partial exercise of any right, power, privilege or remedy under this Agreement shall prevent any further or other exercise thereof or the exercise of any other right, power, privilege or remedy.

16.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties and no promise, undertaking, representation, warranty or statement by either Party prior to the date of this Agreement shall affect this Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on behalf of the Parties.

17.	PARTIAL VALIDITY

If any provision of this Agreement is or becomes or is held by any court or other competent body to be illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and effect and shall not in any way be affected or impaired thereby.

18.	LAW AND ARBITRATION

This Agreement shall be governed by and construed in accordance with English law and any legal actions or proceedings arising out of or in connection with this Agreement (including any legal action or proceedings arising out of or in connection with any non-contractual obligations connected with it) shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

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The reference shall be to three arbitrators, one to be appointed by each Party and the third by the two arbitrators so appointed, failing which the third arbitrator shall be appointed by the President of the LMAA at the time. A Party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Party requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other Party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the Party referring a dispute to arbitration may, without the requirement of any further prior notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. The award of the sole arbitrator shall be binding on both Parties as if he had been appointed by agreement.

Nothing herein shall prevent the Parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of USD 100,000 (or such other sum as the Parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

[Remainder of page intentionally left blank]

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IN WITNESS whereof the undersigned have executed this Agreement as of the date first above written.

[ ]

By:

Name:

Title:

CAPITAL GAS SHIP MANAGEMENT CORP.

By:

Name:

Title:

ANNEX A

(VESSEL’S DETAILS)

Exhibit 8.5

FORM OF MANAGEMENT AGREEMENT

FLOATING RATE MANAGEMENT AGREEMENT

THIS AGREEMENT dated as of the ………… 202[ ], is entered into by and between [                 ], a company duly organized and existing under the laws of Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Owner”), and CAPITAL GAS SHIP MANAGEMENT CORP., a company duly organized and existing under the laws of Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Manager”).

WHEREAS:

A.	[ ] is the owner of the vessel [ ] with IMO No. [ ] under [ ] flag (the “Vessel”) and requires certain commercial and technical management services for the operation of the Vessel; and

B.	The Owner wishes to engage the Manager to provide such commercial and technical management services to the Owner on the terms set out herein.

NOW THEREFORE, the parties agree that, in consideration of the fees set forth in Schedule “C” to this Agreement (the “Fees and Costs”) and subject to the Terms and Conditions attached hereto, the Manager shall provide the services set forth in Schedule “A” to this Agreement (the “Services”) to the Vessel and for the time period set out in Schedule “B” to this Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement by their duly authorized signatories with effect on the date first above written.

[ ]

By:
Name: [ ]
Title: President/Director

CAPITAL GAS SHIP MANAGEMENT CORP.

By:
Name:
Title: President/Director

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ARTICLE I

TERMS AND CONDITIONS

Section 1. Definitions. In this Agreement, the term:

“Affiliates” means, with respect to any person as at any particular date, any other persons that directly or indirectly, through one or more intermediaries, are Controlled by, Control or are under common Control with the person in question, and “Affiliate” means any one of them. For such purpose “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the term “Controlled” has a correlative meaning.

“Change of Control” means with respect to any entity, an event in which securities of any class entitling the holders thereof to elect a majority of the members of the board of directors or other similar governing body of the entity are acquired, directly or indirectly, by a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended), who did not immediately before such acquisition own securities of the entity entitling such person or group to elect such majority (and for the purpose of this definition, any such securities held by another person who is related to such person shall be deemed to be owned by such person).

“Consumer Price Index” means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. –Northeastern N.J. Area, All Items (1982-1984 = 100), or any successor index thereto, appropriately adjusted. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of amounts provided for in this Agreement shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information. If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as the Manager may reasonably select shall be substituted for the Consumer Price Index.

Section 2. General. The Manager shall provide the Services, in a commercially reasonable manner, as the Owner may from time to time direct. The Manager shall perform the Services to be provided hereunder in accordance with customary ship management practice and with the care, diligence and skill that a prudent manager of vessels such as the Vessel would possess and exercise.

Section 3. Covenants. During the term of this Agreement the Manager shall:

(i)

diligently provide or subcontract for the provision of (in accordance with Section 18 hereof) the Services to the Owner as an independent contractor, and be responsible to the Owner for the due and proper performance of same;

(ii)	retain at all times a qualified staff so as to maintain a level of expertise sufficient to provide the Services; and

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(iii)

keep full and proper books, records and accounts showing clearly all transactions relating to its provision of Services in accordance with established general commercial practices and in accordance with United States generally accepted accounting principles.

Section 4. Non-exclusivity. The Manager and its employees may provide services of a nature similar to the Services to any other person. There is no obligation for the Manager to provide the Services to the Owner on an exclusive basis.

Section 5. Confidential Information. The Manager shall be obligated to keep confidential, both during and after the term of this Agreement, all information it has acquired or developed in the course of providing Services under this Agreement. The Owner shall be entitled to any equitable remedy available at law or equity, including specific performance, against a breach by the Manager or any of its employees of this obligation. The Manager shall not resist such application for relief on the basis that the Owner has an adequate remedy at law, and the Manager shall waive any requirement for the securing or posting of any bond in connection with such remedy.

Section 6. Service Fee. In consideration for the Manager providing the Services, the Owner shall pay the Manager the Fees and reimburse the Costs and Expenses as set out in Schedule “C” to this Agreement.

Section 7. General Relationship Between The Parties. The relationship between the parties is that of independent contractor. The parties to this Agreement do not intend, and nothing herein shall be interpreted so as, to create a partnership, joint venture, employee or agency relationship between the Manager and the Owner.

Section 8. Force Majeure and Indemnity.

(i)

Neither the Owner nor the Manager shall be under any liability for any failure to perform any of their obligations hereunder by reason of any cause whatsoever of any nature or kind beyond their reasonable control.

(ii)

The Manager shall be under no liability whatsoever to the Owner for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Services UNLESS and to the extent that such loss, damage, delay or expense is proved to have resulted primarily from the fraud, gross negligence or willful misconduct of the Manager or its employees or agents in connection with the Vessel, in which case (save where such loss, damage, delay or expense has resulted from the Manager’s or any of its employees’ or agents’ personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Manager’s liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of US$3,000,000.

(iii)

Notwithstanding anything that may appear to the contrary in this Agreement, the Manager shall not be responsible for any of the actions of the crew of the Vessel even if such actions are negligent, grossly negligent or willful.

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(iv)

The Owner shall indemnify and hold harmless the Manager and its employees against all actions, proceedings, claims, demands or liabilities which may be brought against them arising out of, relating to or based upon this Agreement including, without limitation, all actions, proceedings, claims, demands or liabilities brought under or relating to the environmental laws, regulations or conventions of any jurisdiction (“Environmental Laws”), or otherwise relating to pollution or the environment, and against and in respect of all costs and expenses (including legal costs and expenses on a full indemnity basis) they may suffer or incur due to defending or settling same, provided however that such indemnity shall exclude any or all losses, actions, proceedings, claims, demands, costs, damages, expenses and liabilities whatsoever which may be caused by or due to (A) the fraud, gross negligence or willful misconduct of the Manager or its employees or agents, or (B) any breach of this Agreement by the Manager.

(v)

Without prejudice to the general indemnity set out in this Section, the Owner hereby undertakes to indemnify the Manager, its employees, agents and sub-contractors against all taxes, imposts and duties levied by any government as a result of the operations of the Owner or the Vessel, whether or not such taxes, imposts and duties are levied on the Owner or the Manager. For the avoidance of doubt, such indemnity shall not apply to taxes imposed on amounts paid to the Manager as consideration for the performance of Services for the Owner. The Owner shall pay all taxes, dues or fines imposed on the Vessel or the Manager as a result of the operation of the Vessel.

(vi)

It is hereby expressly agreed that no employee or agent of the Manager (including any sub-contractor from time to time employed by the Manager and the employees of such sub-contractors) shall in any circumstances whatsoever be under any liability whatsoever to the Owner for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Section, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defense and immunity of whatsoever nature applicable to the Manager or to which the Manager are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Manager acting as aforesaid.

(vii)

The Owner acknowledges that it is aware that the Manager is unable to confirm that the Vessel, her systems, equipment and machinery are free from defects, and agrees that the Manager shall not under any circumstances be liable for any losses, costs, claims, liabilities and expenses which the Owner may suffer or incur resulting from pre-existing or latent deficiencies in the Vessel, her systems, equipment and machinery.

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The provisions of this Section 8 shall remain in force notwithstanding termination of this Agreement.

Section 9. Term And Termination. With respect to the Vessel, this Agreement shall commence from the date of this Agreement and will continue for approximately five years, unless terminated by either party hereto on not less than one hundred and twenty (120) days’ notice if:

(a) in the case of the Owner, there is a Change of Control of the Manager and in the case of the Manager, if there is a Change of Control of the Owner;

(b) the other party breaches this Agreement;

(c) a receiver is appointed for all or substantially all of the property of the other party;

(d) an order is made to wind-up the other party;

(e) a final judgment, order or decree which materially and adversely affects the ability of the other party to perform this Agreement shall have been obtained or entered against that party and such judgment, order or decree shall not have been vacated, discharged or stayed; or

(f) the other party makes a general assignment for the benefit of its creditors, files a petition in bankruptcy or for liquidation, is adjudged insolvent or bankrupt, commences any proceeding for a reorganization or arrangement of debts, dissolution or liquidation under any law or statute or of any jurisdiction applicable thereto or if any such proceeding shall be commenced.

The approximate termination date of this Agreement with respect to the Vessel is listed in Schedule “B” to this Agreement (the “Date of Termination”) next to the Vessel’s name. This Agreement shall be deemed to be terminated with respect to the Vessel in the case of the sale of the Vessel or if she becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned. Notwithstanding such deemed termination, any Fees or Costs and Expenses outstanding at the time of the sale or loss shall be paid in accordance with the provisions of this Agreement.

For the purpose of this clause:

(i)

the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be the date on which the Owner ceases to be the legal owner of the Vessel, or the Vessel owning company, as the case may be;

(ii)

the Vessel shall not be deemed to be lost until either she has become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred or the Owner issue a notice of abandonment to the underwriters.

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The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

Section 10. Fees Upon Termination with respect to the Vessel. Upon termination of this Agreement, the Fee shall be adjusted with respect to the Vessel as at the effective date of termination of this Agreement, based on the Fees set forth in Schedule “C” and all reimbursements due to the Manager shall be immediately payable. Any overpayment shall forthwith be refunded to the Owner and any underpayment shall forthwith be paid to the Manager.

Section 11. Surrender Of Books And Records. Upon termination of this Agreement, the Manager shall forthwith surrender to the Owner any and all books, records, documents and other property in the possession or control of the Manager relating to this Agreement and to the business, finance, technology, trademarks or affairs of the Owner and, except as required by law, shall not retain any copies of same.

Section 12. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and (in relation to such subject matter) supersedes and replaces all prior understandings and agreements, written or oral, between the parties.

Section 13. Amendments to Agreement. The Manager reserves the right to make such changes to this Agreement as it reasonably shall consider necessary to take account of regulatory changes which come into force after the date hereof and which affect the operation of the Vessel. Such changes will be intimated in writing to the Owner and will come into force on intimation or on the date on which such regulatory or other changes come into effect (whichever shall be the later).

Section 14. Severability. If any provision herein is held to be void or unenforceable, the validity and enforceability of the remaining provisions herein shall remain unaffected and enforceable.

Section 15. Currency. Unless stated otherwise, all currency references herein are to United States Dollars.

Section 16. Law And Arbitration. This Agreement shall be governed by the laws of England. Any dispute under this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment then in force. The arbitration shall be conducted in accordance with the London Maritime Arbitrators’ (LMAA) Terms current at the time when the arbitration is commenced.

Save as after mentioned, the reference shall be to three arbitrators, one to be appointed by each party and the third by the two arbitrators so appointed. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment to the other party requiring the other party to appoint its arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 calendar days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 calendar days specified, the party referring the dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be as binding as if he had been appointed by agreement.

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In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

Section 17. Notice. Notice under this Agreement shall be given (via hand delivery, courier or facsimile) as follows:

If to the Owner:

3 Iasonos Street

Piraeus, 18537, Greece

Attn: Director

Fax: +30 210 428 4285

If to the Manager:

3 Iasonos Street

Piraeus, 18537, Greece

Attn: Legal Representative

Fax: +30 210 428 5679

Section 18. Subcontracting And Assignment. The Manager may freely sub-contract and sub-license this Agreement to any party, so long as the Manager remains liable for performance of the Services and its other obligations under this Agreement.

Section 19. Waiver. The failure of either party to enforce any term of this Agreement shall not act as a waiver. Any waiver must be specifically stated as such in writing.

Section 20. Counterparts. This Agreement may be executed in one or more signed counterparts, facsimile or otherwise, which shall together form one instrument.

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SCHEDULE A

SERVICES

The Manager shall provide such of the following commercial and technical management services (the “Services”) to the Owner, as the latter from time to time request and direct the Manager to provide:

(1) Negotiating on behalf of the Owner time charters, bareboat charters, voyage charters and other employment contracts with respect to the Vessel and monitor payments thereunder;

(2) Exercising of due diligence to:

(i)

maintain and preserve the Vessel and her equipment in full compliance with applicable rules and regulations, including Environmental Laws, good condition, running order and repair, so that the Vessel shall be, insofar as due diligence can make her, in every respect seaworthy and in good operating condition;

(ii)	keep the Vessel in such condition as will entitle her to the highest classification and rating from the classification society chosen by the Owner or charterer for vessels of the class, age and type;

(iii)

prepare and obtain all necessary approvals for a shipboard oil pollution emergency plan (SOPEP) in a form approved by the Marine Environment Protection Committee of the International Maritime Organisation pursuant to the requirements of Regulation 26 of Annex I of the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto, as amended (MARPOL 73/78), and provide assistance with respect to such other documentation and record-keeping requirements pursuant to applicable Environmental Laws;

(iv)

arrange for the preparation, filing and updating of a contingency Vessel Response Plan in accordance with the requirements of the U.S. Oil Pollution Act of 1990 as amended (“OPA”), and instruct the crew in all aspects of the operation of such plan;

(v)

inform the Owner promptly of any major release or discharge of oil or other hazardous material in compliance with law and identify and ensure the availability by contract or otherwise of a Qualified Individual, a Spill Management Team, an Oil Spill Removal Organisation (as such terms are defined by applicable Environmental Laws), and any other individual or entity required by Environmental Laws, resources having salvage, firefighting, lightering and, if applicable, dispersant capabilities, and public relations/media personnel to assist the Owner to deal with the media in the event of discharges of oil;

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(vi)

arrange and procure for the vetting of the Vessel and the Owner or the Manager by major charterers and arranging and attending relevant inspections of the Vessel, including pre-vetting inspections, or visits at the premises of the Manager up to a maximum number of five inspection visits per year to be attended by the Manager, with additional visits to be for the account of the Owner; and

(vii)	provide copies of any vessel inspection reports, valuations, surveys or similar reports upon request.

The Manager is expressly authorized as agents for the Owner to enter into such arrangements by contract or otherwise as are required to ensure the availability of the Services outlined above. The Manager is further expressly authorized as agents for the Owner to enter into such other arrangements as may from time to time be necessary to satisfy the requirements of OPA or other Federal or State laws;

(3) Storing, victualing and supplying of the Vessel and the arranging for the purchase of certain day to day stores, supplies and parts;

(4) Procuring and arrangement for port entrance and clearance, pilots, vessel agents, consular approvals, and other services necessary or desirable for the management and safe operation of the Vessel;

(5) Preparing, issuing or causing to be issued to shippers the customary freight contract, cargo receipts and/or bills of lading;

(6) Performance of all usual and customary duties concerned with the loading and discharging of cargoes at all ports;

(7) Naming of vessel agents for the transaction of the Vessel’s business;

(8) Arrangement and retention in full force and effect of all customary insurance pertaining to the Vessel as instructed by the Owner or charterer and all such policies of insurance, including but not limited to protection and indemnity, hull and machinery, war risk and oil pollution covering the Vessel; if requested by the Owner or charterer, making application for certificates of financial responsibility on behalf of the Vessel covered hereunder;

(9) Adjustment and the negotiating of settlements, with or on behalf of claimants or underwriters, of any claim, damages for which are recoverable under policies of insurance;

(10) If requested, provide the Owner with technical assistance in connection with any sale of the Vessel. The Manager will, if requested in writing by the Owner, comment on the terms of any proposed Memorandum of Agreement, but the Owner will remain solely responsible for agreeing the terms of any Memorandum of Agreement regulating any sale;

(11) Arrangement or the prompt dispatch of the Vessel from loading and discharging ports and for transit through canals;

(12) Arrangement for employment of counsel, and the investigation, follow-up and negotiating of the settlement of all claims arising in connection with the operation of the Vessel; it being understood that the Owner will be responsible for the payment of such counsel’s fees and expenses;

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(13) Arrangement for the appointment of an adjuster and assistance in preparing the average account, taking proper security for the cargo’s and freight’s proportion of average, and in all ways reasonably possible protecting the interest of the Vessel and her Owner; it being understood that the Owner will be responsible for the payment of such adjuster’s fees and expenses;

(14) Arrangement for the appointment of surveyors and technical consultants as necessary; it being understood that the Owner will be responsible for the payment of such surveyor’s or technical consultant’s fees and expenses outside the ordinary course of business;

(15) Negotiating of the settlement of insurance claims of the Vessel Owner’s or charterer’s protection and indemnity insurance and the arranging for the making of disbursements accordingly for the Owner’s or charterer’s account; the Owner shall arrange for the provision of any necessary guarantee bond or other security;

(16) Attendance to all matters involving the Vessel’s crew, including, but not limited to, the following:

(i)

arranging for the procurement and enlistment for the Vessel, as required by applicable law, of competent, reliable and duly licensed personnel (hereinafter referred to as “crew members”) in accordance with the requirements of International Maritime Organisation Convention on Standards of Training Certification and Watchkeeping for Seafarers 1978 and as subsequently amended, and all replacements therefore as from time to time may be required;

(ii)	arranging for all transportation, board and lodging for the crew members as and when required at rates and types of accommodations as customary in the industry;

(iii)

keeping and maintaining full and complete records of any labour agreements which may be entered into between the Owner or disponent owner and the crew members and the prompt reporting to the Owner or disponent owner as soon as notice or knowledge thereof is received of any change or proposed change in labour agreements or other regulations relating to the master and the crew members;

(iv)	negotiating the settlement and payment of all wages with the crew members during the course of and upon termination of their employment;

(v)

the handling of all details and negotiating the settlement of any and all claims of the crew members including, but not limited to, those arising out of accidents, sickness, or death, loss of personal effects, disputes under articles or contracts of enlistment, policies of insurance and fines;

(vi)

keeping and maintaining all administrative and financial records relating to the crew members as required by law, labour agreements, the Owner or charterer, and rendering to the Owner or charterer any and all reports when, as and in such form as requested by the Owner or charterer;

(vii)	the performance of any other function in connection with crew members as may be requested by the Owner or charterer; and

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(viii)	negotiating with unions, if required;

(17) Payment of all charges incurred in connection with the management of the Vessel, including, but not limited to, the cost of the items listed in (2) to (16) above, canal tolls, repair charges and port charges, and any amounts due to any governmental agency with respect to the Vessel crews;

(18) In such form and on such terms as may be requested by the Owner, the prompt reporting to the Owner of the Vessel’s movement, position at sea, arrival and departure dates, casualties and damages received or caused by the Vessel;

(19) In case the Vessel is employed under a voyage charter, the Owner shall pay for all voyage related expenses (including bunkers, canal tolls and port dues) and the Manager shall arrange for the provision of bunker fuel of the quality agreed with the Owner as required for the Vessel’s trade. The Manager shall be entitled to order bunker fuel through such brokers or suppliers as the Manager deems appropriate unless the Owner instructs the Manager to utilize a particular supplier which the Manager will be obliged to do provided that the Owner shall have made prior credit arrangements with such supplier. The Owner shall comply with the terms of any credit arrangements made by the Manager on their behalf;

(20) The Manager shall not in any circumstances have any liability for any bunkers which do not meet the required specification. The Manager will, however, take such action, on behalf of the Owner, against the supplier of the bunkers, as is agreed with the Owner; and

(21) The Manager shall make arrangements and supervise the drydocking, repairs, alterations and maintenance of the Vessel to the standards required to ensure that she will comply with the laws of the flag and of the jurisdictions where the Vessel trades and all requirements and recommendations of the applicable Classification Society.

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SCHEDULE B

VESSEL AND DATE OF TERMINATION

Vessel Name	Expected Termination Date
[Month and year that is five years after the date hereof]

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SCHEDULE C

FEES AND COSTS

In consideration for the provision of the Services set out in Schedule “A” by the Manager to the Owner, the Owner shall:

(i)

pay the Manager a management fee (“Fees”) equal to [US$ ][1] per day for services provided to the Owner. Such [US$ ] amount shall be subject to increase on each anniversary of the date hereof based on the total percentage increase, if any, in the Consumer Price Index over the immediately preceding twelve months of the term of this Agreement; and

(ii)

reimburse the Manager for all of the reasonable out-of-pocket costs, liabilities and expenses incurred by the Manager and its Affiliates in providing the Services set out in Schedule “A”, to the extent not covered by the fee set out in (i) above.

For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, the Manager shall not be responsible for, and the Owner shall pay:

(i)	any tax (including tonnage tax), dues or fines imposed on the Vessel or the Manager due to the operation or management of the Vessel.

(ii)	for any expenses incurred in connection with the sale of the Vessel, such as in connection with legal, inspections and technical assistance.

(iii)

for any similar costs, liabilities and expenses that were not reasonably contemplated by the Owner and the Manager as being encompassed by or a component of the Fees at the time the Fees were determined, as agreed by the parties in good faith.

SETTLEMENT

Within 30 days after the end of each month, the Manager shall submit to the Owner for payment an invoice for payment of the Fees and reimbursement of all reasonable out-of-pocket costs and expenses incurred by the Manager as described above (the “Costs and Expenses”) in connection with the provision of the Services under the Agreement for such month. Each statement will contain such supporting detail as may be reasonably required to validate such amounts due.

The Owner shall make payment within 30 days of the date of each invoice (any such day on which a payment is due, the “Due Date”). All invoices for Services are payable in U.S. dollars. All amounts not paid within 10 days after the Due Date shall bear interest at the rate of 1.00% per annum over US$ LIBOR from such Due Date until the date payment is received in full by the Manager.

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Daily rate to be consistent with that charged by the Manager for other LNG carriers owned by the Owner in respect of which the Manager provides the same type of management services as of the date hereof.

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